SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

               [X] Current Report Pursuant to Section 13 OR 15(d)
                     of the Securities Exchange Act of 1934

                         Date of Report January 14, 1997


                         Commission file number: 0-28354

                             Great Lakes REIT, Inc.

             (Exact name of Registrant as specified in its Charter)

               Maryland                                36-3844714
     (State or other jurisdiction                 (I.R.S. Employer
     of incorporation organization)                identification no.)



               823 Commerce Drive, Suite 300, Oak Brook, IL 60521
               (Address of principal executive offices) (Zip Code)

                                (630) 368 - 2900
              (Registrant's telephone number, including area code)


                  2311 West 22nd St., Suite 109, Oak Brook, IL 60521 (Former address of principal executive offices) (Zip Code)

              Indicate by check mark whether the registrant (1) has
          filed all reports required to be filed by Section 13 or 15(d)
                        of the Securities Exchange Act of
            1934 during the preceding 12 months (or for such shorter
              period that the registrant was required to file such
                      reports), and (2) has been subject to
             such filing requirements for the past 90 days. Yes X No


                       The Exhibits List appears at page 4

Item 5. Other events.

On April 12, 1996 Great Lakes REIT, Inc. (the "Company") entered into a Master Revolving Credit Agreement with the First National Bank of Boston individually and as agent pursuant to which the Bank of Boston and other banks which may become parties to the Credit Agreement agreed to provide the Company a $35,000,000 line of credit subject to the receipt of adequate collateral represented by first mortgages on certain Company properties. The term of the Master Revolving Credit Agreement is two years. On June 28, 1996 the Company entered into an Amended and Restated Master Revolving Credit Agreement with Bank of America Illinois and the First National Bank of Boston individually and as agent (collectively the "Banks") pursuant to which the Banks agreed to provide the Company a $50,000,000 line of credit subject to the receipt of adequate collateral represented by first mortgages on certain Company properties. On December 27, 1996 the Company entered into a revised Amended and Restated Master Revolving Credit Agreement with First Bank National Association, Bank of America Illinois and the First National Bank of Boston individually and as agent (collectively the "Banks") pursuant to which the Banks agreed to provide the Company a $75,000,000 line of credit subject to the receipt of adequate collateral represented by first mortgages on certain Company properties.

On September 27, 1996 the Company and GLR No. 3, a Maryland Business Trust and a wholly owned subsidiary of the Company, entered into an Agreement of Limited Partnership of Great Lakes REIT, L.P.(the "Partnership Agreement"), and a
Certificate of Limited Partnership for Great Lakes REIT, L.P. (the "Partnership") was filed in the state of Delaware on October 1, 1996. The Partnership Agreement was subsequently amended by the original parties by the adoption of the Amended and Restated Agreement of Limited Partnership of Great Lakes REIT, L.P. dated December 27, 1996.

On December 27, 1996, in association with the amendment and restatement of the Partnership Agreement and the amendment and revision of the Master Revolving Credit Agreement, the Company transferred title to all of the real estate assets (15 in total) which are provided as the collateral under the Amended and Restated Master Revolving Credit Agreement, to the Partnership. The Company intends to transfer title to the balance of its real estate assets to the Partnership during the first quarter of 1997 and thereafter conduct all of its business activities through the Partnership.



Item 7. Financial Statements and Exhibits

(c)  Exhibits:

1.   Master Revolving Credit Agreement dated April 12, 1996;

2.   Amended and Restated Master Revolving Credit Agreement dated June 28, 1996.

3.   Amended and Restated Master Revolving Credit Agreement dated December 27,
1996.

4. Agreement of Limited Partnership of Great Lakes REIT, L.P. dated September 27, 1996.

5. Amended and Restated Agreement of Limited Partnership of Great Lakes REIT, L.P. dated December 27, 1996.

No information is reqiured under Items 1,2,3,4 and 6 and these items have therefore been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Great Lakes REIT, Inc.
(Registrant)

Date: January 13, 1997

By:/s/Richard L. Rasley


Richard L. Rasley
Secretary, Executive Vice President

Exhibits Index:

Exhibit No.                Description                           Page No.

1.                Master Revolving Credit Agreement                    5
                  dated April 12, 1996;

2.                Amended and Restated Master Revolving               89
                  Credit Agreement dated June 28, 1996.

3.                Amended and Restated Master Revolving              179
                  Credit Agreement dated December 27, 1996

4.                Agreement of Limited Partnership of                274
                  Great Lakes REIT, L.P. dated September
                  27, 1996.

5.                Amended and Restated Agreement of                  277
                  Limited Partnership of Great Lakes REIT,
                  L.P. dated December 27, 1996.

                        MASTER REVOLVING CREDIT AGREEMENT

                           DATED AS OF APRIL 12, 1996

                                      among

                             GREAT LAKES REIT, INC.

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON

                                       and

                          OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       and

                       THE FIRST NATIONAL BANK OF BOSTON,
                                    AS AGENT

                                     MASTER
                           REVOLVING CREDIT AGREEMENT


This MASTER REVOLVING CREDIT AGREEMENT is made as of the 12th day of April, 1996, by and among GREAT LAKES REIT, INC. (the "Borrower"), a Maryland corporation having its principal place of business at 2311 West 22nd Street, Suite 109, Oak Brook, Illinois 60521, and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), and the other lending institutions which may become parties hereto pursuant to paragraph 18 (the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, as Agent for the Banks (the "Agent").

                                    RECITALS

WHEREAS, the Borrower has requested that the Banks provide a revolving credit facility to the Borrower; and

WHEREAS, Agent and the Banks are willing to provide such facility to the Borrower upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby covenant and agrees

                     DEFINITIONS AND RULES OF INTERPRETATION.

paragraph 1. Definitions. The following terms shall have the meanings set forth in this paragraph l or elsewhere in the provisions of this Agreement referred to below:

Affected Bank.  See paragraph 4.16.

Agent.  The First National Bank of Boston acting as agent for the Banks.

Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

Agent's Special Counsel. Winston & Strawn or such other counsel as may be approved by the Agent.

Agreement. This Master Revolving Credit Agreement, including the Schedules and Exhibits hereto.

Applicable Margin. As of any date of determination, with respect to LIBOR Rate loans, 1.875%, provided that upon completion of a Successful Initial Public Offering the applicable margin shall be reduced to 1.750%.

Appraisal. An MAI appraisal of the value of a parcel of Real Estate, determined on a fair value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Banks and otherwise acceptable (i) to the Agent, in the case of such appraisals delivered by the Borrower on the Closing Date, and (ii) the Majority Banks, in the case of any such appraisals delivered by the Borrower after the Closing Date, provided that if the Agent's appraisal department has determined that the value of any parcel of Real Estate is within five percent (5%) of the value for such parcel of Real Estate as set forth in the MAI appraisal delivered to the Agent by the Borrower, the Banks shall accept such appraised value.

Appraised Value. The fair value of a parcel of Mortgaged Property determined by the most recent Appraisal of such parcel or update obtained pursuant to paragraph 5.2 or paragraph 10.7, subject, however, to such changes or adjustments to the value determined thereby as may be required by (i) the appraisal department of the Agent, in the case of such appraisals delivered by the Borrower on the Closing Date, and (ii) the appraisal departments of the Majority Banks, in the case of any such appraisals delivered by the Borrower after the Closing Date, in their good faith business judgment after consultation with the Borrower, provided that if the Agent's appraisal department has determined that the value of any parcel of Mortgaged Property is within five percent (5%) of the value for such Mortgaged Property as set forth in the MAI appraisal delivered to the Agent by the Borrower, the Banks shall accept such appraised value.

Assignment of Leases and Rents. Each of the collateral assignments of leases and rents from the Borrower to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of the Borrower as lessor with respect to all Leases of all or any part of a Mortgaged Property, each such collateral assignment to be in form and substance satisfactory to the Majority Banks.

Balance Sheet Date.  December 31, 1995.

Banks. FNBB and any other Person who becomes an assignee of any rights of a Bank pursuant to paragraph 18.

Base Rate. The annual rate of interest announced from time to time by Agent at Agent's Head Office as its "base rate". Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

Borrower.  As defined in the preamble hereto.

Borrowing Base. At any time with respect to the Borrower, the Borrowing Base shall be the aggregate of the Borrowing Bases for each parcel of Eligible Real Estate included in the Mortgaged Property owned by the Borrower. The Borrowing Base for each parcel of Eligible Real Estate included in the Mortgaged Property shall be the amount which is sixty percent (60%) of the Appraised Value of such Mortgaged Property as most recently determined as provided under paragraph 5.2 or paragraph 10.7.

Building. With respect to each parcel of Mortgaged Property, all of the buildings, structures and improvements now or hereafter located thereon.

Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Mortgaged Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of a Building (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower unless the same be abandoned by any such lessee or other occupant or person and shall become the Borrower's property by reason of such abandonment), together with any and all replacements thereof and additions thereto.

Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capital Expenditure Reserve Amount. With respect to any Person or property, a reserve for replacements and capital expenditures equal to $ .50 per square foot of building space located on all Real Estate owned by such Person.

Capital Improvement Project. With respect to any Real Estate now or hereafter owned by the Borrower which is utilized principally for office, office/service or light industry, capital improvements consisting of rehabilitation, refurbishment, replacement and improvements (including related amenities) to the existing Buildings on such Real Estate which may be properly capitalized under generally accepted accounting principles.

CERCLA.  See paragraph 6.18.

Closing Date. The first date on which all of the conditions set forth in paragraph 10 and paragraph 11 have been satisfied.

Code.  The Internal Revenue Code of 1986, as amended.

Collateral. All of the property, rights and interests of the Borrower which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property.

Commitment. With respect to each Bank, the amount set forth on Schedule I hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement

Commitment Percentage.  With respect to each Bank, the percentage set forth on
Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

Compliance Certificate.  See paragraph 7.4(e).

Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

Consolidated Operating Cash Flow. With respect to any period of a Person, an amount equal to the Operating Cash Flow such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

Consolidated Tangible Net Worth. The amount by which Consolidated Total Adjusted Asset Value exceeds Consolidated Total Liabilities, and less the sum of:

(a) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

(a) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

Consolidated Total Adjusted Asset Value. With respect to any Person, all assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles. All real estate shall be valued on an undepreciated cost basis.

Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified. Amounts undrawn under this Agreement shall not be included in Indebtedness for purposes of this definition. Construction Inspector. A firm of professional engineers or architects selected by the Borrower and reasonably acceptable to the Agent.

Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with paragraph 4.1.

Debt Offering. The issuance and sale by the Borrower of any debt securities of the Borrower.

Debt Service. For any period, the sum of all interest and mandatory principal payments due and payable during such period reduced by any balloon payments due upon maturity of any Indebtedness.

Default.  See paragraph 12.1.

Defaulting Bank. Any Bank which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from the Agent.

Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders or partners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with paragraph 4.1.

Eligible Assignee. Any of the following assignees: (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States or any state thereof having total assets in excess of $250,000,000; (ii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which is organized under the laws of the United States or any state thereof and in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and having total assets in excess of $250,000,000; provided that such bank is acting through a branch or agency located in the United States and such bank shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W 8 or W 9 and (B) Internal Revenue Service Forms 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441 1, 1.1441 4 or
1.1441 6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such entity establishing that such payment is (1) not subject to Untied States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such entity of a trade or business in the United States or (2) totally exempt from the United States Federal withholding tax; and (iv) any other financial institution satisfactory to both the Borrower and the Agent.

Eligible Participant. Any of the following participants: (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States or any state thereof having total assets in excess of $250,000,000; (ii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which is organized under the laws of the United States or any state thereof and in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and having total assets in excess of $250,000,000; provided that such bank is acting through a branch or agency located in the United States and such bank shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W 8 or W 9 and (B) Internal Revenue Service Forms 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441 1, 1.1441 4 or
1.1441 6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such entity establishing that such payment is (1) not subject to Untied States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such entity of a trade or business in the United States or (2) totally exempt from the United States Federal withholding tax; and
(iv) any other financial institution satisfactory to both the Borrower and the Agent.

Eligible Real Estate.  Real Estate:

(a) which is owned in fee by the Borrower;


(b) which is located within the contiguous 48 States of the continental United States, excluding those States which prescribe a "single-action" or similar rule limiting the rights of creditors secured by real property, which exclusion shall apply, without limitation, to the States of California and Washington except to the extent such exclusion is waived in writing by the Majority Banks with respect to a specific parcel of Real Estate;

(c) which is utilized principally for offices, offices/service or light industry;

(d) which is approved by the Majority Banks after the date hereof in their sole judgment;

(e) as to which all of the representations set forth in paragraph 6 of this Agreement concerning Mortgaged Property are true and correct; and

(f) as to which the Agent has received all Eligible Real Estate Qualification Documents, so long as all of such documents remain in full force and effect.

Eligible Real Estate Qualification Documents. With respect to any parcel of Real Estate of the Borrower proposed to be included in the Collateral, each of the following:

(a) Security Documents. Such Security Documents relating to such Real Estate as the Majority Banks shall require, in form and substance satisfactory to the Agent and the Majority Banks and duly executed and delivered by the respective parties thereto.

(a) Enforceability Opinion. The favorable legal opinion of counsel to the Borrower reasonably acceptable to the Majority Banks qualified to practice in the State in which such Real Estate is located, addressed to the Banks and in form and substance satisfactory to the Majority Banks as to the enforceability of such Security Documents and such other matters as the Majority Banks shall reasonably request.

(a) Perfection of Liens. Evidence reasonably satisfactory to the Majority Banks that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens approved by the Majority Banks entitled to priority under applicable law) lien and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

(a) Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under paragraph 7.8.

(a) Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

(a) UCC Certification. A certification from the Title Insurance Company or counsel satisfactory to the Majority Banks that a search of the public records designated by the Majority Banks disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

(a) Management Agreement. A true copy of the Management Agreement, if any, relating to such Real Estate.

(a) Service Agreements. True copies of all Service Agreements relating to such Real Estate.

(a) Standard Form Leases. True copies of sample leases and Rent Rolls and summaries thereof satisfactory to the Majority Banks certified by the Borrower as accurate and complete as of a recent date.

(a) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower, its insurers and insurance brokers as the Majority Banks may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

(a) Hazardous Substance Assessments. A hazardous waste site assessment report concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than six (6) months prior to the inclusion of such Real Estate in the Collateral, from an Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Majority Banks in their sole discretion and to otherwise be in form and substance satisfactory to the Majority Banks.

(a) Certificate of Occupancy. A copy of the certificate(s) of occupancy issued to the Borrower for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence satisfactory to the Majority Banks that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower), or a legal opinion reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof. (a) Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Agent or the Majority Banks as provided in paragraph 5.2 and dated not more than twelve (12) months prior to the inclusion of such Real Estate in the Collateral.

(a) Zoning and Land Use Opinion of Counsel. A favorable opinion concerning the Real Estate addressed to the Agent and dated the date of the inclusion of such Real Estate in the Collateral, in form and substance satisfactory to the Majority Banks, from counsel approved by the Majority Banks admitted to practice in the State in which such parcel is located, as to zoning and land use compliance, or such other evidence regarding zoning and land use compliance as the Majority Banks may approve in their reasonable discretion.

(a) Construction Inspector Report. A report or written confirmation from the Construction Inspector satisfactory in form and content to the Majority Banks, dated or updated not more than three months prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Majority Banks may reasonably require, including without limitation that the Construction Inspector has reviewed the plans and specifications or other available materials for all Buildings on the Real Estate, that the condition of the Buildings is good, that all Buildings were constructed and completed in a good and workmanlike manner, that the Buildings satisfy all applicable building, zoning, handicapped access and Environmental Laws applicable thereto, whether or not the Real Estate and the Buildings thereon are a conforming use under applicable zoning laws, and that utilities and public water and sewer service are available at the lot lines of the Real Estate through dedicated rights-of-way or through insured perpetual private easements approved by the Majority Banks and connected directly to the Building with all necessary permits.

(p) Permit and Legal Compliance Assurances. Evidence satisfactory to the Majority Banks that all activities being conducted on such Real Estate which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect, and that the Real Estate, the Buildings and the use and occupancy thereof are in compliance with all applicable federal, state or local laws, ordinances or regulations.

(a) Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Banks under paragraph 6.4(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Mortgaged Property to the Collateral.

(a) Doing Business Opinion. An opinion, dated the date of the inclusion of such Real Estate in the Collateral, of legal counsel to the Borrower reasonably acceptable to the Majority Banks qualified to practice in the State in which such Real Estate is located to the effect that neither the Agent nor any Bank shall be required to qualify to do business in such State or any political subdivision thereof or to become liable to pay any taxes in such State or any political subdivision thereof solely on account of the receipt of the lien on such Real Estate securing the Obligation, such opinion to be satisfactory to the Majority Banks.

(s) Additional Documents. Such other documents, certificates, reports or assurances as the Majority Banks may reasonably require in their discretion.

Employee Benefit Plan. Any employee benefit plan within the meaning of paragraph 3(3) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer. EMG, Inc. or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and which has been previously approved by the Agent, or if not previously approved by the Agent, with respect to which the Borrower has provided to the Agent a copy at such firm's errors and omissions insurance policy and a reliance letter both in form and substance acceptable to the Agent.

Environmental Laws.  See paragraph 6.18(a).

Equity Offering. The issuance and sale by the Borrower of any equity securities of the Borrower.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under paragraph 414 of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of paragraph 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default.  See paragraph 12.1.


FNBB.  As defined in the Preamble.

Funds from Operations. With respect to any Person for any fiscal period, the Net Income of such Person computed in accordance with generally accepted accounting principles, excluding financing costs and gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and other non cash items.

Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of paragraph 3(2) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Hazardous Substances.  See paragraph 6.18(b).

HLT Notice Date.  See paragraph 4.13.

Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit.

Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials made by the Borrower in favor of the Agent and the Banks, as the same may be modified or amended, pursuant to which the Borrower agrees to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Majority Banks.

Interest Payment Date. As to each Loan, the first day of each calendar month during the term of such Loan.

Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the London Interbank Market;

(B) if the Borrower shall fail to give notice as provided in paragraph 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

(C) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

Interest Rate Contracts. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Building or on the Real Estate by persons other than the Borrower.

LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

LIBOR Lending Office.  Initially,  the office of each Bank designated as such in
Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum as determined by the Reference Bank's LIBOR Lending Office to be the rate (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to prime banks, by such banks in the London Interbank Market as are selected in good faith by Reference Lender, at approximately 11:00 a.m. London time two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies.

LIBOR Rate Loans.  Loans bearing interest calculated by reference to a LIBOR
Rate.

Loan Documents. This Agreement, the Notes, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower in connection with the Loans.

Loan Request.  See paragraph 2.5.

Loans.  See paragraph 2.1.

Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is more than sixty six and two thirds percent (66 2/3%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined, for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks; and provided, further, that the Agent must always be among the Majority Banks except that after an Event of Default described in paragraph 12.1(a) or (b) decisions of the Majority Banks to accelerate and/or exercise remedies pursuant to paragraph 12.4 shall be made without regard to whether the Agent is among the Majority Banks.

Management Agreements. Agreements, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

Maturity Date. April 12, 1998, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Mortgaged Property or Mortgaged Properties. The Eligible Real Estate owned by the Borrower which is conveyed to and accepted by the Agent as security for the Obligations of the Borrower pursuant to the Security Deeds.

Multiemployer Plan. Any multiemployer plan within the meaning of paragraph 3(37) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate.
Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

Net Offering Proceeds. The gross cash proceeds received by the Borrower as a result of a Debt Offering or an Equity Offering less customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower in connection therewith.

Non-recourse Indebtedness. Indebtedness of a Person which is secured by one or more parcels of Real Estate (other than Mortgaged Property) and related personal property or interests therein and Short-term Investments and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and Leases thereon and the rents and profits thereof and the Short-term Investments securing such Indebtedness.

Notes.  See paragraph 2.3.

Notice.  See paragraph 19.

Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

Operating Cash Flow. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income minus (d) the Capital Expenditure Reserve Amount, all as determined in accordance with generally accepted accounting principles.

Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

PBGC. The Pension Benefit Guaranty Corporation created by paragraph 4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Liens. Liens, security interests and other encumbrances permitted by paragraph 8.2.

Person.  Any  individual,   corporation,   partnership,   trust,  unincorporated
association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Potential Collateral. Any property of the Borrower which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate and
(ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Majority Banks and the completion and delivery of Eligible Real Estate Qualification Documents.

Pro Forma Debt Service Charges. For any period of four consecutive fiscal quarters the sum of principal and interest which would have been payable during such period on a loan in the original principal amount equal to the outstanding principal balance of the Loans as of the date of such determination bearing interest at a rate per annum equal to the greater of (i) the sum of the then current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of such determination plus two percent (2%) and (ii) the then applicable interest rate(s) and being payable based on a 20 year mortgage style amortization schedule. Such determination of the Pro Forma Debt Service Charges by the Agent shall be conclusive and binding absent manifest error.

Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

Reference Bank. FNBB.

Register.  See paragraph 18.2.

REIT Status. With respect to the Borrower, its status as a real estate investment trust as defined in paragraph 856(a) of the Code.

Release.  See paragraph 6.18(c)(iii).

Rent Roll. A report prepared by the Borrower showing for each unit its type, occupancy status, lease expiration date, market rent, lease rent and other information in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Majority Banks, such approval not to be unreasonably withheld.

SEC.  The federal Securities and Exchange Commission.

Security Deeds. The Mortgages, Deeds to Secure Debt and Deeds of Trust from the Borrower to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which the Borrower has conveyed a Mortgaged Property as security for the Obligations of the Borrower. Security Documents. The Security Deeds, the Assignments of Rents and Leases, the Indemnity Agreement, and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

Service Agreement. Service agreements with third parties, whether written or oral, relating to the operation, maintenance, security, finance or insurance of Mortgaged Property.

Short-term Investments. Investments described in subsections (a) through (g), inclusive, of paragraph 8.3.

State.  A state of the United States of America.

Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

Successful Initial Public Offering. An offering of common equity of the Borrower to the public pursuant to a registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder, which has been declared effective by the Securities and Exchange Commission and results in
(i) the common equity being listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System for a per share price of not less than $12 per share and (ii) net proceeds to the Borrower after underwriting fees or placement fees, as the case may be, of not less than $50,000,000.

Survey. An instrument survey of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Majority Banks in their sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as the Majority Banks may reasonably require; shall show the zoning district or districts in which the Mortgaged Property is located and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Majority Banks.

Surveyor Certification. With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Majority Banks or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Majority Banks in form and substance.

Title Insurance Company. Chicago Title Insurance Company or another title insurance company or companies approved by the Majority Banks.

Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Majority Banks) issued by a Title Insurance Company (with such reinsurance or co-insurance as the Majority Banks may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Majority Banks may require insuring the priority of the Security Deeds and that the Borrower holds marketable fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Majority Banks in their reasonable discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Majority Banks reasonably may require and is available in the State in which the Real Estate is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a "tie in" endorsement and (vii) a "first loss" endorsement.


Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is $35,000,000.00.

Type.  As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

1.2  Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)   The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f)   The words "include", "includes" and "including" are not limiting.

(g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Illinois, have the meanings assigned to them therein.

(i) Reference to a particular "paragraph", refers to that section of this Agreement unless otherwise indicated.

(j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

2.  THE REVOLVING CREDIT FACILITY.

2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower (the "Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with paragraph 2.5, such sums as are requested by the Borrower for the purposes set forth in paragraph 7.11 up to the lesser of
(a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment and (b) such Bank's Commitment Percentage of the Borrowing Base; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at anytime exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in paragraph 10 and paragraph 11, in the case of the initial Loan, and paragraph 11, in the case of all other Loans, have been satisfied on the date of such request.

2.2. Unused Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages an unused facility fee calculated at the rate of one-fourth of one percent (1/4%) per annum on the average daily amount by which the aggregate Commitment exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The unused facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Maturity Date.

2.3. Notes. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

2.4.  Interest on Loans.

(a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is converted to a LIBOR Rate Loan at the per annum rate equal to the Base Rate.

(b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

(c) The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto.

(d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in paragraph 4.1.

2.5. Requests for Loans. The Borrower (i) shall notify the Agent of a potential request for a Loan as soon as possible but not less than six (6) Business Days prior to the Borrower's proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than three (3) Business Days prior to the proposed Drawdown Date. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of paragraph 7.11), (ii) in the case of any advance relating to any Capital Improvement Project, upon the request of the Agent (A) a statement that such advance will reimburse the Borrower for or pay costs incurred for work on the applicable Capital Improvement Project together with such evidence as the Majority Banks may reasonably require to verify the cost of such work (which evidence may include, without limitation, invoices and receipts) and that such work is in place or that stored materials are properly secured (which evidence may include a satisfactory report from the Construction Inspector), and (B) in the event that such Capital Improvement Project relates to a Mortgaged Property and if requested by the Majority Banks, delivery to the Agent of affidavits, lien waivers or other evidence reasonably satisfactory to the Majority Banks showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for such labor and materials, and (iii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Notwithstanding anything in this paragraph 2.5 to the contrary, the Borrower shall be permitted to use the proceeds of a Loan to reimburse the Borrower for amounts paid from its own funds within the preceding ninety (90) days for a purpose authorized by the terms of paragraph 7.11. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this paragraph 2.5, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages actually incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time. In the event that the proceeds from such Loan have been or are to be used for a purpose other than a Capital Improvement Project, then the Borrower shall provide to the Agent as soon as practicable such evidence as the Majority Banks shall reasonably require to evidence that such funds have been used for such purpose (which evidence may include, without limitation, a closing statement).

2.6. Funds for Loans. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to paragraph 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by paragraph 10 and paragraph 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of paragraph 2.5. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position as against the Bank or Banks so failing or refusing for such Loans as provided in paragraph 12.5.

3.   REPAYMENT OF THE LOANS.

3.1. Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

3.2. Mandatory Prepayments. If at any time the aggregate outstanding principal amount of the Loans exceeds (a) the aggregate Commitment, or (a) the Borrowing Base for the Loans, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to such Loans.

3.3. Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this paragraph 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to paragraph 4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least five (5) Business Days' prior written notice of any prepayment pursuant to this paragraph 3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

3.4. Partial Prepayments. Each partial prepayment of the Loans under paragraph 3.2(a) and paragraph 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

3.5. Effect of Prepayments. Amounts of the Loans prepaid under paragraph 3.2 and paragraph 3.3 prior to the Maturity Date may be reborrowed as provided in paragraph 2.

3.6. Proceeds from Debt or Equity Offering. At the option of the Majority Banks, the Borrower shall cause any Net Offering Proceeds to be paid by the Borrower
(i) to the Agent for the account of the Banks as a prepayment of the Loans to the Borrower to the extent of the outstanding balance of such Loans or (ii) to American National Bank and Trust Company of Chicago to pay off its Indebtedness referred to in item 5 of Schedule 8.1 and to have the liens in favor of American National Bank and Trust Company of Chicago identified in items 4,6,7 and 9 of
Schedule 8.2 released.

CERTAIN GENERAL PROVISIONS.

Conversion Options.

The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least four (4) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of paragraph 4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

Commitment and Syndication Fee. The Borrower agrees to pay to FNBB certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to an Agreement Regarding Fees dated as of March 15, 1996 between the Borrower and FNBB.

Agent's Fee. The Borrower shall pay to the Agent, for the Agent's own account, an annual Agent's fee calculated at the rate, and payable at such times as are, set forth in the Agreement Regarding Fees referred to in paragraph 4.2.

Funds for Payments.

(a) All payments of principal, interest, unused facility fees, Agent's fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with FNBB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

(b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. FNBB represents and warrants that, to the best of its knowledge, it is exempt from United States Federal withholding requirements as it applies to payments to be made by the Borrower to FNBB hereunder.

Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrower will pay to the Agent upon the later of fifteen (15) days after demand or the next scheduled Interest Payment Date for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable).

Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

(a) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

(a) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

(a) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

(i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

(ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

(iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon the later of fifteen (15) days after demand made by such Bank or (as the case may be) the Agent or the next scheduled Interest Payment Date at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital upon the later of fifteen (15) days after such reduction is determined or the next scheduled Interest Payment Date, upon presentation by such Bank of a statement of the amount setting for the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to five percent (5.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within ten days of the date when due.

0.1 HLT Classification. The Banks acknowledge that as of the date hereof neither the Commitments nor the Loans are classified as "highly leveraged transactions". Notwithstanding the foregoing, if after the date hereof, the Agent determines, or is advised by any Bank that such Bank has determined or has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank, that any of the Commitments or Loans are classified as a "highly leveraged transaction" (an "HLT Classification") pursuant to any existing regulations regarding "highly
leveraged  transactions"  or  any  modification,   amendment  or  interpretation
thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, central bank or comparable agency, the Agent shall promptly give notice of such HLT Classification to the Borrower and the Banks (which date is hereafter referred to as the "HLT Notice Date"). The Agent, the Banks and the Borrower shall thereupon commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and the Majority Banks agree on the amount of such increase or increases, this Agreement shall be promptly amended to give effect to such increase or increases. If the Borrower and the Majority Banks fail to so agree and the Borrower has failed to refinance the Loans within 90 days after the HLT Notice Date, then the Agent shall, if so requested by the Majority Banks, by notice to the Borrower terminate the Commitments and accelerate the maturity date of the Loans and the Loans shall become due and payable in full on the date specified in such notice, which date shall be not earlier than 180 days after the HLT Notice Date. The Agent and the Banks acknowledge that an HLT Classification is not a Default or an Event of Default.

Certificate. A certificate setting forth any amounts payable pursuant to paragraph 4.8, paragraph 4.9, paragraph 4.10, paragraph 4.11, paragraph 4.12 or paragraph 4.13 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

0.1 Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

Substitution of a Bank. If any Bank (the "Affected Bank") has demanded compensation or given notice of its intention to demand compensation pursuant to paragraph 4.7, paragraph 4.9 or paragraph 4.10, and the circumstance triggering such demand or intention to demand is not applicable to all of the Banks, the Borrower shall have the right, with the assistance of the Agent, to seek one or more mutually satisfactory substitute banks or financial institutions (which may be one or more of the Banks) to replace such Affected

Bank, subject to the payment to the Agent of an appropriate fee to be agreed upon for the assistance to be provided by the Agent.

COLLATERAL SECURITY.

Collateral. The Obligations of the Borrower shall be secured by (i) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks in the Mortgaged Property of the Borrower, pursuant to the terms of the Security Deeds, (ii) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the Leases pursuant to the Assignments of Rents and Leases from the Borrower and (iii) the Indemnity Agreement.

Appraisals.

The Agent on behalf of the Banks shall require Appraisals of each of the Mortgaged Properties once every five (5) years, which will be ordered by the Agent and reviewed and approved by the appraisal department of the Agent, or, if the Agent's appraisal department has determined that the value of any Mortgaged Property is more than five percent (5%) different from the value for such Mortgaged Property as set forth in the Appraisal delivered to the Agent by the
Borrower, by the appraisal departments of the Majority Banks, in order to determine the current Appraised Value and Borrowing Base of the Mortgaged Property, and the Borrower shall pay to the Agent on demand all reasonable costs of all such Appraisals relating to the Mortgaged Property of the Borrower; provided, however, that so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall not require more frequent Appraisals and (iii) there has been no material change in the market for the leasing of any of the Mortgaged Properties as reasonably determined by the Agent, the Borrower shall not be required to pay for Appraisals for a particular Mortgaged Property more often than once in any five (5) year period, with the result that unless any such condition shall occur the first Appraisals of a Mortgaged Property for which the Borrower shall be financially responsible shall not be required prior to the date which is five (5) years from the date of the Appraisal for such Mortgaged Property delivered to the Agent pursuant to this Agreement. Notwithstanding the foregoing provisions, however, in the event of a material change of the type referred to in clause (iii), the Borrower shall not be required to pay for Appraisals of the affected Mortgaged Property or Mortgaged Properties more often than once in any 12 month period.

Notwithstanding the provisions of paragraph 5.2(a), the Agent may, for the purpose of determining the current Appraised Value and Borrowing Base of the applicable Mortgaged Properties, perform annual internal studies updating and revising prior Appraisals with respect to the Mortgaged Properties or such portion thereof as the Agent shall determine at any time following (i) the occurrence of an event or condition which, in the reasonable judgment of the Agent, constitutes a material adverse change with respect to a Mortgaged Property or presents a reasonable likelihood that such a change shall occur in the future or (ii) a condemnation of or uninsured casualty to a Mortgaged Property (provided that any such Appraisal as a result of an event or condition described in clause (i) or (ii) shall be limited to the affected Mortgaged Property). The expense of such Appraisals and updates performed pursuant to this paragraph 5.2(b) shall be borne by the Borrower, provided that the Borrower shall not be required to pay for any update pursuant to paragraph 5.2(b)(i) more often than once in any twelve (12) month period.

paragraph 1. In the event that the Agent shall advise the Borrower, on the basis of any Appraisal or update pursuant to paragraph 5.2, that the Borrower's Borrowing Base is insufficient to comply with the requirements of paragraph 9.1, then until such Borrowing Base shall be restored to compliance with paragraph
9.1 the Banks shall not be required to make advances under paragraph 2.1.

0.1 Release of Collateral. Upon termination of this Agreement and the Commitment of the Banks to make Loans hereunder and the payment in full of all of the Obligations, the Agent, on behalf of the Banks, shall release the Collateral and shall execute such instruments of release as the Borrower and its counsel may reasonably request. In addition, Collateral may be released as provided in 8.8.

0.1 Substitution of Mortgaged Property. Any requested substitution by the Borrower of any Real Estate for any Mortgaged Property shall require the consent of the Majority Banks and shall require the completion and delivery to the Agent, for the benefit of the Banks, of the Eligible Real Estate Qualification Documents and the payment to the Agent, for the benefit of the Banks, of a substitution fee of $5,000.

1.  REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agent and the Banks as follows.

0.1  Corporate Authority, Etc.

(a) Incorporation; Good Standing. The Borrower is a Maryland corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of Maryland. The Borrower (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Mortgaged Property of the Borrower is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such person. The Borrower is a real estate investment trust in full compliance with and entitled to the benefits of 856 of the Code.

(a) Subsidiaries. Each of the Subsidiaries of the Borrower (i) is a corporation, limited partnership or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Mortgaged Property held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

(a) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

(a) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(a) Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

0.1 Title to Properties: Lease. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

0.1 Financial Statements. The Borrower has furnished to each of the Banks: (a) the consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date, (b) an unaudited statement of Operating Cash Flow for each of the Mortgaged Properties for the previous three (3) fiscal years ended December 31, 1995, to the extent available, satisfactory in form to the Majority Banks and certified by the chief financial or accounting officer of the Borrower as fairly presenting the operating income for such parcels for such periods, provided that such certification need only be made with respect to any Mortgaged Property for the period such Mortgaged Property has been owned and operated by the Borrower, if such period is less than three (3) fiscal years, and (c) certain other financial information relating to the Borrower and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and the Mortgaged Properties for such periods. There are no liabilities, contingent or otherwise, of the Borrower or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

0.1 No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

0.1 Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

0.1 Litigation. There are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened in writing against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

0.1 No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

0.1 Compliance with Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

0.1 Tax Status. The Borrower and each of its Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the partners or officers of such Person know of no basis for any such claim. 0.1 No Event of Default. No Default or Event of Default has occurred and is continuing.

0.1 Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

0.1 Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower or its Subsidiaries or rights thereunder.

0.1 Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Security Deeds.

0.1 Certain Transactions. Except as set forth on Schedule 6.15, none of the officers, trustees, directors, or employees of the Borrower or any of its Subsidiaries is a party to any transaction with either or both of the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

0.1 Employee Benefit Plans. Neither the Borrower nor any ERISA affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan; provided, however, that nothing hereon shall prohibit the Borrower or any of its Subsidiaries from maintaining or contributing to an Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan so long as the Borrower or its Subsidiary does so in compliance with all applicable laws.

0.1 Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

0.1 Environmental Compliance. The Borrower has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties.

(a) With respect to the Mortgaged Properties, and to the best of the Borrower's knowledge with respect to any other Real Estate, neither the Borrower nor its Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource

Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves any of the Mortgaged Properties or involves other Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries.

(a) Neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. paragraph 9601(5), any hazardous substances as defined by 42 U.S.C. paragraph 9601(14), any pollutant or contaminant as defined by 42 U.S.C. paragraph 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that either the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

(a) With respect to the Mortgaged Properties, and to the best of the Borrower's knowledge with respect to any other Real Estate, except as specifically set forth in the written environmental site assessment reports of EMG, Inc. provided to the Agent on or before the date hereof or, in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent under paragraph 7.4(h): (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property; (ii) in the course of any activities conducted by either the Borrower, its Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from any of the Mortgaged Properties, or, to the best of the Borrower's knowledge, on, upon, into or from the other properties of either the Borrower or its Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

(a) Neither the Borrower, its Subsidiaries, the Mortgaged Properties nor any other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deeds or to the effectiveness of any other transactions contemplated hereby.

0.1 Subsidiaries. Schedule 6.19 sets forth all of the Subsidiaries of the Borrower. The form and jurisdiction of organization of each of the Subsidiaries, and the Borrower's ownership interest therein, is set forth in said Schedule 6.19.

0.1 Leases. The Borrower has delivered to the Agent true copies of the forms of the Leases used by the Borrower at the Mortgaged Properties as of the date hereof.

0.1 Loan Documents. All of the representations and warranties made by or on behalf of the Borrower and its Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and the Borrower has not failed to disclose such information as is necessary to make such representations and warranties not misleading.

0.1 Mortgaged Property. The Borrower makes the following representations and warranties concerning each Mortgaged Property:

(a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property are installed to the property lines of the Mortgaged Property through dedicated public rights of way or through perpetual private easements approved by the Majority Banks with respect to which the applicable Security Deed creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law.

0.1 Access, Etc. The streets abutting the Mortgaged Property are dedicated and accepted public roads, to which the Mortgaged Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property has direct access approved by the Majority Banks and with respect to which the applicable Security Deed creates a valid and enforceable first lien. All private ways providing access to the Mortgaged Property are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles.

(a) Independent Building. The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Majority Banks. The Building is located on a lot or lots which is or are separately assessed for purposes of real estate tax assessment and payment. The Building, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Building are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located, except as may be specifically shown on the Survey for such Mortgaged Property.

(a) Condition of Building; No Asbestos. The Building is structurally sound, in good repair and free of defects in materials and workmanship. All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition. No asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

(a) Building Compliance with Law. The Building as presently constructed, used, occupied and operated does not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws. The Building complies with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of the Building for its current use. There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use except as previously disclosed to the Agent in writing. Each Mortgaged Property constitutes a separate parcel which has been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby, and neither the execution and delivery of the Security Deeds nor the exercise of any remedies thereunder by Agent shall violate any such law or regulation relating to the subdivision of real property.

(a) No Required Mortgaged Property Consents, Permits, Etc. The Borrower has not received any notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Security Deed. To the best knowledge of the Borrower, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof.

(a) Insurance. The Borrower has not received any notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all of the Borrower's insurance carriers.

(a) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are payable by the Borrower (except only real estate or other taxes or assessments, that are not yet due and payable). The Borrower has delivered to the Agent true and correct copies of real estate tax bills for the Mortgaged Property for the past one fiscal tax year and, if available, for the past three fiscal years. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property, other than with respect to taxes which have been paid under protest and which are being contested in good faith. There are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and the Borrower has not received any notice of any such special assessment being contemplated.

(a) Historic Status. The Building is not a historic structure or landmark and neither the Building nor the Mortgaged Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

(a) Eminent Domain; Casualty. There are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property, the Building nor any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(a) Leases. An accurate and complete Rent Roll and summary thereof in a form reasonably satisfactory to the Majority Banks as of the date of inclusion of the Mortgaged Property in the Collateral (or such other recent date as may be acceptable to the Agent) with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at the Mortgaged Property and in the Building relating thereto. Each of the Leases was entered into as the result of arms length negotiation and has not been modified, changed, altered, assigned, supplemented or amended in any respect, except as reflected on the Rent Roll, and no tenant is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy outs, except as reflected in the Rent Roll. There are no occupancies, rights, privileges or licenses in or to the Mortgaged Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for the Mortgaged Property. Except as set forth in each Rent Roll, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and the Borrower has not given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the

Leases. The Rent Rolls furnished to the Banks accurately and completely set forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. All tenant improvements or work to be done for tenants on the Rent Roll, furnished or paid for by the Borrower, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent. No material leasing, brokerage or like commissions, fees or payments are due from the Borrower in respect of the Leases.

(a) Service Agreements; Management Agreements. Except as listed on Schedule 6.22, there are no material Service Agreements relating to the operation and maintenance of the Building, the Mortgaged Property, or any portion thereof that are not cancellable at any time. The Borrower has no Management Agreements for the Mortgaged Properties. To the best knowledge of the Borrower, there are no material claims or any bases for material claims in respect of the Mortgaged Property or its operation by any party to any Service Agreement or Management Agreement.

(a) Other Material Real Property Agreements; No Options. There are no material agreements pertaining to the Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto) or otherwise disclosed in writing to the Agent and the Banks by the Borrower; and no person or entity has any right or option to acquire the Mortgaged Property on any Building thereon or any portion thereof or interest therein.

0.1 Brokers. Neither the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

0.1 Other Debt. Neither the Borrower nor any of its Subsidiaries is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower. The Borrower has provided to the Agent a schedule, and upon the request of the Agent will provide copies, of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower or its properties and entered into by the Borrower as of the date of this Agreement with respect to any Indebtedness of the Borrower.

0.1 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, the Borrower is not insolvent on a balance sheet basis such that the sum of the Borrower's assets exceeds the sum of the Borrower's liabilities, the Borrower is able to pay its debts as they become due, and the Borrower has sufficient capital to carry on its business.

1.   AFFIRMATIVE COVENANTS OF THE BORROWER.

The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

0.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on their respective Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

0.1 Maintenance of Office. The Borrower will maintain its chief executive office at 2311 West 22nd Street, Suite 109, Oak Brook, Illinois 60521, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

0.1 Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves.

0.1 Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to each of the Banks:

(a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young or by another "Big Six" accounting firm, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event the Borrower will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Banks may need to complete a financial analysis of the Borrower and its Subsidiaries;

(a) as soon as practicable, but in any event not later than forty five (45) days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the portion of the Borrower's fiscal year then elapsed, and a statement showing the aging of the receivables and payables for the Mortgaged Properties, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of the Borrower for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

(a) as soon as practicable, but in any event not later than forty five (45) days after the end of each of the first three fiscal quarters of the Borrower in each year, copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event the Borrower will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC), if required;

(a) as soon as practicable, but in any event not later than forty five (45) days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), copies of a consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for the Borrower and each of the Mortgaged Properties, prepared on a basis consistent with the statement furnished pursuant to paragraph 6.4(c) together with a certification by the chief financial or chief accounting officer of the Borrower, that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries and the Mortgaged Properties for such period;

(a) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Borrower in the form of Exhibit C hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in paragraph 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

(a) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Borrower;

(a) as soon as practicable but in any event not later than thirty (30) days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), updated Rent Rolls with respect to the Mortgaged Properties and a summary of each Rent Roll in form reasonably satisfactory to the Majority Banks;

(a) not later than thirty (30) days following each acquisition of an interest in Real Estate by the Borrower or any of its Subsidiaries (which for the purposes of this paragraph 7.4(h) shall include the Investments described in paragraph 8.3(i)), each of the following (provided that with respect to the Investments described in paragraph 8.3(i), the following items shall be provided to the extent reasonably available to the Borrower or its Subsidiaries): (i) the closing statement relating to such acquisition, (ii) a description of the property acquired, (iii) a certificate from the chief financial or accounting officer of the Borrower stating that (A) an environmental site assessment has been prepared by an Environmental Engineer and such assessment contains no material qualifications with respect to such Real Estate and (B) a statement of condition of such Real Estate has been prepared by a construction engineer and such statement contains no material qualifications, (iv) an historical operating statement of such Real Estate for such period as may be available to the Borrower and a current rent roll for such Real Estate, and (v) a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under paragraph 6.4 or this paragraph 7.4 adjusted in the best good faith estimate of the Borrower to give effect to such acquisition and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such acquisition;

(a) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower;

(a) promptly upon completion, copies of such market studies relating to the Mortgaged Property and the other Eligible Real Estate as are from time to time prepared by or on behalf of the Borrower or its Subsidiaries;

(a) not later than thirty (30) days following each acquisition of an interest in a Subsidiary, each of the following: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and
(iii) such other information as the Agent may reasonably request;

(a) simultaneously within the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower and its Subsidiaries (or in which the Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness of the type described in paragraph 8.1(b)
(e), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non recourse, and (iii) listing the properties of the Borrower and its Subsidiaries which are under "development" (as used in paragraph 8.9) and providing a brief summary of the status of such development;

(a) not later than sixty (60) days prior to the end of each fiscal year of the Borrower a budget and business plan for the next fiscal year; and

(a) from time to time such other financial data and information in the possession of the Borrower or its Subsidiaries (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Agent may reasonably request.

0.1  Notices.

(a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

(a)  Environmental  Events.  The Borrower will promptly give notice to the Agent
(i) upon the Borrower obtaining knowledge of any potential or known Release, of any Hazardous Substances at or from the Mortgaged Property; (ii) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Mortgaged Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any
Subsidiary or the Agent's liens on the Collateral pursuant to the Security Documents.

(a) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to any Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.

(a) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or is to become a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $100,000.

(a) Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Non-Mortgaged Property. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate other than Mortgaged Property or other Investment described in paragraph 8.3(i) of the Borrower or its Subsidiaries within any fiscal quarter of the Borrower, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Banks under paragraph 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate other than the Mortgaged Property or other Investment described in paragraph 8.3(i) of the Borrower or its Subsidiaries, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under paragraph 6.4 or paragraph 7.4 adjusted as provided in the preceding sentence.

(a) Notice of Proposed Renovations. The Borrower will promptly give notice to the Agent of any proposed renovations (not including any tenant improvements) to any Real Estate the projected cost of which will exceed $250,000.00.

(a) Debt and Equity  Offerings.  The Borrower  shall provide the Agent with five
(5) Business Days' prior written notice of any Debt Offering or Equity Offering.

(a) Notification of Banks. Promptly after receiving any notice under this paragraph 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

0.1  Existence; Maintenance of Properties.

(a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

(a) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable Mortgaged Property or on the financial condition, assets or operations of the Borrower and its Subsidiaries.

0.1 Insurance. (a) The Borrower will, at its expense, procure and maintain for the benefit of the Borrower and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Majority Banks, providing the following types of insurance covering the Mortgaged Property:

(i) "Named Peril" property insurance (including comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other limit as the Agent may approve, with deductibles not to exceed $10,000 for any one occurrence, with a replacement cost coverage endorsement, and, if requested by the Majority Banks, a contingent liability from operation of building laws endorsement in such amounts as the Majority Banks may require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

(ii) During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on riders to the Borrower's existing policies or on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Estate, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii) Flood insurance if at any time any Building is located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, Vl-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

(iv) Rent loss  insurance in an amount  sufficient to recover at least the total
estimated  gross  receipts  from  all  sources  of  income,   including  without
limitation, rental income, for the Real Estate for a twelve month period;

(v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Majority Banks may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Real Estate, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $l,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;

(vi) During the course of construction or repair of any improvements on the Real Estate, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause
(v) above;

(vii) Employers liability insurance with respect to the Borrower's employees;

(viii) Umbrella liability insurance with limits of not less than $10,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and
(vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

(ix) Workers' compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Real Estate; and

(x) Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Majority Banks against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate.

The Borrower shall pay all premiums on insurance policies. The insurance policies with respect to all Mortgaged Property provided for in clauses (v),
(vi) and (viii) above with respect to all Mortgaged Property shall name the Agent and each Bank as an additional insured and shall contain a cross liability/ severability endorsement. The insurance policies provided for in clauses (i), (ii), (iii) and (iv) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance acceptable to the Majority Banks. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Majority Banks, and the Borrower shall promptly furnish to the Majority Banks all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 30 days prior to the expiration date of the policies, the Borrower shall deliver to the Banks evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Majority Banks.

(a) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Real Estate for purposes more hazardous then permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned,
(ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least 30 days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(a) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgage Property, provided that such blanket policy or policies comply with all of the terms and provisions of this paragraph 7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance.

(a) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the states where the Real Estate is located and having a rating in Best's Key Rating Guide of at least "A" and a financial size category of at least "VIII".

(a) Neither the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this paragraph 7.7.

(a) In the event of any Loss or damage to the Mortgaged Property in excess of $10,000, the Borrower shall give immediate written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Borrower may make proof of loss and adjust and compromise any claim under insurance policies which is of an amount not more than $250,000.00 so long as no Event of Default has occurred and is continuing and so long as the Borrower shall in good faith diligently pursue such claim. The Borrower hereby irrevocably authorizes and empowers the Agent, at the Agent's option in the Agent's sole discretion or at the request of the Majority Banks in their sole discretion, as attorney in fact for the Borrower, to make proof of any loss except as provided in the preceding sentence, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such proceeds. If the Mortgaged Property is acquired by the Agent or any nominee through foreclosure, deed in lieu of foreclosure or otherwise is acquired from the Borrower, all right, title and interest of the Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to such sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser or grantee of the Mortgaged Property.

(a) Subject to the terms of the following sentence, the Borrower authorizes the Agent, at the Agent's option or at the request of the Majority Bank's in their sole discretion, to (i) apply the balance of such proceeds to the payment of the Obligations of the Borrower whether or not then due, or (ii) if the Agent or the Majority Bank shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds to be used to pay all taxes, charges, sewer use fees, water rates and assessments which may be imposed upon the Mortgaged Property and the Obligations of the Borrower as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower, in accordance with such terms and conditions as Agent may prescribe, for the cost of such reconstruction or repair of the Mortgaged Property, and on completion of such reconstruction or repair to apply any of the excess to the payment of the Obligations of the Borrower. Notwithstanding the foregoing, the Agent shall make such net proceeds available to the Borrower to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe for the disbursement of such proceeds to assure completion of such reconstruction or repair provided that (x) no Default or Event of Default shall have occurred and be continuing, (y) the Borrower shall have provided to Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, and (z) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date.

(a) The Borrower will, at its expense, procure and maintain insurance covering the Borrower and the Real Estate other than the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

(a) The Borrower shall provide to the Agent for the benefit of the Banks Title Policies for all of the Mortgaged Properties of the Borrower which shall at all times be in an aggregate amount of not less than the total Commitments for the Borrower at the time in effect. Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance coverage provided under all of the policies relating to the Borrower with tie-in endorsements.

0.1 Taxes. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Mortgaged Property and the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower and each Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Majority Banks and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

0.1 Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

0.1 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with (i) all material provisions of all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

0.1 Use of Proceeds. The Borrower will use the proceeds of the Loans to the Borrower solely to provide short-term financing (a) for the acquisition of fee interests by the Borrower in Real Estate which is utilized principally for office, office/service or light industry, (b) for Capital Improvement Projects,
(c) for working capital purposes, and (d) for such other purposes as the Majority Banks in their discretion from time to time may agree to in writing.

0.1 Further Assurances. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

0.1 Compliance. The Borrower shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents. The Borrower shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status and shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.

0.1 Interest Rate Contracts. If at the end of any fiscal quarter of the Borrower, (i) the combined Operating Cash Flow with respect to the Mortgaged Properties for the period covered by the four previous fiscal quarters (treated as a single accounting period) is less than 1.6 times the Pro Forma Debt Service Charges for such period as determined pursuant to paragraph 9.5 or (ii) the Distributions paid by the Borrower for the period covered by the four previous fiscal quarters exceeds eighty eight percent (88%) of its Funds from Operations for such four fiscal quarters, then the Borrower shall obtain and maintain in effect Interest Rate Contracts which are satisfactory to the Agent on all variable rate Indebtedness that exceeds twenty percent (20%) of the Borrower's Consolidated Total Adjusted Asset Value.

1.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

0.1 Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Banks arising under any of the Loan Documents;

(a) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(a) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of paragraph 7.8;

(a) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(a) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(a) subject to the provisions of paragraph 9, Non recourse Indebtedness of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries shall incur any Non-recourse Indebtedness unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence;

(a) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in paragraph 8.3(d) or (e);

(a) Indebtedness existing on the date of this Agreement and listed and described on Schedule 8.1 hereto; and

(a) subject to the provisions of paragraph 9, other recourse Indebtedness of the Borrower and its Subsidiaries not secured by the Mortgaged Property in an aggregate outstanding principal amount (excluding the Obligations) not exceeding $5,000,000; provided that neither the Borrower nor any of its Subsidiaries shall incur any recourse Indebtedness described in this paragraph 8.1(i) unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence.

0.1 Restrictions on Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or
(f) incur or maintain any obligation to any holder of Indebtedness of the Borrower or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

(i) liens in favor or the Borrower on all or part of the assets of  Subsidiaries
of  such  Person  (other  than  Collateral)   securing   Indebtedness  owing  by
Subsidiaries of such Person to such Person;

(ii) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

(iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

(iv) liens on properties other than the Mortgaged Property or any interest therein (including the rents, issues and profits therefrom) in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by paragraph 8.1(d), paragraph 8.1(f) or paragraph 8.1(i);

(v) encumbrances on properties other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of such Person is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of such Person and its Subsidiaries on a consolidated basis;

(vi) liens on Real Estate other than the Mortgaged Property and Short-term Investments securing Non-recourse Indebtedness permitted by paragraph 8.1(f);

(vii) liens in favor of the Agent and the Banks under the Loan Documents;

(viii) liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Security Deed relating thereto; and

(ix) other presently outstanding liens listed on Schedule 8.2 on properties other than the Mortgaged Property.

0.1 Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

(a) marketable  direct  obligations  of any of the following:  Federal Home Loan
Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(a) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

(a) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

(a) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

(a) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

(a) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through
(f) and have total assets in excess of $50,000,000;

(a) Investments in Subsidiaries of the Borrower, but only with the consent of the Majority Banks; and

(a) Investments in real estate investment trusts which own real property which is used principally for offices, offices/service or light industry located within a 400 mile radius of Chicago, provided that in no event shall the aggregate costs of all Investments pursuant to this paragraph 8.3(i) exceed the amount set forth with respect thereto in the Borrower's annual budget and business plan delivered to the Agent pursuant to paragraph 7.4(m).

0.1 Merger, Consolidation. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

0.1 Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any Subsidiary shall lease back such Real Estate.

0.1 Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries, to do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

The Borrower shall:

(i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the

Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Property; and

(ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Mortgaged Property, or that any of the Mortgaged Properties is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

0.1 Distributions. The Borrower shall not make any Distributions which would cause it to violate any of the following covenants:

(a) The Borrower shall not pay any Distribution to the shareholders of the Borrower if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters would exceed ninety percent (90%) of its Funds from Operations for the four consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid;

(a) In the event that an Event of Default specified in paragraph 12.1(a) or (b) shall have occurred and be continuing, the Borrower shall make no Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of the Borrower, as evidenced by a certification of the principal financial or accounting officer of the Borrower containing calculations in reasonable detail satisfactory in form and substance to Agent; and

(a) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, the Borrower shall not make any Distributions whatsoever, directly or indirectly.

0.1 Asset Sales. Neither the Borrower nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate (except as the result of a condemnation or casualty and except for the granting of Permitted Liens) unless there shall have been delivered to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such sale, transfer or other disposition. Upon compliance with this paragraph 8.8, the Agent, on behalf of the Banks, shall release such Real Estate.

0.1  Development   Activity.   Except  for  the  renovation  of  the  Borrower's
headquarters building located at 823 Commerce, Oak Brook, Illinois, which is currently under way, neither the Borrower nor any of its Subsidiaries shall engage, directly or indirectly, in the development of properties to be used principally for offices, offices/service or light industry or otherwise, without the prior written consent of the Majority Banks. For purposes of this paragraph 8.9, the term "development" shall include the new construction of an office, office/service or light industry complex or the substantial renovation of improvements to real property the costs of which renovation exceeds ten percent (10%) of the Appraised Value of such real property, but shall not include the addition of amenities or other related facilities to existing Real Estate or renovations thereto the cost of which do not exceed ten percent (10%) of the Appraised Value of such Real Estate which is already used principally for offices, offices/service or light industry. The Borrower acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower or its Subsidiary has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower or any of its Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person.

1.  FINANCIAL COVENANTS OF THE BORROWER.

The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans, the Borrower will comply with the following:

0.1 Borrowing Base. The Borrower will not, at the end of any fiscal quarter, permit the outstanding principal balance of the Loans as of the date of determination to be greater than the Borrowing Base of the Borrower as determined as of the same date.

0.1 Liabilities to Assets Ratio. The Borrower will not, at the end of any fiscal quarter, permit the ratio of the Borrower's Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value to exceed 0.55 to 1.

0.1 Debt Service Coverage. The Borrower will not, at the end of any fiscal quarter, permit the Borrower's Consolidated Operating Cash Flow for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) to be less than 2.0 times the Debt Service of the Borrower for such period.

0.1 Tangible Net Worth. The Borrower will not, at the end of any fiscal quarter, permit its Consolidated Tangible Net Worth to be less than $40,000,000.00 plus seventy five percent (75%) of any Net Offering Proceeds received by the Borrower after the Closing Date.

0.1 Mortgaged Property Operating Net Income. The Borrower will not, at the end of any fiscal quarter, permit the combined Operating Cash Flow with respect to the Mortgaged Properties for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.5 times the Pro Forma Debt Service Charges for such period, provided that prior to such time as the Borrower has owned and operated a Mortgaged Property for four full fiscal quarters, the Operating Cash Flow with respect to such Mortgaged Property for the number of full fiscal quarters which the Borrower has owned and operated such Mortgaged Property as annualized shall be utilized for purposes of determining compliance with this covenant.

1.  CLOSING CONDITIONS.

The obligations of the Agent and the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to March 29, 1996:

0.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note.

0.1 Certified Copies of Organizational Documents. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower is organized or in which the Mortgaged Properties are located and a duly authorized officer of the Borrower to be true and complete, of the corporate charter of the Borrower or its qualification to do business, as applicable, as in effect on such date of certification.

0.1 Bylaws; Resolutions. All action on the part of the Borrower necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower true copies of its bylaws and the resolutions adopted by its boards of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

0.1 Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and

Conversion Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

0.1 Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower as to such matters as the Agent shall reasonably request.

0.1 Payment of Fees. The Borrower shall have paid to the Agent the commitment and syndication fee and the Agent's fee pursuant to ss.4.2 and ss.4.3, respectively.

0.1 Appraisals. The Agent shall have received Appraisals of the Mortgaged Properties in form and substance satisfactory to the Agent.

0.1 Environmental Reports. The Agent shall have received environmental site assessment reports for the Mortgaged Properties prepared by an Environmental Engineer no more than six months prior to the Closing Date, which indicate the condition of the Mortgaged Property and any Building thereon and which set forth no qualifications except those that are acceptable to the Agent in its sole discretion, and disclosing that each piece of Mortgaged Property and any Building thereon is free of oil, underground storage tanks, asbestos or asbestos containing material, lead paint and other Hazardous Substances (except to the extent acceptable to the Agent in its sole discretion), and which reports are otherwise in form and substance satisfactory to the Agent.

0.1 Insurance. The Agent shall have received duplicate originals or certified copies of all policies of insurance required by this Agreement.

0.1 Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

0.1 Representations and Warranties. The representations and warranties made by the Borrower in the Loan Documents or otherwise made by or on behalf of the Borrower or any of its Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

0.1 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

0.1 Eligible Real Estate Qualification Documents. The Eligible Real Estate Qualification Documents for each parcel of Mortgaged Property included in the Collateral as of the Closing Date shall have been delivered to the Agent at the Borrower's expense.

0.1 Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower has provided financial statements under paragraph 6.4 adjusted in the best good faith estimate of the Borrower dated as of the date of the Closing Date shall have been delivered to the Agent.

0.1 Stockholder Consents. The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Agreements have been obtained.

0.1 Other Documents. To the extent requested by the Majority Banks, the Majority Banks shall have received executed copies of all material agreements of any nature whatsoever to which the Borrower or any Subsidiary is a party affecting or relating to the use, operation, development, construction or management of the Mortgaged Property.

0.1 No Condemnation/Taking. The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower' knowledge threatened against any Mortgaged Property or, if any such proceedings are pending or threatened, identifying the same and the Real Estate affected thereby and the Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property affected thereby.

0.1 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

1.  CONDITIONS TO ALL BORROWINGS.

The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

0.1 Prior Conditions Satisfied. All conditions set forth in ss.10 shall continue to be satisfied as of the date upon which any Loan is to be made.

0.1 Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower or any of its Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each of the Banks shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

0.1 No Legal Impediment. There shall be no law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

0.1 Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the

Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

0.1 Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Majority Banks, and the Majority Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Majority Banks may reasonably request.

0.1 Borrowing Documents. In the case of any request for a Loan, the Agent shall have received the request for a Loan required by paragraph 2.5 in the form of Exhibit B hereto, fully completed.

0.1 Endorsement to Title Policy. At such times as Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Majority Banks, which endorsement shall, expressly or by virtue of a proper "revolving credit" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all Loans advanced and outstanding on or before the effective date of such endorsement, or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

0.1 Future Advances Tax Payment. As a condition precedent to any Bank's obligations to make any Loans available to the Borrower hereunder, the Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties are located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in such state secure the Borrower's obligation with respect to the Loans then being requested by the Borrower. The provisions of this paragraph 11.8 shall be without limitation of the Borrower's obligations under other provisions of the Loan Documents, including without limitation paragraph 15 hereof.

1.  EVENTS OF DEFAULT; ACCELERATION; ETC.

0.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

(a) the Borrower shall fail to pay any principal of the Loans within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(a) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(a) the Borrower shall fail to comply with any covenant contained in ss.9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

(a) the Borrower or any of its Subsidiaries shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this paragraph 12);

(a) any representation or warranty made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(a) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this paragraph 12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this paragraph 12.1(f), involve singly or in the aggregate obligations for borrowed money or credit received totalling in excess of $1,000,000;

(a) the Borrower or any of its Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(a) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower or any of its Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(a) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(a) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against any of the Borrower or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $250,000.00;

(a) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(a) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or any sale, transfer or other disposition of the assets of the Borrower other than as permitted under the terms of this Agreement or the other Loan Documents;

(a) any suit or proceeding shall be filed against the Borrower or any of the Mortgaged Properties which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse effect on the ability of the Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents;

(a) the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such person included in the Mortgaged Property;

(a) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(a) Richard May and Richard Rasley shall in the aggregate own, directly or indirectly, less than one percent (1.0%) of the issued and outstanding shares of the capital stock of the Borrower;

(a) Richard May shall cease to be the Chairman and Chief Executive Officer of, or Richard Rasley shall cease to be the Secretary of, the Borrower and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld; or

(a) any Event of Default as defined in any of the other Loan Documents, shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in paragraph 12.1(g), paragraph 12.1(h) or paragraph 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent.

0.1  Certain Cure Periods.

(a) In the event that there shall occur any Default under paragraph 12.1(c), then within five (5) Business Days after receipt of notice of such Default from the Agent or the Majority Banks the Borrower may elect to cure such Default by providing additional Collateral consisting of Potential Collateral, and/or to reduce the outstanding Loans to it, in which event such actions shall be completed not later than fifteen (15) days following the date on which the Borrower is notified that the Majority Banks have approved the Borrower's proposed actions (or thirty (30) days in the event that the Borrower intends to provide additional Mortgaged Property). The Borrower's notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five (5) Business Days provided above. Within five (5) Business Days after receipt of such advice, the Majority Banks shall advise the Borrower as to whether in their good faith judgment the actions proposed by the Borrower are sufficient to cure such Default without the creation of any other Default hereunder. In the event that the Majority Banks determine the Borrower's proposal is insufficient to cure such Default or is otherwise not in accordance with the terms of this Agreement, the Borrower within an additional three (3) Business Days after such negative notice may submit to the Agent an alternative plan or evidence establishing that the Borrower's original election was sufficient. In the event that within the times provided herein the Borrower shall have failed to provide evidence satisfactory to the Majority Banks that the Borrower's proposed actions are sufficient to cure such Default in accordance with the terms hereof, the cure period shall terminate and such Default immediately shall constitute an Event of Default.

(a) In the event that the Borrower shall elect in whole or in part under paragraph 12.2(a) to provide additional Mortgaged Property, (i) the Real Estate to be added to the Collateral shall be Eligible Real Estate and on or prior to the expiration of the 30-day period each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrower's expense and provided to the Agent for the benefit of the Banks, and (ii) the Borrower, in addition to any other amounts payable under this Agreement, shall pay to the Agent within fifteen (15) days following the commencement of such 60 day period a review fee in the amount of $15,000.00, which fee shall be nonrefundable under any circumstances.

0.1 Termination of Commitments. If any one or more Events of Default specified in paragraph 12.1(g), paragraph 12.1(h) or paragraph 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this paragraph 12.3 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

0.1 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to paragraph 12.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney at law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys' fees.

0.1 Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

(a) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to pargraph 4.3 and all other Obligations, (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under paragraph 2.6 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, and (iv) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(a) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

1.  SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

1. THE AGENT.

0.1 Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

0.1 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

0.1 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

0.1 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

0.1  Payments.

(a) A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

(a) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of paragraph 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

0.1 Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

0.1 Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by paragraph
15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

0.1 Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

0.1 Resignation. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

0.1 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

1.  EXPENSES.
The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under paragraph 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder,
(e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower, (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, and (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by FNBB and the other Banks in connection with the execution and delivery of this Agreement and the other Loan Documents. The covenants of this paragraph 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

1.  INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this paragraph 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower or any of its Subsidiaries, (b) any condition of the Mortgaged Properties, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrower or any of its Subsidiaries comprised in the Collateral, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, or (g) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this paragraph 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this paragraph 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this paragraph 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

1.  SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the such person hereunder.

1.  ASSIGNMENT AND PARTICIPATION.

0.1 Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (b) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (c) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, which rights shall instead be allocated pro rata among the other remaining Banks, and (d) such Eligible Assignee shall acquire an interest in the Loans of not less than $10,000,000 . Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the Eligible Assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in paragraph 18.2, be released from its obligations under this Agreement. In connection with each assignment, the Assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such Eligible Assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower.

0.1 Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

0.1 New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall
(a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning
Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

0.1 Participations. Each Bank may sell participations to one or more Eligible Participants or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such Eligible Participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such Eligible Participant shall have no direct rights against the Borrower except the rights granted to the Banks pursuant to paragraph 13, (d) such sale is effected in accordance with all applicable laws, and (e) such Eligible Participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

0.1 Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under paragraph 4 of the Federal Reserve Act, 12 U.S.C. paragraph 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

0.1 No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

0.1 Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

0.1 Amendments to Mortgages. Upon any such assignment or participation, the Borrower shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.
1.  NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this paragraph 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

If to the Agent or FNBB:

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Division

With a copy to:

The First National Bank of Boston
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn: Lori Y. Litow
Telecopy No.: (770) 390-8434

and to:

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attn: Charles E. Stahl
Telecopy No.: (312) 558-5700

If to the Borrower:

Great Lakes REIT, Inc.
2311 West 22nd Street
Suite 109
Oak Brook, Illinois 60521
Attn: Richard L. Rasley
Telecopy No. (708) 368-2929

With a copy to:

McBride, Baker & Coles
500 West Madison Street
40th Floor
Chicago, Illinois 60661
Attn: Anne Hamblin Schiave
Telecopy No.: (312) 993-9350

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

1.  RELATIONSHIP.

The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

1.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BRING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN PARAGRAPH 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

1.  HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

1.  COUNTERPARTS.
This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

1.  ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in paragraph 27.

1.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

     EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 25.

1.  DEALINGS WITH THE BORROWER.

The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, its Subsidiaries or any of their affiliates regardless of the capacity of the Bank hereunder.

1.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a change in the rate of interest on and the term of the Notes; the amount of the Commitments of the Banks; a reduction or waiver of the principal of any unpaid Loan or any interest thereon; the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower or any Collateral except as otherwise provided herein; or an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks. The amount of the Agent's fee payable for the Agent's account and the provisions of paragraph 14 may not be amended without the written consent of the Agent. The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by FNBB in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

1.  SEVERABILITY.

     The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

1.  TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

1.  NO UNWRITTEN AGREEMENTS.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.


[signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

GREAT LAKES REIT, INC.

By: ______________________________________
Richard L. Rasley,
Secretary



THE FIRST NATIONAL BANK OF BOSTON, individually and as Agent


By:_______________________________________
Michael J. Corbett,
Director

EXHIBIT A

FORM OF NOTE

$35,000,000.00                                              April __, 1996


FOR VALUE RECEIVED, the undersigned GREAT LAKES REIT, INC., a Maryland corporation, hereby promises to pay to The First National Bank of Boston or order, in accordance with the terms of that certain Master Revolving Credit Agreement dated as of April 12, 1996 (the "Credit Agreement"), as from time to time in effect, among the undersigned, The First National Bank of Boston, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of THIRTY FIVE MILLION DOLLARS ($35,000,000.00), or such amount as may be advanced by the payee hereof under the Credit Agreement with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to The First National Bank of Boston, as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement. In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

This Note shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to the conflict of laws rules of any jurisdiction).

The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness  evidenced  hereby,  notice  of  acceleration  of the  indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

GREAT LAKES REIT, INC.


By: _____________________________________

Title:____________________________________

EXHIBIT B


FORM OF REQUEST FOR LOAN The First National Bank of Boston, for itself and as Agent 115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Lori Y. Litow

[Insert Addresses for other Banks]

Ladies and Gentlemen:

Pursuant to the provisions of ss.2.5 of the Master Revolving Credit Agreement dated as of April 12, 1996, as from time to time in effect (the "Credit Agreement"), among Great Lakes REIT, Inc. (the "Borrower"), The First National Bank of Boston, for itself and as Agent, and the other Banks from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

1. Loan. The undersigned Borrower hereby requests a Loan under ss.2.1 of the Credit Agreement:

Principal Amount: $

Type (LIBOR, Base Rate):

Drawdown Date:                , 19

Interest Period:

by credit to the general account of the undersigned Borrower with the Agent at the Agent's Head Office.

2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by paragraph 7.11 of the Credit Agreement:

[Describe]

3. Capital Improvement Project. In the event that such Loan relates to any Capital Improvement Project or portion thereof, the undersigned Borrower represents and warrants that such Loan will not exceed the limit on such Loans set forth in paragraph 7.11 of the Credit Agreement and will reimburse the undersigned Borrower for or pay costs incurred for work on the Capital Improvement Project identified above, which work covered by this request is in place or is for stored materials which are properly secured. Attached hereto are invoices, receipts or other evidence satisfactory to the Majority Banks to verify the cost of such work. [If requested by the Agent Also attached hereto are affidavits, lien waivers of other evidence reasonably satisfactory to the Majority Banks showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property in connection with such Capital Improvement Project have been paid all amounts due for such labor and materials.]

4. Reimbursement. In the event that such Loan is requested to reimburse the undersigned Borrower for amounts paid from its own funds for a purpose authorized by the terms of paragraph 7.11 of the Credit Agreement, such funds were used within ninety (90) days of the date of this Loan Request. [Also attached hereto is evidence reasonably satisfactory to the Majority Banks showing the date on which and purpose for which the undersigned Borrower's funds were used.]

5. No Default. The undersigned chief financial or chief accounting officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. Attached to this Request for Loan is a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided under paragraph 6.4 or paragraph 7.4 of the Credit Agreement adjusted in the best good-faith estimate of the Borrower to give effect to the making of the Loan requested hereby. No condemnation proceedings are pending as to the undersigned Borrower's knowledge threatened against any Mortgaged Property.

6. Representations True. Each of the representations and warranties made by or on behalf of the Borrower, and its Subsidiaries contained in the Credit
Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

7. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in paragraph 11 of the Credit Agreement have been satisfied. (Reference title insurance "date down", if applicable.)

8. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

9. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, we have hereunto set our hands this _____ day of _______________, 199___.

GREAT LAKES REIT, INC.


By: _______________________________

Title:______________________________

EXHIBIT C


FORM OF
COMPLIANCE CERTIFICATE


The First National Bank of Boston, for itself and as Agent 115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Lori Y. Litow

[Insert Addresses for other Banks]

Ladies and Gentlemen:

Reference is made to the Master Revolving Credit Agreement dated as of April 12, 1996 (the "Credit Agreement") by and among Great Lakes REIT, Inc. (the "Borrower"), The First National Bank of Boston, for itself and as Agent, and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrower and its Subsidiaries for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

This certificate is submitted in compliance with requirements of paragraph 7.4(h), paragraph 7.5(e), paragraph 8.1(f), paragraph 8.8 or paragraph 10.14 of the Credit Agreement. If this certificate is provided under a provision other than paragraph 7.4(e), the calculations provided below are made using the financial statements of the Borrower and its Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower to give effect to the making of a Loan, extension of the Maturity Date, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer of the Borrower is its chief financial or chief accounting officer.

The undersigned officers have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. (Note: If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.]

The Borrower is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

IN  WITNESS  WHEREOF,   we  have  hereunto  set  our  hand  this  _____  day  of
______________, 199__.


GREAT LAKES REIT, INC.


By:________________________________

Title:_______________________________

APPENDIX A
to
COMPLIANCE CERTIFICATE

Outstanding Loans cannot exceed the Borrowing Base (Section 9.1)

A.0.1 Outstanding principal balance of the Loans:
A.0.1 Approved Appraised Value:
A.0.1 Line 2 X 60%:
A.0.1 Line 3 must be > than or = to line 1.

A. Company Leverage cannot exceed 55% (Section 9.2)

1. Consolidated Total Liabilities:
1. Total GAP Assets:
1. Accumulated Depreciation:
1. Consolidated Total Adjusted Asset Value:
(line 2 plus line 3)
1. Company Leverage:
(line 1 divided by line 4):
1. Line 5 cannot exceed .55.

A. Company Debt Service Coverage  must exceed 2.0X   rolling 4Q's (Section
9.3)

1. Net Income:
2. Depreciation & Amortization:
3. Interest Expense:
4. Extraordinary/Non-recurring losses:
5. Extraordinary/Non-recurring gains:
6. CapX Reserve Amount ($ .50 psf):
7. Operating Cash Flow:
(Lines 1+2+3+4 5 6)
8. Debt Service:
9. DSC Ratio:
(line 7 divided by line 8)
10. Line 9 must exceed 2.0.

A. Minimum Consolidated Tangible Net Worth (Section 9.4)

1. Consolidated Total Adjusted Assets:
(Line B.4)
2. Consolidated Total Liabilities:
3. Initial Consolidated Tangible Net Worth:
 Line 1 minus Line 2)
4. Net Offering Proceeds from offerings after Closing:
5. 75% of line 4:
6. Minimum Consolidated Tangible Net Worth:
($40,000,000 + line 5)
7. Line 3 must be > than or = to line 6.
A. Mortgaged Property Operating Net Income (Section 9.5)
1. NOI of existing Mortgaged Properties   Rolling 4Q's:
2. NOI of new properties added during Q (annualized):
3. CapX Reserve ($ .50 psf):
4. OCF of all Mortgaged Properties:
 line 1+ line 2  line 3)
5. L an Amount Outstanding at QE:
6. Actual Interest Rate:

7. 10-Year Treasury+2%:
8. Applicable Interest Rate (the > of line 6 or 7):
9. Annual P&I payment using 20-yr amortization:
10. Mortgaged Property DSC Ratio:
(line 4 divided by line 9)
11. Line 10 must exceed 1.5.

A. Distributions cannot exceed 90% of Funds From Operations (Section 8.7(a))

1. Current Quarter Distributions:
2. Prior 3 Quarters Distributions:
3. Total Distributions last 4Q's:
4. GAAP Net Income for last 4Q's:
5. Adjustments to Net Income:
(exclude financing costs and gains (losses) from debt restructuring and sales of property)
6. Depreciation and Amortization:
7. Other non-cash items:
8. Funds from Operations:
(lines 4-5+6+7=)
9. Distributions to Funds from Operations Ratio:
(line 3 divided by line 8)
10. Line 9 cannot exceed .90.

A. Liquidation Value of Portfolio

NOI stabilized income properties at ________: NOI capped at 10.5% List Additional new Properties at Cost:

TOTAL PROPERTY VALUE
Cash & Equivalents
Receivables & Other Assets

TOTAL ASSET VALUE:

Mortgages & Line of Credit
Other Liabilities

TOTAL LIABILITIES:

LIQUIDATED PORTFOLIO VALUE:

Shares Outstanding
Liquidation Value per Share:

SCHEDULE 1

BANKS AND COMMITMENTS



                                                                    Commitment
                                     Commitment                     Percentage
The First National Bank of Boston    $35,000,000.00                     100.0%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division
LIBOR Lending Office
Same as above
                                     ------------                       -----
                                     $35,000,000.00                     100.0%

SCHEDULE 6.15


AFFILIATE TRANSACTIONS

SCHEDULE 6.19


SUBSIDIARIES OF THE BORROWER

SCHEDULE 6.22


AGREEMENTS



NONE.

SCHEDULE 8.1

INDEBTEDNESS

SCHEDULE 8.2


LIENS

TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION 1
paragraph 1.1. Definitions.1
paragraph 1.2.  Rules of Interpretation 18
2.  THE REVOLVING CREDIT FACILITY 19
paragraph 2.1.  Commitment to Lend 19
paragraph 2.2.  Unused Facility Fee 19
paragraph 2.3.  Notes 19
paragraph 2.4.  Interest on Loans 20
paragraph 2.5.  Requests for Loans 20
paragraph 2.6.  Funds for Loans 21

3.  REPAYMENT OF THE LOANS 22
paragraph 3.1.  Stated Maturity 22
paragraph 3.2.  Mandatory Prepayments 22
paragraph 3.3.  Optional Prepayments 22
paragraph 3.4.  Partial Prepayments 22
paragraph 3.5.  Effect of Prepayments 22
paragraph 3.6.  Proceeds from Debt or Equity Offering 22
4.  CERTAIN GENERAL PROVISIONS 23
paragraph 4.1.  Conversion Options 23
paragraph 4.2.  Commitment and Syndication Fee 23
paragraph 4.3.  Agent's Fee 24
paragraph 4.4.  Funds for Payments 24
paragraph 4.5.  Computations 24
paragraph 4.6.  Inability to Determine LIBOR Rate 24
paragraph 4.7.  Illegality 25
paragraph 4.8.  Additional Interest 25
paragraph 4.9.  Additional Costs, Etc 25
paragraph 4.10.  Capital Adequacy 26
paragraph 4.11.  Indemnity of Borrower 27
paragraph 4.12.  Interest on Overdue Amounts; Late Charge 27 paragraph 4.13.  HLT Classification 27
paragraph 4.14.  Certificate 28
paragraph 4.15.  Limitation on Interest 28
paragraph 4.16. Substitution of a Bank 28

5.  COLLATERAL SECURITY 29
paragraph 5.1.  Collateral 29
paragraph 5.2.  Appraisals 29
paragraph 5.3.  Release of Collateral 30
paragraph 5.4.  Substitution of Mortgaged Property 30

6.  REPRESENTATIONS AND WARRANTIES 30
paragraph 6.1.  Corporate Authority, Etc. 30
paragraph 6.2.  Governmental Approvals 31
paragraph 6.3.  Title to Properties: Lease. 31
paragraph 6.4.  Financial Statements 31
paragraph 6.5.  No Material Changes 32
paragraph 6.6.  Franchises, Patents, Copyrights, Etc. 32
paragraph 6.7.  Litigation 32
paragraph 6.8.  No Materially Adverse Contracts, Etc. 32
paragraph 6.9.  Compliance with Other Instruments, Laws, Etc. 33 paragraph 6.10.  Tax Status 33
paragraph 6.11.  No Event of Default 33
paragraph 6.12.  Holding Company and Investment Company Acts 33
paragraph 6.13.  Absence of UCC Financing Statements, Etc. 33
paragraph 6.14.  Setoff, Etc. 33
paragraph 6.15.  Certain Transactions 33
paragraph 6.16.  Employee Benefit Plans 34
paragraph 6.17.  Regulations U and X 34
paragraph 6.18.  Environmental Compliance 34
paragraph 6.19.  Subsidiaries 36
paragraph 6.20.  Leases 36
paragraph 6.21.  Loan Documents 36
paragraph 6.22.  Mortgaged Property 36
paragraph 6.23.  Brokers 39
paragraph 6.24.  Other Debt 39
paragraph 6.25.  Solvency 39

7.  AFFIRMATIVE COVENANTS OF THE BORROWER 40
paragraph 7.1.  Punctual Payment 40
paragraph 7.2.  Maintenance of Office 40
paragraph 7.3.  Records and Accounts 40
paragraph 7.4. Financial Statements, Certificates and Information 40 paragraph 7.5. Notices 43 paragraph 7.6.  Existence; Maintenance of Properties 44
paragraph 7.7.  Insurance 45
paragraph 7.8.  Taxes 48
paragraph 7.9.  Inspection of Properties and Books 49
paragraph 7.10. Compliance with Laws, Contracts, Licenses, and Permits 49 paragraph 7.11. Use of Proceeds 49 paragraph 7.12.  Further Assurances 50
paragraph 7.13.  Compliance 50
paragraph 7.14.  Interest Rate Contracts 50

8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER 50
paragraph 8.1.  Restrictions on Indebtedness 50
paragraph 8.2.  Restrictions on Liens, Etc. 51
paragraph 8.3.  Restrictions on Investments 52
paragraph 8.4.  Merger, Consolidation 53
paragraph 8.5.  Sale and Leaseback. 54
paragraph 8.6.  Compliance with Environmental Laws 54
paragraph 8.7.  Distributions 55
paragraph 8.8.  Asset Sales 55
paragraph 8.9.  Development Activity 55

9.  FINANCIAL COVENANTS OF THE BORROWER 56
paragraph 9.1. Borrowing Base 56
paragraph 9.2. Liabilities to Assets Ratio 56
paragraph 9.3. Debt Service Coverage 56
paragraph 9.4. Tangible Net Worth 56
paragraph 9.5. Mortgaged Property Operating Net Income 56

10.  CLOSING CONDITIONS 57
paragraph 10.1.  Loan Documents 57
paragraph 10.2.  Certified Copies of Organizational Documents 57
paragraph 10.3.  Bylaws; Resolutions 57
paragraph 10.4.  Incumbency Certificate; Authorized Signers 57
paragraph 10.5.  Opinion of Counsel 57
paragraph 10.6.  Payment of Fees 58
paragraph 10.7.  Appraisals 58
paragraph 10.8.  Environmental Reports 58
paragraph 10.9.  Insurance 58
paragraph 10.10.  Performance; No Default 58
paragraph 10.11.  Representations and Warranties 58
paragraph 10.12.  Proceedings and Documents 58
paragraph 10.13.  Eligible Real Estate Qualification Documents 58
paragraph 10.14.  Compliance Certificate 58
paragraph 10.15.  Stockholder Consents 59
paragraph 10.16.  Other Documents 59
paragraph 10.17.  No Condemnation/Taking 59
paragraph 10.18.  Other 59

11. CONDITIONS TO ALL BORROWINGS 59
paragraph 11.1.  Prior Conditions Satisfied 59
paragraph 11.2.  Representations True; No Default 59
paragraph 11.3.  No Legal Impediment 60
paragraph 11.4.  Governmental Regulation 60
paragraph 11.5.  Proceedings and Documents 60
paragraph 11.6.  Borrowing Documents 60
paragraph 11.7.  Endorsement to Title Policy 60
paragraph 11.8.  Future Advances Tax Payment 60

12.  EVENTS OF DEFAULT; ACCELERATION; ETC. 61
paragraph12.1.  Events of Default and Acceleration 61
paragraph 12.2.  Certain Cure Periods 63
paragraph 12.3.  Termination of Commitments 64
paragraph 12.4.  Remedies 64
paragraph 12.5.  Distribution of Collateral Proceeds 65

13. SETOFF 65

14. THE AGENT 66
paragraph 14.1.  Authorization 66
paragraph 14.2.  Employees and Agents 66
paragraph 14.3.  No Liability 66
paragraph 14.4.  No Representations 67
paragraph 14.5.  Payments 67
paragraph 14.6.  Holders of Notes 68
paragraph 14.7.  Indemnity 68
paragraph 14.8.  Agent as Bank 68
paragraph 14.9.  Resignation 68
paragraph 14.10.  Duties in the Case of Enforcement 69

15.  EXPENSES 69

16.  INDEMNIFICATION 70

17.  SURVIVAL OF COVENANTS, ETC. 71

18.  ASSIGNMENT AND PARTICIPATION 71
paragraph 18.1.  Conditions to Assignment by Banks 71
paragraph 18.2.  Register 72
paragraph 18.3.  New Notes 72
paragraph 18.4.  Participations 72
paragraph 18.5.  Pledge by Bank 73
paragraph 18.6.  No Assignment by Borrower 73
paragraph 18.7.  Disclosure 73
paragraph 18.8.  Amendments to Mortgages 73

19.  NOTICES 73

20.  RELATIONSHIP 75

21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE 75

22.  HEADINGS 75

23.  COUNTERPARTS 75


24.  ENTIRE AGREEMENT, ETC 76

25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS 76

26.  DEALINGS WITH THE BORROWER 76

27.  CONSENTS, AMENDMENTS, WAIVERS, ETC 76

28.  EVERABILITY 77

29.  TIME OF THE ESSENCE 77

30.  NO UNWRITTEN AGREEMENTS 77

EXHIBITS AND SCHEDULES


EXHIBIT A  FORM OF NOTE

EXHIBIT B  FORM OF REQUEST FOR LOAN

EXHIBIT C  FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 1  BANKS AND COMMITMENTS

SCHEDULE 6.15  AFFILIATE TRANSACTIONS

SCHEDULE 6.19  SUBSIDIARIES OF THE BORROWER

SCHEDULE 6.22  AGREEMENTS

SCHEDULE 8.1  INDEBTEDNESS

SCHEDULE 8.2  LIENS

                              AMENDED AND RESTATED
                        MASTER REVOLVING CREDIT AGREEMENT

                            DATED AS OF JUNE 28, 1996

                                      among

                             GREAT LAKES REIT, INC.

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON

                                       and

                            BANK OF AMERICA ILLINOIS

                                       and

                          OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       and

                       THE FIRST NATIONAL BANK OF BOSTON,
                                    AS AGENT

                           AMENDED AND RESTATED MASTER
                           REVOLVING CREDIT AGREEMENT


This AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT is made as of the 28th day of June, 1996, by and among GREAT LAKES REIT, INC. (the "Borrower"), a Maryland corporation having its principal place of business at 2311 West 22nd Street, Suite 109, Oak Brook, Illinois 60521, and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), BANK OF AMERICA ILLINOIS ("BOA"), and the other lending institutions which may become parties hereto pursuant to paragraph 18 (the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, as Agent for the Banks (the "Agent").

RECITALS

WHEREAS, the Borrower, FNBB and the Agent are parties to that certain Master Revolving Credit Agreement dated as of April 12, 1996, (the "Prior Credit Agreement");

WHEREAS, pursuant to the Prior Credit Agreement, FNBB has made certain loans to the Borrower which are outstanding on the date hereof;

WHEREAS, the Borrower requires additional availability of funds in the operation of its business and the Banks are willing to provide such additional funds pursuant to the terms set forth herein; and

WHEREAS, the Borrower, the Banks and the Agent desire to amend and restate the Prior Credit Agreement to provide for an increase in the commitment of the Banks under the credit facility, it being understood that the loans heretofore made to the Borrower by FNBB shall continue to remain outstanding and that this Agreement is an amendment and restatement of the Prior Credit Agreement, which shall remain in full force and effect, as amended and restated hereby.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans, advances, or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto hereby agree as follows:

1.  DEFINITIONS AND RULES OF INTERPRETATION.

0.1 Definitions. The following terms shall have the meanings set forth in this paragraph l or elsewhere in the provisions of this Agreement referred to below:

Affected Bank.  See paragraph 4.16.

Agent.  The First National Bank of Boston acting as agent for the Banks.

Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks. Agent's Special Counsel. Winston & Strawn or such other counsel as may be approved by the Agent.

Agreement. This Amended and Restated Master Revolving Credit Agreement, including the Schedules and Exhibits hereto.

Applicable Margin. As of any date of determination, with respect to LIBOR Rate loans, 1.875%, provided that upon completion of a Successful Initial Public Offering the applicable margin shall be reduced to 1.750%.

Appraisal. An MAI appraisal of the value of a parcel of Real Estate, determined on a fair value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Banks and otherwise acceptable (i) to the Agent, in the case of such appraisals delivered by the Borrower on the Closing Date, and (ii) the Majority Banks, in the case of any such appraisals delivered by the Borrower after the Closing Date, provided that if the Agent's appraisal department has determined that the value of any parcel of Real Estate is within five percent (5%) of the value for such parcel of Real Estate as set forth in the MAI appraisal delivered to the Agent by the Borrower, the Banks shall accept such appraised value.

Appraised Value. The fair value of a parcel of Mortgaged Property determined by the most recent Appraisal of such parcel or update obtained pursuant to paragraph 5.2 or paragraph 10.7, subject, however, to such changes or adjustments to the value determined thereby as may be required by (i) the appraisal department of the Agent, in the case of such appraisals delivered by the Borrower on the Closing Date, and (ii) the appraisal departments of the Majority Banks, in the case of any such appraisals delivered by the Borrower after the Closing Date, in their good faith business judgment after consultation with the Borrower, provided that if the Agent's appraisal department has determined that the value of any parcel of Mortgaged Property is within five percent (5%) of the value for such Mortgaged Property as set forth in the MAI appraisal delivered to the Agent by the Borrower, the Banks shall accept such appraised value.

Assigned Interest.  See paragraph 18.9.

Assignment of Leases and Rents. Each of the collateral assignments of leases and rents from the Borrower to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of the Borrower as lessor with respect to all Leases of all or any part of a Mortgaged Property, each such collateral assignment to be in form and substance satisfactory to the Majority Banks.

Balance Sheet Date.  December 31, 1995.
 Banks. FNBB, BOA and any other Person who becomes an assignee of any rights of a Bank pursuant to paragraph 18.

Base Rate. The annual rate of interest announced from time to time by Agent at Agent's Head Office as its "base rate". Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

BOA.  As defined in the preamble hereto.

Borrower.  As defined in the preamble hereto.

Borrowing Base. At any time with respect to the Borrower, the Borrowing Base shall be the aggregate of the Borrowing Bases for each parcel of Eligible Real Estate included in the Mortgaged Property owned by the Borrower. The Borrowing Base for each parcel of Eligible Real Estate included in the Mortgaged Property shall be the amount which is sixty percent (60%) of the Appraised Value of such Mortgaged Property as most recently determined as provided under paragraph 5.2 or paragraph 10.7.

Building. With respect to each parcel of Mortgaged Property, all of the buildings, structures and improvements now or hereafter located thereon.

Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Mortgaged Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of a Building (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower unless the same be abandoned by any such lessee or other occupant or person and shall become the Borrower's property by reason of such abandonment), together with any and all replacements thereof and additions thereto.

Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capital Expenditure Reserve Amount. With respect to any Person or property, a reserve for replacements and capital expenditures equal to $ .50 per square foot of building space located on all Real Estate owned by such Person. Capital Improvement Project. With respect to any Real Estate now or hereafter owned by the Borrower which is utilized principally for office, office/service or light industry, capital improvements consisting of rehabilitation, refurbishment, replacement and improvements (including related amenities) to the existing Buildings on such Real Estate which may be properly capitalized under generally accepted accounting principles.

CERCLA.  See paragraph 6.18.

Closing Date. The first date on which all of the conditions set forth in paragraph 10 and paragraph 11 have been satisfied.

Code.  The Internal Revenue Code of 1986, as amended.

Collateral. All of the property, rights and interests of the Borrower which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property.

Commitment. With respect to each Bank, the amount set forth on Schedule I hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement

Commitment Percentage.  With respect to each Bank, the percentage set forth on
Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

Compliance Certificate.  See paragraph 7.4(e).

Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

Consolidated Operating Cash Flow. With respect to any period of a Person, an amount equal to the Operating Cash Flow such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

Consolidated Tangible Net Worth. The amount by which Consolidated Total Adjusted Asset Value exceeds Consolidated Total Liabilities, and less the sum of:

(a) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

(a) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

Consolidated Total Adjusted Asset Value. With respect to any Person, all assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles. All real estate shall be valued on an undepreciated cost basis.

Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified. Amounts undrawn under this Agreement shall not be included in Indebtedness for purposes of this definition.

Construction Inspector. A firm of professional engineers or architects selected by the Borrower and reasonably acceptable to the Agent.

Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with paragraph 4.1

Debt Offering. The issuance and sale by the Borrower of any debt securities of the Borrower.

Debt Service. For any period, the sum of all interest and mandatory principal payments due and payable during such period reduced by any balloon payments due upon maturity of any Indebtedness.

Default.  See paragraph 2.1

Defaulting Bank. Any Bank which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from the Agent.

Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders or partners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with paragraph 4.1.

Eligible Assignee. Any of the following assignees: (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States or any state thereof having total assets in excess of $250,000,000; (ii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which is organized under the laws of the United States or any state thereof and in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and having total assets in excess of $250,000,000; provided that such bank is acting through a branch or agency located in the United States and such bank shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W 8 or W 9 and (B) Internal Revenue Service Forms 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441 1, 1.1441 4 or
1.1441 6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such entity establishing that such payment is (1) not subject to Untied States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such entity of a trade or business in the United States or (2) totally exempt from the United States Federal withholding tax; and (iv) any other financial institution satisfactory to both the Borrower and the Agent.

Eligible Participant. Any of the following participants: (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States or any state thereof having total assets in excess of $250,000,000; (ii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which is organized under the laws of the United States or any state thereof and in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and having total assets in excess of $250,000,000; provided that such bank is acting through a branch or agency located in the United States and such bank shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W 8 or W 9 and (B) Internal Revenue Service Forms 1001 or Form 4224 andany other certificate or statement of exemption required by Treasury Regulation Section 1.1441 1, 1.1441 4 or 1.1441 6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such entity establishing that such payment is (1) not subject to Untied States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such entity of a trade or business in the United States or (2) totally exempt from the United States Federal withholding tax; and (iv) any other financial institution satisfactory to both the Borrower and the Agent.

Eligible Real Estate.  Real Estate:

(a) which is owned in fee by the Borrower;

(b) which is located within the contiguous 48 States of the continental United States, excluding those States which prescribe a "single-action" or similar rule limiting the rights of creditors secured by real property, which exclusion shall apply, without limitation, to the States of California and Washington except to the extent such exclusion is waived in writing by the Majority Banks with respect to a specific parcel of Real Estate;

(c) which is utilized principally for offices, offices/service or light industry;

(d) which is approved by the Majority Banks after the date hereof in their sole judgment;

(e) as to which all of the representations set forth in paragraph 6 of this Agreement concerning Mortgaged Property are true and correct; and

(f) as to which the Agent has received all Eligible Real Estate Qualification Documents, so long as all of such documents remain in full force and effect.

Eligible Real Estate Qualification Documents. With respect to any parcel of Real Estate of the Borrower proposed to be included in the Collateral, each of the following:

(a) Security Documents. Such Security Documents relating to such Real Estate as the Majority Banks shall require, in form and substance satisfactory to the Agent and the Majority Banks and duly executed and delivered by the respective parties thereto.

(a) Enforceability Opinion. The favorable legal opinion of counsel to the Borrower reasonably acceptable to the Majority Banks qualified to practice in the State in which such Real Estate is located, addressed to the Banks and in form and substance satisfactory to the Majority Banks as to the enforceability of such Security Documents and such other matters as the Majority Banks shall reasonably request.

(a) Perfection of Liens. Evidence reasonably satisfactory to the Majority Banks that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens approved by the Majority Banks entitled to priority under applicable law) lien and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

(a) Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under paragraph 7.8.

(a) Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

(a) UCC Certification. A certification from the Title Insurance Company or counsel satisfactory to the Majority Banks that a search of the public records designated by the Majority Banks disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

(a) Management Agreement. A true copy of the Management Agreement, if any, relating to such Real Estate.

(a) Service Agreements. True copies of all Service Agreements relating to such Real Estate.

(a) Standard Form Leases. True copies of sample leases and Rent Rolls and summaries thereof satisfactory to the Majority Banks certified by the Borrower as accurate and complete as of a recent date.

(a) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower, its insurers and insurance brokers as the Majority Banks may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

(a) Hazardous Substance Assessments. A hazardous waste site assessment report concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than six (6) months prior to the inclusion of such Real Estate in the Collateral, from an Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Majority Banks in their sole discretion and to otherwise be in form and substance satisfactory to the Majority Banks.

(a) Certificate of Occupancy. A copy of the certificate(s) of occupancy issued to the Borrower for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence satisfactory to the Majority Banks that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower), or a legal opinion reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

(a) Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Agent or the Majority Banks as provided in paragraph 5.2 and dated not more than twelve (12) months prior to the inclusion of such Real Estate in the Collateral.

(a) Zoning and Land Use Opinion of Counsel. A favorable opinion concerning the Real Estate addressed to the Agent and dated the date of the inclusion of such Real Estate in the Collateral, in form and substance satisfactory to the Majority Banks, from counsel approved by the Majority Banks admitted to practice in the State in which such parcel is located, as to zoning and land use compliance, or such other evidence regarding zoning and land use compliance as the Majority Banks may approve in their reasonable discretion.

(a) Construction Inspector Report. A report or written confirmation from the Construction Inspector satisfactory in form and content to the Majority Banks, dated or updated not more than three months prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Majority Banks may reasonably require, including without limitation that the Construction Inspector has reviewed the plans and specifications or other available materials for all Buildings on the Real Estate, that the condition of the Buildings is good, that all Buildings were constructed and completed in a good and workmanlike manner, that the Buildings satisfy all applicable building, zoning, handicapped access and Environmental Laws applicable thereto, whether or not the Real Estate and the Buildings thereon are a conforming use under applicable zoning laws, and that utilities and public water and sewer service are available at the lot lines of the Real Estate through dedicated rights of way or through insured perpetual private easements approved by the Majority Banks and connected directly to the Building with all necessary permits.

(a) Permit and Legal Compliance Assurances. Evidence satisfactory to the Majority Banks that all activities being conducted on such Real Estate which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect, and that the Real Estate, the Buildings and the use and occupancy thereof are in compliance with all applicable federal, state or local laws, ordinances or regulations.

(a) Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Banks under paragraph 6.4(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Mortgaged Property to the Collateral.

(a) Doing Business Opinion. An opinion, dated the date of the inclusion of such Real Estate in the Collateral, of legal counsel to the Borrower reasonably acceptable to the Majority Banks qualified to practice in the State in which such Real Estate is located to the effect that neither the Agent nor any Bank shall be required to qualify to do business in such State or any political subdivision thereof or to become liable to pay any taxes in such State or any political subdivision thereof solely on account of the receipt of the lien on such Real Estate securing the Obligation, such opinion to be satisfactory to the Majority Banks.

(a) Additional Documents. Such other documents, certificates, reports or assurances as the Majority Banks may reasonably require in their discretion.

Employee Benefit Plan. Any employee benefit plan within the meaning of paragraph 3(3) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer. EMG, Inc. or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and which has been previously approved by the Agent, or if not previously approved by the Agent, with respect to which the Borrower has provided to the Agent a copy at such firm's errors and omissions insurance policy and a reliance letter both in form and substance acceptable to the Agent.

Environmental Laws.  See paragraph 6.18(a).

Equity Offering. The issuance and sale by the Borrower of any equity securities of the Borrower.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under paragraph 414 of the Code.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of paragraph 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Event of Default.  See paragraph 12.1.

Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

FNBB.  As defined in the Preamble.

Funds from Operations. With respect to any Person for any fiscal period, the Net Income of such Person computed in accordance with generally accepted accounting principles, excluding financing costs and gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization and other non cash items.

Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of paragraph 3(2) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Hazardous Substances.  See paragraph 6.18(b).

HLT Notice Date.  See paragraph 4.13.

Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit.

Indemnity Agreement. The Amended and Restated Indemnity Agreement Regarding Hazardous Materials made by the Borrower in favor of the Agent and the Banks, as the same may be modified or amended, pursuant to which the Borrower agrees to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Majority Banks.

Interest Payment Date. As to each Loan, the first day of each calendar month during the term of such Loan.

Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the London Interbank Market;

(B) if the Borrower shall fail to give notice as provided in paragraph 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

(C) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

Interest Rate Contracts. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Building or on the Real Estate by persons other than the Borrower.

LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

LIBOR Lending Office.  Initially,  the office of each Bank designated as such in
Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum as determined by the Reference Bank's LIBOR Lending Office to be the rate (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to prime banks, by such banks in the London Interbank Market as are selected in good faith by Reference Bank, at approximately 11:00 a.m. London time two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies.

LIBOR Rate Loans.  Loans bearing interest calculated by reference to a LIBOR
Rate.

Loan Documents. This Agreement, the Notes, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower in connection with the Loans.

Loan Request.  See paragraph 2.5.

Loans.  See paragraph 2.1.

Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is more than sixty six and two thirds percent (66 2/3%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined, for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks.

Management Agreements. Agreements, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

Maturity Date. April 12, 1998, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Mortgaged Property or Mortgaged Properties. The Eligible Real Estate owned by the Borrower which is conveyed to and accepted by the Agent as security for the Obligations of the Borrower pursuant to the Security Deeds.

Multiemployer Plan. Any multiemployer plan within the meaning of paragraph 3(37) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate.

Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

Net Offering Proceeds. The gross cash proceeds received by the Borrower as a result of a Debt Offering or an Equity Offering less customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower in connection therewith.

Non-recourse Indebtedness. Indebtedness of a Person which is secured by one or more parcels of Real Estate (other than Mortgaged Property) and related personal property or interests therein and Short-term Investments and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and Leases thereon and the rents and profits thereof and the Short-term Investments securing such Indebtedness.

Notes.  See paragraph 2.3.

Notice.  See paragraph 19.

Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

Operating Cash Flow. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income minus (d) the Capital Expenditure Reserve Amount, all as determined in accordance with generally accepted accounting principles.

Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

PBGC. The Pension Benefit Guaranty Corporation created by paragraph 4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Liens. Liens, security interests and other encumbrances permitted by paragraph 8.2.

Person.  Any  individual,   corporation,   partnership,   trust,  unincorporated
association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Potential Collateral. Any property of the Borrower which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate and
(ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Majority Banks and the completion and delivery of Eligible Real Estate Qualification Documents.

Pro Forma Debt Service Charges. For any period of four consecutive fiscal quarters the sum of principal and interest which would have been payable during such period on a loan in the original principal amount equal to the outstanding principal balance of the Loans as of the date of such determination bearing interest at a rate per annum equal to the greater of (i) the sum of the then current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of such determination plus two percent (2%) and (ii) the then applicable interest rate(s) and being payable based on a 20 year mortgage style amortization schedule. Such determination of the Pro Forma Debt Service Charges by the Agent shall be conclusive and binding absent manifest error.

Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

Reference Bank. FNBB.

Register.  See paragraph 18.2.

REIT Status. With respect to the Borrower, its status as a real estate investment trust as defined in paragraph 856(a) of the Code.
Release.  See paragraph 6.18(c)(iii).

Rent Roll. A report prepared by the Borrower showing for each unit its type, occupancy status, lease expiration date, market rent, lease rent and other information in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Majority Banks, such approval not to be unreasonably withheld.

SEC.  The federal Securities and Exchange Commission.

Security Deeds. The Mortgages, Deeds to Secure Debt and Deeds of Trust from the Borrower to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which the Borrower has conveyed a Mortgaged Property as security for the Obligations of the Borrower.

Security Documents. The Security Deeds, the Assignments of Rents and Leases, the Indemnity Agreement, and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

Service Agreement. Service agreements with third parties, whether written or oral, relating to the operation, maintenance, security, finance or insurance of Mortgaged Property.

Short-term Investments. Investments described in subsections (a) through (g), inclusive, of paragraph 8.3.

State.  A state of the United States of America.

Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

Successful Initial Public Offering. An offering of common equity of the Borrower to the public pursuant to a registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder, which has been declared effective by the Securities and Exchange Commission and results in
(i) the common equity being listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System for a per share price of not less than $12 per share and (ii) net proceeds to the Borrower after underwriting fees or placement fees, as the case may be, of not less than $50,000,000.

Survey. An instrument survey of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Majority Banks in their sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as the Majority Banks may reasonably require; shall show the zoning district or districts in which the Mortgaged Property is located and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Majority Banks.

Surveyor Certification. With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Majority Banks or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Majority Banks in form and substance.

Title Insurance Company. Chicago Title Insurance Company or another title insurance company or companies approved by the Majority Banks.

Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Majority Banks) issued by a Title Insurance Company (with such reinsurance or co-insurance as the Majority Banks may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Majority Banks may require insuring the priority of the Security Deeds and that the Borrower holds marketable fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Majority Banks in their reasonable discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Majority Banks reasonably may require and is available in the State in which the Real Estate is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a "tie in" endorsement and (vii) a "first loss" endorsement.


Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is $50,000,000.00, provided that prior to the compliance by the Borrower with the covenant set forth in paragraph 7.15, the total amount available to be drawn under the Total Commitment shall be limited to $35,000,000.00.

Type.  As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

0.1  Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(a) The singular includes the plural and the plural includes the singular.

(a) A reference to any law includes any amendment or modification to such law.

(a) A reference to any Person includes its permitted successors and permitted assigns.

(a) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(a) The words "include", "includes" and "including" are not limiting.

(a) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(a) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Illinois, have the meanings assigned to them therein.

(a) Reference to a particular "paragraph", refers to that section of this Agreement unless otherwise indicated.

(a) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

1.  THE REVOLVING CREDIT FACILITY.

0.1 Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower (the "Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with paragraph 2.5, such sums as are requested by the Borrower for the purposes set forth in paragraph 7.11 up to the lesser of
(a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment and (b) such Bank's Commitment Percentage of the Borrowing Base; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at anytime exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in paragraph 10 and paragraph 11, in the case of the initial Loan, and paragraph 11, in the case of all other Loans, have been satisfied on the date of such request.

0.1 Unused Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages an unused facility fee calculated at the rate of one-fourth of one percent (1/4%) per annum on the average daily amount by which the aggregate Commitment exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date; provided that until October 1, 1996, for purposes of calculating the unused facility fee only, the aggregate Commitment shall be deemed to be $35,000,000. The unused facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Maturity Date.

0.1 Notes. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

0.1  Interest on Loans.

(a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is converted to a LIBOR Rate Loan at the per annum rate equal to the Base Rate. (a) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

(a) The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto.

(a) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in paragraph 4.1.

0.1 Requests for Loans. The Borrower (i) shall notify the Agent of a potential request for a Loan as soon as possible but not less than six (6) Business Days prior to the Borrower's proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than three (3) Business Days prior to the proposed Drawdown Date. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain
(i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of paragraph 7.11),
(ii) in the case of any advance relating to any Capital Improvement Project, upon the request of the Agent (A) a statement that such advance will reimburse the Borrower for or pay costs incurred for work on the applicable Capital Improvement Project together with such evidence as the Majority Banks may reasonably require to verify the cost of such work (which evidence may include, without limitation, invoices and receipts) and that such work is in place or that stored materials are properly secured (which evidence may include a satisfactory report from the Construction Inspector), and (B) in the event that such Capital Improvement Project relates to a Mortgaged Property and if requested by the Majority Banks, delivery to the Agent of affidavits, lien waivers or other evidence reasonably satisfactory to the Majority Banks showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for such labor and materials, and (iii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Notwithstanding anything in this paragraph
2.5 to the contrary, the Borrower shall be permitted to use the proceeds of a Loan to reimburse the Borrower for amounts paid from its own funds within the preceding ninety (90) days for a purpose authorized by the terms of paragraph
7.11. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this paragraph 2.5, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages actually incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time. In the event that the proceeds from such Loan have been or are to be used for a purpose other than a Capital Improvement Project, then the Borrower shall provide to the Agent as soon as practicable such evidence as the Majority Banks shall reasonably require to evidence that such funds have been used for such purpose (which evidence may include, without limitation, a closing statement).

0.1 Funds for Loans. Not later than 12:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to paragraph 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by paragraph 10 and paragraph 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of paragraph 2.5. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position as against the Bank or Banks so failing or refusing for such Loans as provided in paragraph 12.5.

1.  REPAYMENT OF THE LOANS.

0.1 Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

0.1 Mandatory Prepayments. If at any time the aggregate outstanding principal amount of the Loans exceeds (a) the aggregate Commitment, or (a) the Borrowing Base for the Loans, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to such Loans.

0.1 Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this paragraph 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to paragraph 4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least five (5) Business Days' prior written notice of any prepayment pursuant to this paragraph 3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

0.1 Partial Prepayments. Each partial prepayment of the Loans under paragraph 3.2(a) and paragraph 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

0.1 Effect of Prepayments. Amounts of the Loans prepaid under paragraph 3.2 and paragraph 3.3 prior to the Maturity Date may be reborrowed as provided in paragraph 2.

0.1 Proceeds from Debt or Equity Offering. At the option of the Majority Banks, the Borrower shall cause any Net Offering Proceeds to be paid by the Borrower
(i) to the Agent for the account of the Banks as a prepayment of the Loans to the Borrower to the extent of the outstanding balance of such Loans or (ii) to American National Bank and Trust Company of Chicago to pay off its Indebtedness referred to in item 5 of Schedule 8.1 and to have the liens in favor of American National Bank and Trust Company of Chicago identified in items 4,6,7 and 9 of
Schedule 8.2 released.

1.  CERTAIN GENERAL PROVISIONS.

0.1  Conversion Options.

(a) The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least four (4) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

(a) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of ss.4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(a) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

0.1 Commitment and Syndication Fee. The Borrower agrees to pay to FNBB the additional commitment and syndication fee provided for in the Agreement

Regarding Fees dated as of March 15, 1996 between the Borrower and FNBB in connection with the increase of the Total Commitment from $35,000,000 to $50,000,000.

0.1 Agent's Fee. The Borrower has paid to the Agent, for the Agent's own account, an annual Agent's fee calculated at the rate, and payable at such times as are, set forth in the Agreement Regarding Fees referred to in paragraph 4.2.

0.1  Funds for Payments.

(a) All payments of principal, interest, unused facility fees, Agent's fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with FNBB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

(a) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. FNBB represents and warrants that, to the best of its knowledge, it is exempt from United States Federal withholding requirements as it applies to payments to be made by the Borrower to FNBB hereunder.

0.1 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

0.1 Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and
(b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks. 0.1 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

0.1 Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrower will pay to the Agent upon the later of fifteen (15) days after demand or the next scheduled Interest Payment Date for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable).

0.1 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

(a) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

(a) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

(a) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

(i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

(ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

(iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon the later of fifteen (15) days after demand made by such Bank or (as the case may be) the Agent or the next scheduled Interest Payment Date at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

0.1 Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital upon the later of fifteen (15) days after such reduction is determined or the next scheduled Interest Payment Date, upon presentation by such Bank of a statement of the amount setting for the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

0.1 Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

0.1 Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to five percent (5.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within ten days of the date when due.

0.1 HLT Classification. The Banks acknowledge that as of the date hereof neither the Commitments nor the Loans are classified as "highly leveraged transactions". Notwithstanding the foregoing, if after the date hereof, the Agent determines, or is advised by any Bank that such Bank has determined or has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank, that any of the Commitments or Loans are classified as a "highly leveraged transaction" (an "HLT Classification") pursuant to any existing regulations regarding "highly leveraged transactions" or any modification, amendment or interpretation thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, central bank or comparable agency, the Agent shall promptly give notice of such HLT Classification to the Borrower and the Banks (which date is hereafter referred to as the "HLT Notice Date"). The Agent, the Banks and the Borrower shall thereupon commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and the Majority Banks agree on the amount of such increase or increases, this Agreement shall be promptly amended to give effect to such increase or increases. If the Borrower and the Majority Banks fail to so agree and the Borrower has failed to refinance the Loans within 90 days after the HLT Notice Date, then the Agent shall, if so requested by the Majority Banks, by notice to the Borrower terminate the Commitments and accelerate the maturity date of the Loans and the Loans shall become due and payable in full on the date specified in such notice, which date shall be not earlier than 180 days after the HLT Notice Date. The Agent and the Banks acknowledge that an HLT Classification is not a Default or an Event of Default.

0.1 Certificate. A certificate setting forth any amounts payable pursuant to paragraph 4.8, paragraph 4.9, paragraph 4.10, paragraph 4.11, paragraph 4.12 or paragraph 4.13 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

0.1 Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

0.1 Substitution of a Bank. If any Bank (the "Affected Bank") has demanded compensation or given notice of its intention to demand compensation pursuant to paragraph 4.7, paragraph 4.9 or paragraph 4.10, and the circumstance triggering such demand or intention to demand is not applicable to all of the Banks, the Borrower shall have the right, with the assistance of the Agent, to seek one or more mutually satisfactory substitute banks or financial institutions (which may be one or more of the Banks) to replace such Affected Bank, subject to the payment to the Agent of an appropriate fee to be agreed upon for the assistance to be provided by the Agent.

1.  COLLATERAL SECURITY.

0.1 Collateral. The Obligations of the Borrower shall be secured by (i) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks in the Mortgaged Property of the Borrower, pursuant to the terms of the Security Deeds, (ii) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the Leases pursuant to the Assignments of Rents and Leases from the Borrower and (iii) the Indemnity Agreement.

0.1  Appraisals.

(a) The Agent on behalf of the Banks shall require Appraisals of each of the Mortgaged Properties once every five (5) years, which will be ordered by the Agent and reviewed and approved by the appraisal department of the Agent, or, if the Agent's appraisal department has determined that the value of any Mortgaged Property is more than five percent (5%) different from the value for such Mortgaged Property as set forth in the Appraisal delivered to the Agent by the Borrower, by the appraisal departments of the Majority Banks, in order to determine the current Appraised Value and Borrowing Base of the Mortgaged Property, and the Borrower shall pay to the Agent on demand all reasonable costs of all such Appraisals relating to the Mortgaged Property of the Borrower; provided, however, that so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall not require more frequent Appraisals and (iii) there has been no material change in the market for the leasing of any of the Mortgaged Properties as reasonably determined by the Agent, the Borrower shall not be required to pay for Appraisals for a particular Mortgaged Property more often than once in any five (5) year period, with the result that unless any such condition shall occur the first Appraisals of a Mortgaged Property for which the Borrower shall be financially responsible shall not be required prior to the date which is five (5) years from the date of the Appraisal for such Mortgaged Property delivered to the Agent pursuant to this Agreement. Notwithstanding the foregoing provisions, however, in the event of a material change of the type referred to in clause (iii), the Borrower shall not be required to pay for Appraisals of the affected Mortgaged Property or Mortgaged Properties more often than once in any 12 month period.

(a) Notwithstanding the provisions of paragraph 5.2(a), the Agent may, for the purpose of determining the current Appraised Value and Borrowing Base of the applicable Mortgaged Properties, perform annual internal studies updating and revising prior Appraisals with respect to the Mortgaged Properties or such portion thereof as the Agent shall determine at any time following (i) the occurrence of an event or condition which, in the reasonable judgment of the Agent, constitutes a material adverse change with respect to a Mortgaged Property or presents a reasonable likelihood that such a change shall occur in the future or (ii) a condemnation of or uninsured casualty to a Mortgaged Property (provided that any such Appraisal as a result of an event or condition described in clause (i) or (ii) shall be limited to the affected Mortgaged Property). The expense of such Appraisals and updates performed pursuant to this paragraph 5.2(b) shall be borne by the Borrower, provided that the Borrower shall not be required to pay for any update pursuant to paragraph 5.2(b)(i) more often than once in any twelve (12) month period.

(a) In the event that the Agent shall advise the Borrower, on the basis of any Appraisal or update pursuant to paragraph 5.2, that the Borrower's Borrowing Base is insufficient to comply with the requirements of paragraph 9.1, then until such Borrowing Base shall be restored to compliance with paragraph 9.1 the Banks shall not be required to make advances under paragraph 2.1.

0.1 Release of Collateral. Upon termination of this Agreement and the Commitment of the Banks to make Loans hereunder and the payment in full of all of the Obligations, the Agent, on behalf of the Banks, shall release the Collateral and shall execute such instruments of release as the Borrower and its counsel may reasonably request. In addition, Collateral may be released as provided in paragraph 8.8.

0.1 Substitution of Mortgaged Property. Any requested substitution by the Borrower of any Real Estate for any Mortgaged Property shall require the consent of the Majority Banks and shall require the completion and delivery to the Agent, for the benefit of the Banks, of the Eligible Real Estate Qualification Documents and the payment to the Agent, for the benefit of the Banks, of a substitution fee of $5,000, of which BOA shall be entitled to $2,000.

1.  REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agent and the Banks as follows.

0.1  Corporate Authority, Etc.

(a) Incorporation; Good Standing. The Borrower is a Maryland corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of Maryland. The Borrower (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Mortgaged Property of the Borrower is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such person. The Borrower is a real estate investment trust in full compliance with and entitled to the benefits of paragraph 856 of the Code.

(a) Subsidiaries. Each of the Subsidiaries of the Borrower (i) is a corporation, limited partnership or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Mortgaged Property held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

(a) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

(a) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

0.1 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

0.1 Title to Properties: Lease. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

0.1 Financial Statements. The Borrower has furnished to each of the Banks: (a) the consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date, (b) an unaudited statement of Operating Cash Flow for each of the Mortgaged Properties for the previous three (3) fiscal years ended December 31, 1995, to the extent available, satisfactory in form to the Majority Banks and certified by the chief financial or accounting officer of the Borrower as fairly presenting the operating income for such parcels for such periods, provided that such certification need only be made with respect to any Mortgaged Property for the period such Mortgaged Property has been owned and operated by the Borrower, if such period is less than three (3) fiscal years, and (c) certain other financial information relating to the Borrower and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as of such dates and the results of the operations of the Borrower and the Mortgaged Properties for such periods. There are no liabilities, contingent or otherwise, of the Borrower or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

0.1 No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

0.1 Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

0.1 Litigation. There are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened in writing against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

0.1 No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

0.1 Compliance with Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

0.1 Tax Status. The Borrower and each of its Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the partners or officers of such Person know of no basis for any such claim.

0.1 No Event of Default. No Default or Event of Default has occurred and is continuing.

0.1 Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

0.1 Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower or its Subsidiaries or rights thereunder.

0.1 Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Security Deeds.

0.1 Certain Transactions. Except as set forth on Schedule 6.15, none of the officers, trustees, directors, or employees of the Borrower or any of its Subsidiaries is a party to any transaction with either or both of the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

0.1 Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan; provided, however, that nothing hereon shall prohibit the Borrower or any of its Subsidiaries from maintaining or contributing to an Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan so long as the Borrower or its Subsidiary does so in compliance with all applicable laws.

0.1 Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

0.1 Environmental Compliance. The Borrower has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties.

(a) With respect to the Mortgaged Properties, and to the best of the Borrower's knowledge with respect to any other Real Estate, neither the Borrower nor its Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves any of the Mortgaged Properties or involves other Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries.

(a) Neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. paragraph 9601(5), any hazardous substances as defined by 42 U.S.C. paragraph 9601(14), any pollutant or contaminant as defined by 42 U.S.C. paragraph 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that either the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

(a) With respect to the Mortgaged Properties, and to the best of the Borrower's knowledge with respect to any other Real Estate, except as specifically set forth in the written environmental site assessment reports of EMG, Inc. provided to the Agent on or before the date hereof or, in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent under paragraph 7.4(h): (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property; (ii) in the course of any activities conducted by either the Borrower, its Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from any of the Mortgaged Properties, or, to the best of the Borrower's knowledge, on, upon, into or from the other properties of either the Borrower or its Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

(a) Neither the Borrower, its Subsidiaries, the Mortgaged Properties nor any other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deeds or to the effectiveness of any other transactions contemplated hereby.

0.1 Subsidiaries. Schedule 6.19 sets forth all of the Subsidiaries of the Borrower. The form and jurisdiction of organization of each of the Subsidiaries, and the Borrower's ownership interest therein, is set forth in said Schedule 6.19.

0.1 Leases. The Borrower has delivered to the Agent true copies of the forms of the Leases used by the Borrower at the Mortgaged Properties as of the date hereof.

0.1 Loan Documents. All of the representations and warranties made by or on behalf of the Borrower and its Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and the Borrower has not failed to disclose such information as is necessary to make such representations and warranties not misleading.

0.1 Mortgaged Property. The Borrower makes the following representations and warranties concerning each Mortgaged Property:

(a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property are installed to the property lines of the Mortgaged Property through dedicated public rights of way or through perpetual private easements approved by the Majority Banks with respect to which the applicable Security Deed creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law.

(a) Access, Etc. The streets abutting the Mortgaged Property are dedicated and accepted public roads, to which the Mortgaged Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property has direct access approved by the Majority Banks and with respect to which the applicable Security Deed creates a valid and enforceable first lien. All private ways providing access to the Mortgaged Property are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles.

(a) Independent Building. The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Majority Banks. The Building is located on a lot or lots which is or are separately assessed for purposes of real estate tax assessment and payment. The Building, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Building are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located, except as may be specifically shown on the Survey for such Mortgaged Property.

(a) Condition of Building; No Asbestos. The Building is structurally sound, in good repair and free of defects in materials and workmanship. All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition. No asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

(a) Building Compliance with Law. The Building as presently constructed, used, occupied and operated does not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws. The Building complies with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of the Building for its current use. There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use except as previously disclosed to the Agent in writing. Each Mortgaged Property constitutes a separate parcel which has been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby, and neither the execution and delivery of the Security Deeds nor the exercise of any remedies thereunder by Agent shall violate any such law or regulation relating to the subdivision of real property.

(a) No Required Mortgaged Property Consents, Permits, Etc. The Borrower has not received any notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Security Deed. To the best knowledge of the Borrower, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof.

(a) Insurance. The Borrower has not received any notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all of the Borrower's insurance carriers.

(a) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are payable by the Borrower (except only real estate or other taxes or assessments, that are not yet due and payable). The Borrower has delivered to the Agent true and correct copies of real estate tax bills for the Mortgaged Property for the past one fiscal tax year and, if available, for the past three fiscal years. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property, other than with respect to taxes which have been paid under protest and which are being contested in good faith. There are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and the Borrower has not received any notice of any such special assessment being contemplated.

(a) Historic Status. The Building is not a historic structure or landmark and neither the Building nor the Mortgaged Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

(a) Eminent Domain; Casualty. There are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property, the Building nor any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(a) Leases. An accurate and complete Rent Roll and summary thereof in a form reasonably satisfactory to the Majority Banks as of the date of inclusion of the Mortgaged Property in the Collateral (or such other recent date as may be acceptable to the Agent) with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at the Mortgaged Property and in the Building relating thereto. Each of the Leases was entered into as the result of arms length negotiation and has not been modified, changed, altered, assigned, supplemented or amended in any respect, except as reflected on the Rent Roll, and no tenant is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs, except as reflected in the Rent Roll. There are no occupancies, rights, privileges or licenses in or to the Mortgaged Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for the Mortgaged Property. Except as set forth in each Rent Roll, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and the Borrower has not given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases. The Rent Rolls furnished to the Banks accurately and completely set forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. All tenant improvements or work to be done for tenants on the Rent Roll, furnished or paid for by the Borrower, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent. No material leasing, brokerage or like commissions, fees or payments are due from the Borrower in respect of the Leases.

(a) Service Agreements; Management Agreements. Except as listed on Schedule 6.22, there are no material Service Agreements relating to the operation and maintenance of the Building, the Mortgaged Property, or any portion thereof that are not cancellable at any time. The Borrower has no Management Agreements for the Mortgaged Properties. To the best knowledge of the Borrower, there are no material claims or any bases for material claims in respect of the Mortgaged Property or its operation by any party to any Service Agreement or Management Agreement.

(a) Other Material Real Property Agreements; No Options. There are no material agreements pertaining to the Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto) or otherwise disclosed in writing to the Agent and the Banks by the Borrower; and no person or entity has any right or option to acquire the Mortgaged Property on any Building thereon or any portion thereof or interest therein.

0.1 Brokers. Neither the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

0.1 Other Debt. Neither the Borrower nor any of its Subsidiaries is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower. The Borrower has provided to the Agent a schedule, and upon the request of the Agent will provide copies, of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower or its properties and entered into by the Borrower as of the date of this Agreement with respect to any Indebtedness of the Borrower.

0.1 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, the Borrower is not insolvent on a balance sheet basis such that the sum of the Borrower's assets exceeds the sum of the Borrower's liabilities, the Borrower is able to pay its debts as they become due, and the Borrower has sufficient capital to carry on its business.

1.  AFFIRMATIVE COVENANTS OF THE BORROWER.

The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

0.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on their respective Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

0.1 Maintenance of Office. The Borrower will maintain its chief executive office at 2311 West 22nd Street, Suite 109, Oak Brook, Illinois 60521, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

0.1 Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves.

0.1 Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to each of the Banks:

(a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young or by another "Big Six" accounting firm, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event the Borrower will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Banks may need to complete a financial analysis of the Borrower and its Subsidiaries;
(a) as soon as practicable, but in any event not later than forty five (45) days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the portion of the Borrower's fiscal year then elapsed, and a statement showing the aging of the receivables and payables for the Mortgaged Properties, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of the Borrower for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

(a) as soon as practicable, but in any event not later than forty five (45) days after the end of each of the first three fiscal quarters of the Borrower in each year, copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event the Borrower will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC), if required;

(a) as soon as practicable, but in any event not later than forty five (45) days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), copies of a consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for the Borrower and each of the Mortgaged Properties, prepared on a basis consistent with the statement furnished pursuant to paragraph 6.4(c) together with a certification by the chief financial or chief accounting officer of the Borrower, that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries and the Mortgaged Properties for such period;

(a) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Borrower in the form of Exhibit C hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in paragraph 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

(a) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Borrower;

(a) as soon as practicable but in any event not later than thirty (30) days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), updated Rent Rolls with respect to the Mortgaged Properties and a summary of each Rent Roll in form reasonably satisfactory to the Majority Banks;

(a) not later than thirty (30) days following each acquisition of an interest in Real Estate by the Borrower or any of its Subsidiaries (which for the purposes of this paragraph 7.4(h) shall include the Investments described in paragraph 8.3(i)), each of the following (provided that with respect to the Investments described in pargraph 8.3(i), the following items shall be provided to the extent reasonably available to the Borrower or its Subsidiaries): (i) the closing statement relating to such acquisition, (ii) a description of the property acquired, (iii) a certificate from the chief financial or accounting officer of the Borrower stating that (A) an environmental site assessment has been prepared by an Environmental Engineer and such assessment contains no material qualifications with respect to such Real Estate and (B) a statement of condition of such Real Estate has been prepared by a construction engineer and such statement contains no material qualifications, (iv) an historical operating statement of such Real Estate for such period as may be available to the Borrower and a current rent roll for such Real Estate, and (v) a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under paragraph 6.4 or this paragraph 7.4 adjusted in the best good faith estimate of the Borrower to give effect to such acquisition and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such acquisition;

(a) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower;

(a) promptly upon completion, copies of such market studies relating to the Mortgaged Property and the other Eligible Real Estate as are from time to time prepared by or on behalf of the Borrower or its Subsidiaries;

(a) not later than thirty (30) days following each acquisition of an interest in a Subsidiary, each of the following: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and
(iii) such other information as the Agent may reasonably request;

(a) simultaneously within the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower and its Subsidiaries (or in which the Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness of the type described in paragraph 8.1(b)
(e), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non recourse, and (iii) listing the properties of the Borrower and its Subsidiaries which are under "development"

(as used in paragraph 8.9) and providing a brief summary of the status of such development;

(a) not later than sixty (60) days prior to the end of each fiscal year of the Borrower a budget and business plan for the next fiscal year; and

(a) from time to time such other financial data and information in the possession of the Borrower or its Subsidiaries (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Agent may reasonably request.

0.1  Notices.

(a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

(a)  Environmental  Events.  The Borrower will promptly give notice to the Agent
(i) upon the Borrower obtaining knowledge of any potential or known Release, of any Hazardous Substances at or from the Mortgaged Property; (ii) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Mortgaged Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any Subsidiary or the Agent's liens on the Collateral pursuant to the Security Documents.

(a) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to any Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.

(a) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or is to become a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $100,000.

(a) Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Non-Mortgaged Property. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate other than Mortgaged Property or other Investment described in paragraph 8.3(i) of the Borrower or its Subsidiaries within any fiscal quarter of the Borrower, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Banks under paragraph 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate other than the Mortgaged Property or other Investment described in paragraph 8.3(i) of the Borrower or its Subsidiaries, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under paragraph 6.4 or paragraph 7.4 adjusted as provided in the preceding sentence.

(a) Notice of Proposed Renovations. The Borrower will promptly give notice to the Agent of any proposed renovations (not including any tenant improvements) to any Real Estate the projected cost of which will exceed $250,000.00.

(a) Debt and Equity  Offerings.  The Borrower  shall provide the Agent with five
(5) Business Days' prior written notice of any Debt Offering or Equity Offering.

(a) Notification of Banks. Promptly after receiving any notice under this paragraph 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

0.1  Existence; Maintenance of Properties.

(a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

(a) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable Mortgaged Property or on the financial condition, assets or operations of the Borrower and its Subsidiaries.

0.1 Insurance. (a) The Borrower will, at its expense, procure and maintain for the benefit of the Borrower and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Majority Banks, providing the following types of insurance covering the Mortgaged Property:

(i) "Named Peril" property insurance (including comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other limit as the Agent may approve, with deductibles not to exceed $10,000 for any one occurrence, with a replacement cost coverage endorsement, and, if requested by the Majority Banks, a contingent liability from operation of building laws endorsement in such amounts as the Majority Banks may require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

(ii) During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on riders to the Borrower's existing policies or on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Estate, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii) Flood insurance if at any time any Building is located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, Vl-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

(iv) Rent loss  insurance in an amount  sufficient to recover at least the total
estimated  gross  receipts  from  all  sources  of  income,   including  without
limitation, rental income, for the Real Estate for a twelve month period;

(v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Majority Banks may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Real Estate, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $l,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;

(vi) During the course of construction or repair of any improvements on the Real Estate, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause
(v) above;

(vii) Employers liability insurance with respect to the Borrower's employees;

(viii) Umbrella liability insurance with limits of not less than $10,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and
(vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

(ix) Workers' compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Real Estate; and

(x) Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Majority Banks against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate.

The Borrower shall pay all premiums on insurance policies. The insurance policies with respect to all Mortgaged Property provided for in clauses (v),
(vi) and (viii) above shall name the Agent and each Bank as an additional insured and shall contain a cross liability/ severability endorsement. The insurance policies provided for in clauses (i), (ii), (iii) and (iv) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance acceptable to the Majority Banks. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Majority Banks, and the Borrower shall promptly furnish to the Majority Banks all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 30 days prior to the expiration date of the policies, the Borrower shall deliver to the Banks evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Majority Banks.

(a) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Real Estate for purposes more hazardous then permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned,
(ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least 30 days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(a) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgage Property, provided that such blanket policy or policies comply with all of the terms and provisions of this paragraph 7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance.

(a) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the states where the Real Estate is located and having a rating in Best's Key Rating Guide of at least "A" and a financial size category of at least "VIII".

(a) Neither the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this paragraph 7.7. In the event of any Loss or damage to the Mortgaged Property in excess of $10,000, the Borrower shall give immediate written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Borrower may make proof of loss and adjust and compromise any claim under insurance policies which is of an amount not more than $250,000.00 so long as no Event of Default has occurred and is continuing and so long as the Borrower shall in good faith diligently pursue such claim. The Borrower hereby irrevocably authorizes and empowers the Agent, at the Agent's option in the Agent's sole discretion or at the request of the Majority Banks in their sole discretion, as attorney in fact for the Borrower, to make proof of any loss except as provided in the preceding sentence, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such proceeds. If the Mortgaged Property is acquired by the Agent or any nominee through foreclosure, deed in lieu of foreclosure or otherwise is acquired from the Borrower, all right, title and interest of the Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to such sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser or grantee of the Mortgaged Property.

(a) Subject to the terms of the following sentence, the Borrower authorizes the Agent, at the Agent's option or at the request of the Majority Bank's in their sole discretion, to (i) apply the balance of such proceeds to the payment of the Obligations of the Borrower whether or not then due, or (ii) if the Agent or the Majority Bank shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds to be used to pay all taxes, charges, sewer use fees, water rates and assessments which may be imposed upon the Mortgaged Property and the Obligations of the Borrower as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower, in accordance with such terms and conditions as Agent may prescribe, for the cost of such reconstruction or repair of the Mortgaged Property, and on completion of such reconstruction or repair to apply any of the excess to the payment of the Obligations of the Borrower. Notwithstanding the foregoing, the Agent shall make such net proceeds available to the Borrower to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe for the disbursement of such proceeds to assure completion of such reconstruction or repair provided that (x) no Default or Event of Default shall have occurred and be continuing, (y) the Borrower shall have provided to Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, and (z) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date.

(a) The Borrower will, at its expense, procure and maintain insurance covering the Borrower and the Real Estate other than the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

(a) The Borrower shall provide to the Agent for the benefit of the Banks Title Policies for all of the Mortgaged Properties of the Borrower which shall at all times be in an aggregate amount of not less than the total Commitments for the Borrower at the time in effect. Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance coverage provided under all of the policies relating to the Borrower with tie-in endorsements.

0.1 Taxes. The Borrower and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Mortgaged Property and the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower and each Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Majority Banks and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

0.1 Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

0.1 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with (i) all material provisions of all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

0.1 Use of Proceeds. The Borrower will use the proceeds of the Loans to the Borrower solely to provide short-term financing (a) for the acquisition of fee interests by the Borrower in Real Estate which is utilized principally for office, office/service or light industry, (b) for Capital Improvement Projects,
(c) for working capital purposes, and (d) for such other purposes as the Majority Banks in their discretion from time to time may agree to in writing.

0.1 Further Assurances. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

0.1 Compliance. The Borrower shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents. The Borrower shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status and shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.

0.1 Interest Rate Contracts. If at the end of any fiscal quarter of the Borrower, (i) the combined Operating Cash Flow with respect to the Mortgaged Properties for the period covered by the four previous fiscal quarters (treated as a single accounting period) is less than 1.6 times the Pro Forma Debt Service Charges for such period as determined pursuant to paragraph 9.5 or (ii) the Distributions paid by the Borrower for the period covered by the four previous fiscal quarters exceeds eighty eight percent (88%) of its Funds from Operations for such four fiscal quarters, then the Borrower shall obtain and maintain in effect Interest Rate Contracts which are satisfactory to the Agent on all variable rate Indebtedness that exceeds twenty percent (20%) of the Borrower's Consolidated Total Adjusted Asset Value.

0.1 Title Insurance Updates. Prior to the earlier of (i) the completion of the UP REIT transaction currently being contemplated by the Borrower or (ii) December 31, 1996, the Borrower shall deliver to the Agent a "date down" endorsement to each Title Policy with respect to each Mortgaged Property and new tie in endorsements with respect to all of the Title Policies for the aggregate Commitment of $50,000,000 in forms satisfactory to the Banks, including, without limitation, the absence of any new exceptions to title since the date of each of the original Title Policies issued to the Agent in connection with the Prior Credit Agreement. Upon the request of the Agent, but in no event later than forty five (45) days after the date of this Agreement, Borrower shall deliver to the Agent tract searches with respect to each Mortgaged Property covering the period between April 12, 1996 and the date of this Agreement showing no liens or other encumbrances in contravention of this Agreement, including, without limitation, paragraph 8.2.

1.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

0.1 Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Banks arising under any of the Loan Documents;

(a) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(a) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of paragraph 7.8;

(a) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(a) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(a) subject to the provisions of paragraph 9, Non recourse Indebtedness of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries shall incur any Non-recourse Indebtedness unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence;

(a) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in paragraph 8.3(d) or (e);

(a) Indebtedness existing on the date of this Agreement and listed and described on Schedule 8.1 hereto; and

(a) subject to the provisions of paragraph 9, other recourse Indebtedness of the Borrower and its Subsidiaries not secured by the Mortgaged Property in an aggregate outstanding principal amount (excluding the Obligations) not exceeding $5,000,000; provided that neither the Borrower nor any of its Subsidiaries shall incur any recourse Indebtedness described in this paragraph 8.1(i) unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence.

0.1 Restrictions on Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or
(f) incur or maintain any obligation to any holder of Indebtedness of the Borrower or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

(i) liens in favor or the Borrower on all or part of the assets of  Subsidiaries
of  such  Person  (other  than  Collateral)   securing   Indebtedness  owing  by
Subsidiaries of such Person to such Person;

(ii) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

(iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

(iv) liens on properties other than the Mortgaged Property or any interest therein (including the rents, issues and profits therefrom) in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by paragraph 8.1(d), paragraph 8.1(f) or paragraph 8.1(i); (v) encumbrances on properties other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of such Person is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of such Person and its Subsidiaries on a consolidated basis;

(vi) liens on Real Estate other than the Mortgaged Property and Short-term Investments securing Non-recourse Indebtedness permitted by paragraph 8.1(f);

(vii) liens in favor of the Agent and the Banks under the Loan Documents;

(viii) liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Security Deed relating thereto; and

(ix) other presently outstanding liens listed on Schedule 8.2 on properties other than the Mortgaged Property.

0.1 Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

(a) marketable  direct  obligations  of any of the following:  Federal Home Loan
Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(a) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

(a) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

(a) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

(a) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

(a) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through
(f) and have total assets in excess of $50,000,000;

(a) Investments in Subsidiaries of the Borrower, but only with the consent of the Majority Banks; and

0.1 Investments in real estate investment trusts which own real property which is used principally for offices, offices/service or light industry located within a 400 mile radius of Chicago, provided that in no event shall the aggregate costs of all Investments pursuant to this paragraph 8.3(i) exceed the amount set forth with respect thereto in the Borrower's annual budget and business plan delivered to the Agent pursuant to paragraph 7.4(m).

0.1 Merger, Consolidation. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

0.1 Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any Subsidiary shall lease back such Real Estate.

0.1 Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries, to do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

The Borrower shall:

(i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Property; and

(ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Mortgaged Property, or that any of the Mortgaged Properties is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Majority Banks) obtain such environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower. 0.1 Distributions. The Borrower shall not make any Distributions which would cause it to violate any of the following covenants:

(a) The Borrower shall not pay any Distribution to the shareholders of the Borrower if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters would exceed ninety percent (90%) of its Funds from Operations for the four consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid;

(a) In the event that an Event of Default specified in paragraph 12.1(a) or (b) shall have occurred and be continuing, the Borrower shall make no Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of the Borrower, as evidenced by a certification of the principal financial or accounting officer of the Borrower containing calculations in reasonable detail satisfactory in form and substance to Agent; and

(a) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, the Borrower shall not make any Distributions whatsoever, directly or indirectly.

0.1 Asset Sales. Neither the Borrower nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate (except as the result of a condemnation or casualty and except for the granting of Permitted Liens) unless there shall have been delivered to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such sale, transfer or other disposition. Upon compliance with this paragraph 8.8, the Agent, on behalf of the Banks, shall release such Real Estate.

0.1  Development   Activity.   Except  for  the  renovation  of  the  Borrower's
headquarters building located at 823 Commerce, Oak Brook, Illinois, which is currently under way, neither the Borrower nor any of its Subsidiaries shall engage, directly or indirectly, in the development of properties to be used principally for offices, offices/service or light industry or otherwise, without the prior written consent of the Majority Banks. For purposes of this paragraph 8.9, the term "development" shall include the new construction of an office, office/service or light industry complex or the substantial renovation of improvements to real property the costs of which renovation exceeds ten percent (10%) of the Appraised Value of such real property, but shall not include the addition of amenities or other related facilities to existing Real Estate or renovations thereto the cost of which do not exceed ten percent (10%) of the Appraised Value of such Real Estate which is already used principally for offices, offices/service or light industry. The Borrower acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower or its Subsidiary has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower or any of its Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person.

1.  FINANCIAL COVENANTS OF THE BORROWER.

The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans, the Borrower will comply with the following:

0.1 Borrowing Base. The Borrower will not, at the end of any fiscal quarter, permit the outstanding principal balance of the Loans as of the date of determination to be greater than the Borrowing Base of the Borrower as determined as of the same date.

0.1 Liabilities to Assets Ratio. The Borrower will not, at the end of any fiscal quarter, permit the ratio of the Borrower's Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value to exceed 0.55 to 1.

0.1 Debt Service Coverage. The Borrower will not, at the end of any fiscal quarter, permit the Borrower's Consolidated Operating Cash Flow for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) to be less than 2.0 times the Debt Service of the Borrower for such period.

0.1 Tangible Net Worth. The Borrower will not, at the end of any fiscal quarter, permit its Consolidated Tangible Net Worth to be less than $40,000,000.00 plus seventy five percent (75%) of any Net Offering Proceeds received by the Borrower after the Closing Date.

0.1 Mortgaged Property Operating Net Income. The Borrower will not, at the end of any fiscal quarter, permit the combined Operating Cash Flow with respect to the Mortgaged Properties for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.5 times the Pro Forma Debt Service Charges for such period, provided that prior to such time as the Borrower has owned and operated a Mortgaged Property for four full fiscal quarters, the Operating Cash Flow with respect to such Mortgaged Property for the number of full fiscal quarters which the Borrower has owned and operated such Mortgaged Property as annualized shall be utilized for purposes of determining compliance with this covenant.

1.  CLOSING CONDITIONS.

Pursuant to the Prior Credit Agreement, the Borrower executed and delivered various documents to the Agent as a condition to the obligations of the Agent and FNBB to make the initial Loans under the Prior Credit Agreement. Except to the extent expressly amended and replaced as provided in this paragraph 10, all such documents shall remain in full force and effect, and none of such documents is superseded by the provisions of this paragraph 10 or any other provision of this Agreement. The obligation of the Agent and the Banks to increase the Total Commitment to $50,000,000.00 and to make further Loans to the Borrower is subject to the satisfaction of the following conditions precedent:

0.1 Loan Documents. The Borrower shall have duly executed and delivered to the Agent, except that each Bank shall have received a fully executed counterpart of its Note, each of the following Loan Documents, each of which shall be in full force and effect and shall be in form and substance satisfactory to the Majority
Banks:

(a) Agreement; Notes. Four (4) duly executed copies of this Agreement, one (1) duly executed copy of the Note in favor of FNBB and one (1) duly executed copy of the Note in favor of BOA. Upon delivery the Notes, the Note executed and delivered by the Borrower to FNBB in connection with the Prior Credit Agreement shall be marked cancelled and delivered to the Borrower.

(b)  Indemnity Agreement.  Four (4) duly executed copies of the Indemnity
Agreement.

(c) Amendments to Security Deeds and Assignments of Rents. Four (4) duly executed copies of an Amendment to each Security Deed and Assignment of Rents executed and delivered in connection with the Prior Credit Agreement.

0.1 Resolutions. All action on the part of the Borrower necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, certified by its secretary as of a recent date to be true and complete.

0.1 Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

0.1 Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower as to such matters as the Agent shall reasonably request.

0.1 Payment of Fees. The Borrower shall have paid to the Agent the additional commitment and syndication fee pursuant to paragraph 4.2.

0.1 Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

0.1 Representations and Warranties. The representations and warranties made by the Borrower in the Loan Documents or otherwise made by or on behalf of the Borrower or any of its Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

0.1 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

0.1 Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower has provided financial statements under ss.6.4 adjusted in the best good faith estimate of the Borrower shall have been delivered to the Agent.

0.1 Stockholder Consents. The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Agreements have been obtained.

0.1 Other Documents. To the extent requested by the Majority Banks, the Majority Banks shall have received executed copies of all material agreements of any nature whatsoever to which the Borrower or any Subsidiary is a party affecting or relating to the use, operation, development, construction or management of the Mortgaged Property.

0.1 No Condemnation/Taking. The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower' knowledge threatened against any Mortgaged Property or, if any such proceedings are pending or threatened, identifying the same and the Real Estate affected thereby and the Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property affected thereby.

0.1 Assignment and Assumption. FNBB and BOA shall have entered into an Assignment and Assumption Agreement providing for the assignment by FNBB to BOA of an undivided interest in $10,000,000 of its initial $35,000,000 Commitment on a pari passu basis.

0.1 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

1. CONDITIONS TO ALL BORROWINGS.

The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

0.1 Prior Conditions Satisfied. All conditions set forth in paragraph 10 or in paragraph 10 of the Prior Credit Agreement shall continue to be satisfied as of the date upon which any Loan is to be made.

0.1 Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower or any of its Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each of the Banks shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

0.1 No Legal Impediment. There shall be no law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

0.1 Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

0.1 Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Majority Banks, and the Majority Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Majority Banks may reasonably request.

0.1 Borrowing Documents. In the case of any request for a Loan, the Agent shall have received the request for a Loan required by paragraph 2.5 in the form of Exhibit B hereto, fully completed.
0.1 Endorsement to Title Policy. At such times as Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Majority Banks, which endorsement shall, expressly or by virtue of a proper "revolving credit" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all Loans advanced and outstanding on or before the effective date of such endorsement, or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the

Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

0.1 Future Advances Tax Payment. As a condition precedent to any Bank's obligations to make any Loans available to the Borrower hereunder, the Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties are located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in such state secure the Borrower's obligation with respect to the Loans then being requested by the Borrower. The provisions of this paragraph 11.8 shall be without limitation of the Borrower's obligations under other provisions of the Loan Documents, including without limitation paragraph 15 hereof.

1.  EVENTS OF DEFAULT; ACCELERATION; ETC.

0.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

(a) the Borrower shall fail to pay any principal of the Loans within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(a) the Borrower shall fail to pay any interest on the Loans or any other fees or sums due hereunder or under any of the other Loan Documents, within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(a) the Borrower shall fail to comply with any covenant contained in paragraph 9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; (a) the Borrower or any of its Subsidiaries shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this paragraph 12);

(a) any representation or warranty made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(a) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this paragraph 12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this paragraph 12.1(f), involve singly or in the aggregate obligations for borrowed money or credit received totalling in excess of $1,000,000;

(a) the Borrower or any of its Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(a) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower or any of its Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(a) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(a) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against any of the Borrower or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $250,000.00;

(a) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(a) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or any sale, transfer or other disposition of the assets of the Borrower other than as permitted under the terms of this Agreement or the other Loan Documents;

(a) any suit or proceeding shall be filed against the Borrower or any of the Mortgaged Properties which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse effect on the ability of the Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents;

(a) the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such person included in the Mortgaged Property;

(a) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan; (a) Richard May and Richard Rasley shall in the aggregate own, directly or indirectly, less than one percent (1.0%) of the issued and outstanding shares of the capital stock of the Borrower;

(a) Richard May shall cease to be the Chairman and Chief Executive Officer of, or Richard Rasley shall cease to be the Secretary of, the Borrower and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event, such approval not to be unreasonably withheld; or

(a) any Event of Default as defined in any of the other Loan Documents, shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in paragraph 12.1(g), paragraph 12.1(h) or paragraph 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent.

0.1  Certain Cure Periods.

(a) In the event that there shall occur any Default under paragraph 12.1(c), then within five (5) Business Days after receipt of notice of such Default from the Agent or the Majority Banks the Borrower may elect to cure such Default by providing additional Collateral consisting of Potential Collateral, and/or to reduce the outstanding Loans to it, in which event such actions shall be completed not later than fifteen (15) days following the date on which the Borrower is notified that the Majority Banks have approved the

Borrower's proposed actions (or thirty (30) days in the event that the Borrower intends to provide additional Mortgaged Property). The Borrower's notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five (5) Business Days provided above. Within five (5) Business Days after receipt of such advice, the Majority Banks shall advise the Borrower as to whether in their good faith judgment the actions proposed by the Borrower are sufficient to cure such Default without the creation of any other Default hereunder. In the event that the Majority Banks determine the Borrower's proposal is insufficient to cure such Default or is otherwise not in accordance with the terms of this Agreement, the Borrower within an additional three (3) Business Days after such negative notice may submit to the Agent an alternative plan or evidence establishing that the Borrower's original election was sufficient. In the event that within the times provided herein the Borrower shall have failed to provide evidence satisfactory to the Majority Banks that the Borrower's proposed actions are sufficient to cure such Default in accordance with the terms hereof, the cure period shall terminate and such Default immediately shall constitute an Event of Default. (a) In the event that the Borrower shall elect in whole or in part under paragraph 12.2(a) to provide additional Mortgaged Property, (i) the Real Estate to be added to the Collateral shall be Eligible Real Estate and on or prior to the expiration of the 30-day period each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrower's expense and provided to the Agent for the benefit of the Banks, and (ii) the Borrower, in addition to any other amounts payable under this Agreement, shall pay to the Agent within fifteen (15) days following the commencement of such 60 day period a review fee in the amount of $15,000.00, which fee shall be nonrefundable under any circumstances.

0.1 Termination of Commitments. If any one or more Events of Default specified in paragraph 12.1(g), paragraph 12.1(h) or paragraph 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this paragraph 12.3 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

0.1 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to paragraph 12.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney at law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys' fees.

0.1 Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

(a) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to paragraph 4.3 and all other Obligations, (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under paragraph 2.6 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata, and (iv) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

0.1 Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

1.  SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

1. THE AGENT.

0.1 Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

0.1 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

0.1 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

0.1 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

0.1  Payments.

(a) A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

(a) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

(A) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of paragraph 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

0.1 Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

0.1 Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by paragraph
15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence or arises on account of a strictly internal administrative or regulatory matter relating to the Agent (such as the Agent's legal lending limit) or related solely to a dispute between the Agent and one or more of the Banks.

0.1 Agent as Bank. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

0.1 Resignation. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

0.1 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

1.  EXPENSES.

The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under paragraph 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder,
(e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower, (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, and (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by FNBB and the other Banks in connection with the execution and delivery of this Agreement and the other Loan Documents. The covenants of this paragraph 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

1.  INDEMNIFICATION.

The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this paragraph 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower or any of its Subsidiaries, (b) any condition of the Mortgaged Properties, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrower or any of its Subsidiaries comprised in the Collateral, (e) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, or (g) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this paragraph 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this paragraph 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this paragraph 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

1.  SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the such person hereunder.

1.  ASSIGNMENT AND PARTICIPATION.

0.1 Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (b) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (c) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, which rights shall instead be allocated pro rata among the other remaining Banks, and (d) such Eligible Assignee shall acquire an interest in the Loans of not less than $10,000,000 . Upon execution, delivery and acceptance of such notice of assignment, (i) the Eligible Assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in paragraph 18.2, be released from its obligations under this Agreement. In connection with each assignment, the Assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such Eligible Assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower.

0.1 Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

0.1 New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall
(a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning
Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

0.1 Participations. Each Bank may sell participations to one or more Eligible Participants or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such Eligible Participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such Eligible Participant shall have no direct rights against the Borrower except the rights granted to the Banks pursuant to paragraph 13, (d) such sale is effected in accordance with all applicable laws, and (e) such Eligible Participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

0.1 Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under paragraph 4 of the Federal Reserve Act, 12 U.S.C. paragraph 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

0.1 No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

0.1 Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

0.1 Amendments to Loan Documents. Upon any such assignment or participation, the Borrower shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

0.1 Borrower Acknowledgment of Assignment to BOA. The Borrower hereby acknowledges that (i) BOA has acquired a portion of FNBB's interest (the "Assigned Interest") in the Revolving Loan pursuant to that certain Assignment and Assumption Agreement dated June 28, 1996 by and between FNBB and BOA; (ii) the Borrower has no existing claim against FNBB under the Prior Credit Agreement or this Credit Agreement or any of the Loan Documents; (iii) FNBB, including in its capacity as Agent, is not in violation of, or in default under, any of the Loan Documents and the Borrower has no knowledge of any facts or circumstances that would give rise to a claim or right of offset by the Borrower under any of the Loan Documents; (iv) BOA's Commitment and Commitment Percentage will, as of June 28, 1996, be as set forth on Schedule 1 hereto, without the need for any further requirements or conditions being satisfied, including, without limitation, without the requirement for recording a notice of assignment as set forth in paragraph 18.1; (v) upon assignment of the Assigned Interest and execution of this Agreement, BOA shall be entitled to an undivided interest to the extent of its Commitment and Commitment Percentage on a pari passu basis with FNBB in and to the rights of the Banks with respect to the Loans and the Loan Documents; and (vi) the outstanding principal balance of the Loans as of the date hereof is $29,002,367.50 and interest has been paid through and including May 31, 1996.

1.  NOTICES.

Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this paragraph 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

If to the Agent or FNBB:

The First National Bank of Boston
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Division

With a copy to:

The First National Bank of Boston
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia  30346
Attn: Lori Y. Litow
Telecopy No.: (770) 390 8434

and to:

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attn: Charles E. Stahl
Telecopy No.: (312) 558 5700

If to BOA:

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois 60697
Attn: Andy Hensel, Real Estate Department
Telecopy: (312) 974 4970

If to the Borrower:

Great Lakes REIT, Inc.
2311 West 22nd Street
Suite 109
Oak Brook, Illinois 60521
Attn: Richard L. Rasley
Telecopy No. (708) 368 2929

With a copy to:

McBride, Baker & Coles
500 West Madison Street
40th Floor
Chicago, Illinois 60661
Attn: Anne Hamblin Schiave
Telecopy No.: (312) 993 9350

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

1.  RELATIONSHIP.

The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

1.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BRING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN PARAGRAPH 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

1.  HEADINGS.
The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

1.  COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

1.  ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in paragraph 27.

1.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

     EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 25.

1.  DEALINGS WITH THE BORROWER.

The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, its Subsidiaries or any of their affiliates regardless of the capacity of the Bank hereunder.

1.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a change in the rate of interest on and the term of the Notes; the amount of the Commitments of the Banks; a reduction or waiver of the principal of any unpaid Loan or any interest thereon; the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower or any Collateral except as otherwise provided herein; or an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks. The amount of the Agent's fee payable for the Agent's account and the provisions of paragraph 14 may not be amended without the written consent of the Agent. The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by FNBB in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

1.  SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

1.  TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

1.  NO UNWRITTEN AGREEMENTS.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.


[signature page follows]

Document Number:  FORM8KLO.C1
1-14-97/01:49pm

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

GREAT LAKES REIT, INC.

By:

Print Name:

Title:



THE FIRST NATIONAL BANK OF BOSTON, individually and as Agent


By:

Print Name:

Title:


BANK OF AMERICA ILLINOIS

By:


Print Name:

Title:

EXHIBIT A

FORM OF NOTE

$______________     _______ __, 1996


FOR VALUE RECEIVED, the undersigned GREAT LAKES REIT, INC., a Maryland corporation, hereby promises to pay to ___________________ or order, in accordance with the terms of that certain Amended and Restated Master Revolving Credit Agreement dated as of June 28, 1996 (the "Credit Agreement"), as from time to time in effect, among the undersigned, The First National Bank of Boston, for itself and as Agent, Bank of America Illinois, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of ______________________ DOLLARS ($__________), or such amount as may be advanced by the payee hereof under the Credit Agreement with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to The First National Bank of Boston, as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement. In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

This Note shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to the conflict of laws rules of any jurisdiction).

The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness  evidenced  hereby,  notice  of  acceleration  of the  indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

GREAT LAKES REIT, INC.


By: _____________________________________

Title:____________________________________

EXHIBIT B


FORM OF REQUEST FOR LOAN


The First National Bank of Boston, as Agent 115 Perimeter Center Place, N.E. Suite 500
Atlanta, Georgia 30346
Attn: Lori Y. Litow

Ladies and Gentlemen:

Pursuant to the provisions of paragraph 2.5 of the Amended and Restated Master Revolving Credit Agreement dated as of June 28, 1996, as from time to time in effect (the "Credit Agreement"), among Great Lakes REIT, Inc. (the "Borrower"), The First National Bank of Boston, for itself and as Agent, Bank of America Illinois and the other Banks from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

1. Loan. The undersigned Borrower hereby requests a Loan under paragraph 2.1 of the Credit Agreement:

Principal Amount: $

Type (LIBOR, Base Rate):

Drawdown Date:                , 19

Interest Period:

by credit to the general account of the undersigned Borrower with the Agent at the Agent's Head Office.

2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by paragraph 7.11 of the Credit Agreement:

[Describe]

3. Capital Improvement Project. In the event that such Loan relates to any Capital Improvement Project or portion thereof, the undersigned Borrower represents and warrants that such Loan will not exceed the limit on such Loans set forth in paragraph 7.11 of the Credit Agreement and will reimburse the undersigned Borrower for or pay costs incurred for work on the Capital Improvement Project identified above, which work covered by this request is in place or is for stored materials which are properly secured. Attached hereto are invoices, receipts or other evidence satisfactory to the Majority Banks to verify the cost of such work. [If requested by the Agent Also attached hereto are affidavits, lien waivers of other evidence reasonably satisfactory to the Majority Banks showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property in connection with such Capital Improvement Project have been paid all amounts due for such labor and materials.]

4. Reimbursement. In the event that such Loan is requested to reimburse the undersigned Borrower for amounts paid from its own funds for a purpose authorized by the terms of paragraph 7.11 of the Credit Agreement, such funds were used within ninety (90) days of the date of this Loan Request. [Also attached hereto is evidence reasonably satisfactory to the Majority Banks showing the date on which and purpose for which the undersigned Borrower's funds were used.]

5. No Default. The undersigned chief financial or chief accounting officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. Attached to this Request for Loan is a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided under paragraph 6.4 or paragraph 7.4 of the Credit Agreement adjusted in the best good-faith estimate of the Borrower to give effect to the making of the Loan requested hereby. No condemnation proceedings are pending as to the undersigned Borrower's knowledge threatened against any Mortgaged Property.

6. Representations True. Each of the representations and warranties made by or on behalf of the Borrower, and its Subsidiaries contained in the Credit
Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

7. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in paragraph 11 of the Credit Agreement have been satisfied. (Reference title insurance "date down", if applicable.)

8. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

9. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, we have hereunto set our hands this _____ day of _______________, 199___.

GREAT LAKES REIT, INC.


By: _______________________________

Title:______________________________

EXHIBIT C


FORM OF
COMPLIANCE CERTIFICATE


The First National Bank of Boston, for itself and as Agent 115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Lori Y. Litow

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois 60697
Attn: Andy Hensel, Real Estate Department

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Revolving Credit Agreement dated as of June 28, 1996 (the "Credit Agreement") by and among Great Lakes REIT, Inc. (the "Borrower"), The First National Bank of Boston, for itself and as Agent, Bank of America Illinois and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrower and its Subsidiaries for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

This certificate is submitted in compliance with requirements of paragraph 7.4(h), paragraph 7.5(e), paragraph 8.1(f), paragraph 8.8 or paragraph 10.14 of the Credit Agreement. If this certificate is provided under a provision other than paragraph 7.4(e), the calculations provided below are made using the financial statements of the Borrower and its Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower to give effect to the making of a Loan, extension of the Maturity Date, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer of the Borrower is its chief financial or chief accounting officer.

The undersigned officers have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. (Note: If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.]

The Borrower is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

IN  WITNESS  WHEREOF,   we  have  hereunto  set  our  hand  this  _____  day  of
______________, 199__.


GREAT LAKES REIT, INC.


By:________________________________

Title:_______________________________

APPENDIX A
to
COMPLIANCE CERTIFICATE

A.  Outstanding Loans cannot exceed the Borrowing Base (Section 9.1)

A.0.1 Outstanding principal balance of the Loans:
A.0.1 Approved Appraised Value:
A.0.1 Line 2 X 60%:
A.0.1 Line 3 must be > than or = to line 1.

A.  Company Leverage cannot exceed 55% (Section 9.2)

1.  Consolidated Total Liabilities:
1.  Total GAP Assets:
1.  Accumulated Depreciation:
1.  Consolidated Total Adjusted Asset Value:
(line 2 plus line 3)
1.  Company Leverage:
(line 1 divided by line 4):
1.  Line 5 cannot exceed .55.

A.  Company Debt Service Coverage  must exceed 2.0X   rolling 4Q's (Section
9.3)

1.  Net Income:
2.  Depreciation & Amortization:
3.  Interest Expense:
4.  Extraordinary/Non-recurring losses:
5.  Extraordinary/Non-recurring gains:
6.  CapX Reserve Amount ($ .50 psf):
7.  Operating Cash Flow:
     (Lines 1+2+3+4-5-6)
8.  Debt Service:
9.  DSC Ratio:
     (line 7 divided by line 8)
10.  Line 9 must exceed 2.0.

A.  Minimum Consolidated Tangible Net Worth (Section 9.4)

1.  Consolidated Total Adjusted Asset Value:
     (Line B.4)
2.  Consolidated Total Liabilities:
3.  Initial Consolidated Tangible Net Worth:
     (Line 1 minus Line 2)
4.  Net Offering Proceeds from offerings after Closing:
5.  75% of line 4:
6.  Minimum Consolidated Tangible Net Worth:
     ($40,000,000 + line 5)
7.  Line 3 must be > than or = to line 6.
     Mortgaged Property Operating Net Income (Section 9.5)

1.  NOI of existing Mortgaged Properties  Rolling 4Q's:
2.  NOI of new properties added during Q (annualized):
3.  CapX Reserve ($ .50 psf):
4.  OCF of all Mortgaged Properties:
     (line 1+ line 2  line 3)
5.  Loan Amount Outstanding at QE:

6.  Actual Interest Rate:
7.  10-Year Treasury+2%:
8.  Applicable Interest Rate (the > of line 6 or 7):
9.  Annual P&I payment using 20-yr amortization:
10.  Mortgaged Property DSC Ratio:
     (line 4 divided by line 9)
11.  Line 10 must exceed 1.5.

A.  Distributions cannot exceed 90% of Funds From Operations (Section 8.7(a))

1.  Current Quarter Distributions:
2.  Prior 3 Quarters Distributions:
3.  T otal Distributions last 4Q's:
4.  GAAP Net Income for last 4Q's:
5.  Adjustments to Net Income:
     ( exclude financing costs and gains (losses) from debt restructuring and sales of property)
6.  Depreciation and Amortization:
7.  Other non-cash items:
8.  Funds from Operations:
     (lines 4 5+6+7=)
9.  Distributions to Funds from Operations Ratio:
     (line 3 divided by line 8)
10. Line 9 cannot exceed .90.

A.  Liquidation Value of Portfolio

NOI stabilized income properties at ________: NOI capped at 10.5% List Additional new Properties at Cost:

TOTAL PROPERTY VALUE
Cash & Equivalents
Receivables & Other Assets

TOTAL ASSET VALUE:

Mortgages & Line of Credit
Other Liabilities

TOTAL LIABILITIES:

LIQUIDATED PORTFOLIO VALUE:

Shares Outstanding
Liquidation Value per Share:

SCHEDULE 1

BANKS AND COMMITMENTS



                                                      Commitment
                                      Commitment      Percentage
The First National Bank of Boston   $25,000,000.00         50.0%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division
LIBOR Lending Office
Same as above
Bank of America Illinois            $25,000,000.00         50.0%
231 South LaSalle Street
Chicago, Illinois 60697
Attn: Real Estate Division
LIBOR Lending Office
Same as above
                                    ------------           -----
                                    $50,000,000.00        100.0%

SCHEDULE 6.15


AFFILIATE TRANSACTIONS

SCHEDULE 6.19


SUBSIDIARIES OF THE BORROWER

SCHEDULE 6.22


AGREEMENTS

NONE.

SCHEDULE 8.1

INDEBTEDNESS

SCHEDULE 8.2


LIENS






TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION  1
paragraph 1.1. Definitions.  1
paragraph 1.2.  Rules of Interpretation  18

2.  THE REVOLVING CREDIT FACILITY  19
paragraph 2.1.  Commitment to Lend  19
paragraph 2.2.  Unused Facility Fee  19
paragraph 2.3.  Notes  20
paragraph 2.4.  Interest on Loans  20
paragraph 2.5.  Requests for Loans  20
paragraph 2.6.  Funds for Loans  22

3.  REPAYMENT OF THE LOANS  22
paragraph 3.1.  Stated Maturity  22
paragraph 3.2.  Mandatory Prepayments  22
paragraph 3.3.  Optional Prepayments  22
paragraph 3.4.  Partial Prepayments  22
paragraph 3.5.  Effect of Prepayments  23
paragraph 3.6.  Proceeds from Debt or Equity Offering  23

4.  CERTAIN GENERAL PROVISIONS  23
paragraph 4.1.  Conversion Options  23
paragraph 4.2.  Commitment and Syndication Fee  24
paragraph 4.3.  Agent's Fee  24
paragraph 4.4.  Funds for Payments  24
paragraph 4.5.  Computations  25
paragraph 4.6.  Inability to Determine LIBOR Rate  25
paragraph 4.7.  Illegality  25
paragraph 4.8.  Additional Interest  25
paragraph 4.9.  Additional Costs, Etc.  26
paragraph 4.10.  Capital Adequacy  27
paragraph 4.11.  Indemnity of Borrower  27
paragraph 4.12.  Interest on Overdue Amounts; Late Charge  27
paragraph 4.13.  HLT Classification  28
paragraph 4.14.  Certificate  28
paragraph 4.15.  Limitation on Interest  28
paragraph 4.16.            Substitution of a Bank  29

5.  COLLATERAL SECURITY  29
paragraph 5.1.  Collateral  29
paragraph 5.2.  Appraisals  29
paragraph 5.3.  Release of Collateral  30
paragraph 5.4.  Substitution of Mortgaged Property  30

6.  REPRESENTATIONS AND WARRANTIES  30
paragraph 6.1.  Corporate Authority, Etc. 30
paragraph 6.2.  Governmental Approvals  31
paragraph 6.3.  Title to Properties: Lease  32
paragraph 6.4.  Financial Statements  32
paragraph 6.5.  No Material Changes  32
paragraph 6.6.  Franchises, Patents, Copyrights, Etc. 32
paragraph 6.7.  Litigation  32
paragraph 6.8.  No Materially Adverse Contracts, Etc.  33
paragraph 6.9.  Compliance with Other Instruments, Laws, Etc.  33 paragraph 6.10.  Tax Status  33
paragraph 6.11.  No Event of Default  33
paragraph 6.12.  Holding Company and Investment Company Acts  33
paragraph 6.13.  Absence of UCC Financing Statements, Etc. 33
paragraph 6.14.  Setoff, Etc.  34
paragraph 6.15.  Certain Transactions  34
paragraph 6.16.  Employee Benefit Plans  34
paragraph 6.17.  Regulations U and X  34
paragraph 6.18.  Environmental Compliance  34
paragraph 6.19.  Subsidiaries  36
paragraph 6.20.  Leases  36
paragraph 6.21.  Loan Documents  36
paragraph 6.22.  Mortgaged Property  36
paragraph 6.23.  Brokers  39
paragraph 6.24.  Other Debt  39
paragraph 6.25.  Solvency  40

7.  AFFIRMATIVE COVENANTS OF THE BORROWER  40
paragraph 7.1.  Punctual Payment  40
paragraph 7.2.  Maintenance of Office  40
paragraph 7.3.  Records and Accounts  40
paragraph 7.4. Financial Statements, Certificates and Information 40 paragraph 7.5. Notices 43 paragraph 7.6.  Existence; Maintenance of Properties  45
paragraph 7.7.  Insurance  45
paragraph 7.8.  Taxes  49
paragraph 7.9.  Inspection of Properties and Books  49
paragraph 7.10. Compliance with Laws, Contracts, Licenses, and Permits 49 paragraph 7.11. Use of Proceeds 50 paragraph 7.12.  Further Assurances  50
paragraph 7.13.  Compliance  50
paragraph 7.14.  Interest Rate Contracts  50
paragraph 7.15.  itle Insurance Updates  50

8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER  51
paragraph 8.1.  Restrictions on Indebtedness  51
paragraph 8.2.  Restrictions on Liens, Etc. 52
paragraph 8.3.  Restrictions on Investments  53
paragraph 8.4.  Merger, Consolidation  54
paragraph 8.5.  Sale and Leaseback  54
paragraph 8.6.  Compliance with Environmental Laws  54
paragrpah 8.7.  Distributions  56
paragraph 8.8.  Asset Sales  56
paragraph 8.9.  Development Activity  56

9.  FINANCIAL COVENANTS OF THE BORROWER  57
paragraph 9.1.  Borrowing Base  57
paragraph 9.2.  Liabilities to Assets Ratio  7
paragraph 9.3.  Debt Service Coverage  57
paragraph 9.4.  Tangible Net Worth  57
paragraph 9.5.  Mortgaged Property Operating Net Income  57

10.  CLOSING CONDITIONS  58
paragraph 10.1.  Loan Documents  58
paragraph 10.2.  Resolutions  58
paragraph 10.3.  Incumbency Certificate; Authorized Signers  58
paragraph 10.4.  Opinion of Counsel  59
paragraph 10.5.  Payment of Fees  59
paragraph 10.6.  Performance; No Default  59
paragraph 10.7.  Representations and Warranties  59
paragraph 10.8.  Proceedings and Documents  59
paragraph 10.9.  Compliance Certificate  59
paragraph 10.10.  Stockholder Consents  59
paragraph 10.11.  Other Documents  59
paragraph 10.12.  No Condemnation/Taking  60
paragraph 10.13.  Assignment and Assumption  60
paragraph 10.14.  Other  60

11.  CONDITIONS TO ALL BORROWINGS  60
paragraph 11.1.  Prior Conditions Satisfied  60
paragraph 11.2.  Representations True; No Default  60
paragraph 11.3.  No Legal Impediment  60
paragraph 11.4.  Governmental Regulation  60
paragraph 11.5.  Proceedings and Documents  61
paragrapn 11.6.  Borrowing Documents  61
paragraph 11.7.  Endorsement to Title Policy  61
paragraph 11.8.  Future Advances Tax Payment  61

12.  EVENTS OF DEFAULT; ACCELERATION; ETC.  61
paragraph 12.1.  Events of Default and Acceleration  61
paragraph 12.2.  Certain Cure Periods  64
paragraph 12.3.  Termination of Commitments  65
paragraph 12.4.  Remedies  65
paragraph 12.5.  Distribution of Collateral Proceeds  65

13.  SETOFF  66

14. THE AGENT  67
paragraph 14.1.  Authorization  67
paragraph 14.2.  Employees and Agents  67
paragraph 14.3.  No Liability  67
paragraph 14.4.  No Representations  67
paragraph 14.5.  Payments 68
paragraph 14.6.  Holders of Notes  69
paragraph 14.7.  Indemnity  69
paragraph 14.8.  Agent as Bank  69
paragraph 14.9.  Resignation  69
paragraph 14.10.  Duties in the Case of Enforcement  70

15.  EXPENSES  70

16.  INDEMNIFICATION  71

17.  SURVIVAL OF COVENANTS, ETC.  72

18.  ASSIGNMENT AND PARTICIPATION  72
paragraph 18.1.  Conditions to Assignment by Banks  72
paragraph 18.2.  Register  73
paragraph 18.3.  New Notes  73
paragraph 18.4.  Participations  73
paragraph 18.5.  Pledge by Bank  73
paragraph 18.6.  No Assignment by Borrower  74
paragraph 18.7.  Disclosure  74
paragraph 18.8.  Amendments to Loan Documents  74
paragraph 18.9.  Borrower Acknowledgment of Assignment to BOA  74

19.  NOTICES  74

20.  RELATIONSHIP  76

21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE  76

22.  HEADINGS  77

23.  COUNTERPARTS  77

24.  ENTIRE AGREEMENT, ETC.  77

25.  WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS  77

26.  DEALINGS WITH THE BORROWER  78

27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  78

28.  SEVERABILITY  78

29.  TIME OF THE ESSENCE  78
30.  NO UNWRITTEN AGREEMENTS  79

EXHIBITS AND SCHEDULES


EXHIBIT A   FORM OF NOTE

EXHIBIT B   FORM OF REQUEST FOR LOAN

EXHIBIT C   FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 1     BANKS AND COMMITMENTS

SCHEDULE 6.15  AFFILIATE TRANSACTIONS

SCHEDULE 6.19  SUBSIDIARIES OF THE BORROWER

SCHEDULE 6.22  AGREEMENTS

SCHEDULE 8.1   INDEBTEDNESS

SCHEDULE 8.2   LIENS

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                          DATED AS OF DECEMBER 27, 1996

                                      among

                             GREAT LAKES REIT, L.P.

                                       and

                             GREAT LAKES REIT, INC.

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON

                                       and

                            BANK OF AMERICA ILLINOIS

                                       and

                         FIRST BANK NATIONAL ASSOCIATION

                                       and

                          OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       and

                       THE FIRST NATIONAL BANK OF BOSTON,
                                    AS AGENT

                                TABLE OF CONTENTS


ss.1. DEFINITIONS AND RULES OF INTERPRETATION.................................2
ss.1.1. Definitions...........................................................2
ss.1.2. Rules of Interpretation..............................................18

ss.2. THE REVOLVING CREDIT FACILITY..........................................19
ss.2.1. Commitment to Lend...................................................19
ss.2.2. Unused Facility Fee..................................................19
ss.2.3. Notes................................................................19
ss.2.4. Interest on Loans....................................................20
ss.2.5. Requests for Loans...................................................20
ss.2.6. Funds for Loans......................................................21



ss.3. ASSUMPTION AND REPAYMENT OF THE LOANS..................................22
ss.3.1. Assumption by Borrower...............................................22
ss.3.2. Stated Maturity......................................................22
ss.3.3. Mandatory Prepayments................................................22

ss.3.4. Optional Prepayments.................................................22

ss.3.5. Partial Prepayments..................................................22

ss.3.6. Effect of Prepayments................................................22

ss.3.7. Proceeds from Debt or Equity Offering................................23



ss.4. CERTAIN GENERAL PROVISIONS.............................................23
ss.4.1. Conversion Options...................................................23
ss.4.2. Commitment and Syndication Fee.......................................24
ss.4.3. Agent's Fee..........................................................24
ss.4.4. Funds for Payments...................................................24
ss.4.5. Computations.........................................................24
ss.4.6. Inability to Determine LIBOR Rate....................................25
ss.4.7. Illegality...........................................................25
ss.4.8. Additional Interest..................................................25
ss.4.9. Additional Costs, Etc................................................25
ss.4.10. Capital Adequacy....................................................26
ss.4.11. Indemnity of Borrower...............................................27
ss.4.12. Interest on Overdue Amounts; Late Charge............................27
ss.4.13. HLT Classification..................................................27
ss.4.14. Certificate.........................................................28
ss.4.15. Limitation on Interest..............................................28
ss.4.16. Substitution of a Bank..............................................28


ss.5. COLLATERAL SECURITY....................................................29
ss.5.1. Collateral...........................................................29
ss.5.2. Appraisals...........................................................29
ss.5.3. Release of Collateral................................................30
ss.5.4. Substitution of Mortgaged Property...................................30


ss.6. REPRESENTATIONS AND WARRANTIES.........................................30
ss.6.1. Corporate Authority, Etc.............................................30
ss.6.2. Governmental Approvals...............................................31
ss.6.3. Title to Properties..................................................31
ss.6.4. Financial Statements.................................................32
ss.6.5. No Material Changes..................................................32
ss.6.6. Franchises, Patents, Copyrights, Etc.................................32
ss.6.7. Litigation...........................................................32
ss.6.8. No Materially Adverse Contracts, Etc.................................33
ss.6.9. Compliance with Other Instruments, Laws, Etc.........................33
ss.6.10. Tax Status..........................................................33
ss.6.11. No Event of Default.................................................33
ss.6.12. Holding Company and Investment Company Acts.........................33
ss.6.13. Absence of UCC Financing Statements, Etc............................33
ss.6.14. Setoff, Etc.........................................................33
ss.6.15. Certain Transactions................................................34
ss.6.16. Employee Benefit Plans..............................................34
ss.6.17. Regulations U and X.................................................34
ss.6.18. Environmental Compliance............................................34
ss.6.19. Subsidiaries........................................................36
ss.6.20. Leases..............................................................36
ss.6.21. Loan Documents......................................................36
ss.6.22. Mortgaged Property..................................................36
ss.6.23. Brokers.............................................................39
ss.6.24. Other Debt..........................................................39
ss.6.25. Solvency............................................................39


ss.7. AFFIRMATIVE COVENANTS OF THE BORROWER..................................40
ss.7.1. Punctual Payment.....................................................40
ss.7.2. Maintenance of Office................................................40
ss.7.3. Records and Accounts.................................................40
ss.7.4. Financial Statements, Certificates and Information...................40
ss.7.5. Notices..............................................................43
ss.7.6. Existence; Maintenance of Properties.................................44
ss.7.7. Insurance............................................................45
ss.7.8. Taxes................................................................48
ss.7.9. Inspection of Properties and Books...................................49
ss.7.10. Compliance with Laws, Contracts, Licenses, and Permits..............49
ss.7.11. Use of Proceeds.....................................................49
ss.7.12. Further Assurances..................................................49
ss.7.13. Compliance..........................................................50
ss.7.14. Interest Rate Contracts.............................................50
ss.7.15. Transfer to Borrower................................................50


ss.8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.............................50
ss.8.1. Restrictions on Indebtedness.........................................50
ss.8.2. Restrictions on Liens, Etc...........................................51
ss.8.3. Restrictions on Investments..........................................52
ss.8.4. Merger, Consolidation................................................53
ss.8.5. Sale and Leaseback...................................................54
ss.8.6. Compliance with Environmental Laws...................................54
ss.8.7. Distributions........................................................55
ss.8.8. Asset Sales..........................................................55
ss.8.9. Development Activity.................................................56
ss.8.10. The Company.........................................................56


ss.9. FINANCIAL COVENANTS OF THE BORROWER....................................56
ss.9.1. Borrowing Base.......................................................56
ss.9.2. Liabilities to Assets Ratio..........................................57
ss.9.3. Debt Service Coverage................................................57
ss.9.4. Tangible Net Worth...................................................57
ss.9.5. Mortgaged Property Operating Net Income..............................57
ss.9.6. Accounting...........................................................57


ss.10. CLOSING CONDITIONS....................................................57
ss.10.1. Loan Documents......................................................57
ss.10.2. Resolutions.........................................................58
ss.10.3. Incumbency Certificate; Authorized Signers..........................58
ss.10.4. Opinion of Counsel..................................................58
ss.10.5. Payment of Fees.....................................................58
ss.10.6. Performance; No Default.............................................59
ss.10.7. Representations and Warranties......................................59
ss.10.8. Proceedings and Documents...........................................59
ss.10.9. Compliance Certificate..............................................59
ss.10.10. Stockholder Consents...............................................59
ss.10.11. Other Documents....................................................59
ss.10.12. No Condemnation/Taking.............................................59
ss.10.13. Title Insurance Endorsements.......................................59
ss.10.14. Other..............................................................60



ss.11. CONDITIONS TO ALL BORROWINGS..........................................60
ss.11.1. Prior Conditions Satisfied..........................................60
ss.11.2. Representations True; No Default....................................60
ss.11.3. No Legal Impediment.................................................60
ss.11.4. Governmental Regulation.............................................60
ss.11.5. Proceedings and Documents...........................................60
ss.11.6. Borrowing Documents.................................................60
ss.11.7. Endorsement to Title Policy.........................................60
ss.11.8. Future Advances Tax Payment.........................................61


ss.12. EVENTS OF DEFAULT; ACCELERATION; ETC..................................61
ss.12.1. Events of Default and Acceleration..................................61
ss.12.2. Certain Cure Periods................................................64
ss.12.3. Termination of Commitments..........................................64
ss.12.4. Remedies............................................................65
ss.12.5. Distribution of Collateral Proceeds.................................65


ss.13. SETOFF................................................................66


ss.14. THE AGENT.............................................................66
ss.14.1. Authorization.......................................................66
ss.14.2. Employees and Agents................................................66
ss.14.3. No Liability........................................................67
ss.14.4. No Representations..................................................67
ss.14.5. Payments............................................................67
ss.14.6. Holders of Notes....................................................68
ss.14.7. Indemnity...........................................................68
ss.14.8. Agent as Bank.......................................................68
ss.14.9. Resignation.........................................................69
ss.14.10. Duties in the Case of Enforcement..................................69
ss.15. EXPENSES..............................................................69


ss.16. INDEMNIFICATION.......................................................70


ss.17. SURVIVAL OF COVENANTS, ETC............................................71


ss.18. ASSIGNMENT AND PARTICIPATION..........................................71
ss.18.1. Conditions to Assignment by Banks...................................71
ss.18.2. Register............................................................72
ss.18.3. New Notes...........................................................72
ss.18.4. Participations......................................................72
ss.18.5. Pledge by Bank......................................................73
ss.18.6. No Assignment by Borrower...........................................73
ss.18.7. Disclosure..........................................................73
ss.18.8. Amendments to Loan Documents........................................73
ss.18.9. Company and Borrower Acknowledgment of FBNA Becoming a Bank.........73


ss.19. NOTICES...............................................................73


ss.20. RELATIONSHIP..........................................................75


ss.21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE....................75


ss.22. HEADINGS..............................................................76


ss.23. COUNTERPARTS..........................................................76


ss.24. ENTIRE AGREEMENT. ETC.................................................76


ss.25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS........................76


ss.26. DEALINGS WITH THE BORROWER............................................77


ss.27. CONSENTS, AMENDMENTS, WAIVERS, ETC....................................77


ss.28. SEVERABILITY..........................................................77

ss.29. TIME OF THE ESSENCE...................................................78


ss.30. NO UNWRITTEN AGREEMENTS...............................................78


                             EXHIBITS AND SCHEDULES

EXHIBIT A                       FORM OF NOTE

EXHIBIT B                       FORM OF REQUEST FOR LOAN

EXHIBIT C                       FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 1                      BANKS AND COMMITMENTS

SCHEDULE 6.15         AFFILIATE TRANSACTIONS

SCHEDULE 6.19         SUBSIDIARIES OF THE BORROWER AND THE COMPANY

SCHEDULE 6.22         AGREEMENTS

SCHEDULE 8.1                    INDEBTEDNESS

SCHEDULE 8.2                    LIENS

SCHEDULE 8.10         PARTNERSHIP INTERESTS OWNED BY THE COMPANY

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


           This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of the 27th day of December, 1996, by and among GREAT LAKES REIT, L.P., a Delaware limited partnership (the "Borrower"), GREAT LAKES REIT, INC., a Maryland corporation (the "Company"), each of the Borrower and the Company having its principal place of business at 231 West 22nd Street, Suite 109, Oak Brook, Illinois 60521, and THE FIRST NATIONAL BANK OF BOSTON ("FNBB"), BANK OF AMERICA ILLINOIS ("BOA"), FIRST BANK NATIONAL ASSOCIATION ("FBNA") and the other lending institutions which may become parties hereto pursuant to ss.18 (the "Banks"), and THE FIRST NATIONAL BANK OF BOSTON, as Agent for the Banks (the "Agent").

                                    RECITALS

           WHEREAS, the Company, FNBB and the Agent are parties to that certain Master Revolving Credit Agreement dated as of April 12, 1996 as amended and restated by Amended and Restated Master Revolving Credit Agreement dated as of June 28, 1996 among the Company, FNBB, BOA and the Agent (the "Prior Credit Agreement");

           WHEREAS, pursuant to the Prior Credit Agreement, FNBB and BOA have made certain loans to the Company which are outstanding on the date hereof;

           WHEREAS, the Company has formed the Borrower and has transferred to the Borrower substantially all of its assets and operations;

           WHEREAS, the parties hereto desire that the Borrower assume all outstanding loans, indebtedness and other obligations of the Company under the Prior Credit Agreement and the Loan Documents executed and delivered in connection therewith;

           WHEREAS, the Borrower requires additional availability of funds in the operation of its business and the Banks are willing to provide such additional funds pursuant to the terms set forth herein; and

           WHEREAS, the Borrower, the Company, the Banks and the Agent desire to amend and restate the Prior Credit Agreement to provide for said assumption by Borrower and an increase in the commitment of the Banks under the credit facility, it being understood that the loans heretofore made to the Company by FNBB and BOA shall continue to remain outstanding and that this Agreement is an amendment and restatement of the Prior Credit Agreement, which shall remain in full force and effect, as amended and restated hereby.

           NOW,  THEREFORE,   in  consideration  of  the  terms  and  conditions
contained herein, and of any loans, advances, or extensions of credit heretofore, now or hereafter made to or for the benefit of the Company or the Borrower by the Banks, the parties hereto hereby agree as follows:

ss.1.        DEFINITIONS AND RULES OF INTERPRETATION.

           ss.1.   Definitions.  The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Agreement referred to below:

           Affected Bank.  See ss.4.16.

           Agent. The First National Bank of Boston acting as agent for the Banks.

           Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

           Agent's Special Counsel. Verrill & Dana or such other counsel as may be approved by the Agent.

           Agreement. This Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto.

           Applicable Margin. As of any date of determination, with respect to LIBOR Rate loans 1.875%, provided that upon completion of a Successful Initial Public Offering the applicable margin shall be reduced to 1.750%.

           Appraisal. An MAI appraisal of the value of a parcel of Real Estate, determined on a fair value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, the Agent or a Bank the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Banks and otherwise acceptable (i) to the Agent, in the case of such appraisals delivered on or before the Closing Date, and (ii) the Requisite Banks, in the case of any such appraisals delivered after the Closing Date, provided that if the Agent's appraisal department has determined that the value of any parcel of Real Estate is within five percent (5%) of the value for such parcel of Real Estate as set forth in the Appraisal delivered to the Agent, the Banks shall accept such appraised value.

           Appraised Value. The fair value of a parcel of Mortgaged Property determined by the most recent Appraisal of such parcel or update obtained pursuant to ss.5.2 or ss.10.7, subject, however, to such changes or adjustments to the value determined thereby as may be required by (i) the appraisal department of the Agent, in the case of such appraisals delivered by the Borrower on or before the Closing Date, and (ii) the appraisal departments of the Requisite Banks, in the case of any such appraisals delivered by the Borrower after the Closing Date, in their good faith business judgment after consultation with the Borrower, provided that if the Agent's appraisal department has determined that the value of any parcel of Mortgaged Property is within five percent (5%) of the value for such Mortgaged Property as set forth in the Appraisal delivered to the Agent by the Borrower, the Banks shall accept such appraised value.

           Assigned Interest.  See ss.18.9.

           Assignment of Leases and Rents. Each of the collateral assignments of leases and rents from the Borrower (or from the Company and assumed by the Borrower) to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of the Borrower as lessor with respect to all Leases of all or any part of a Mortgaged Property, each such collateral assignment to be in form and substance satisfactory to the Requisite Banks.

           Balance Sheet Date.  December 31, 1995.

           Banks. FNBB, BOA, FBNA and any other Person who becomes an assignee of any rights of a Bank pursuant to ss.18.

           Base Rate. The annual rate of interest announced from time to time by Agent at Agent's Head Office as its "base rate". Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

     Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

           BOA.  As defined in the preamble hereto.

           Borrower.  As defined in the preamble hereto.

           Borrowing Base. At any time with respect to the Borrower, the Borrowing Base shall be the aggregate of the Borrowing Bases for each parcel of Eligible Real Estate included in the Mortgaged Property owned by the Borrower. The Borrowing Base for each parcel of Eligible Real Estate included in the Mortgaged Property shall be the amount which is sixty percent (60%) of the Appraised Value of such Mortgaged Property as most recently determined as provided under ss.5.2 or ss.10.7.

           Building. With respect to each parcel of Mortgaged Property, all of the buildings, structures and improvements now or hereafter located thereon.

           Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Mortgaged Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of a Building (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower unless the same be abandoned by any such lessee or other occupant or person and shall become the Borrower's property by reason of such abandonment), together with any and all replacements thereof and additions thereto.

           Business Day. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

           Capital Expenditure Reserve Amount. With respect to any Person or property, a reserve for replacements and capital expenditures equal to $ .50 per square foot of building space located on all Real Estate owned by such Person, per year which amount shall be prorated when used in computations relating to a period shorter than a year.

           Capital Improvement Project. With respect to any Real Estate now or hereafter owned by the Borrower which is utilized principally for office, office/service or light industry, capital improvements consisting of rehabilitation, refurbishment, replacement and improvements (including related amenities) to the existing Buildings on such Real Estate which may be properly capitalized under generally accepted accounting principles.

           CERCLA.  See ss.6.18.

           Closing Date. The first date on which all of the conditions set forth in ss.10 and ss.11 have been satisfied.

           Code.  The Internal Revenue Code of 1986, as amended.

           Collateral. All of the property, rights and interests of the Borrower which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property.

           Commitment.  With  respect  to each  Bank,  the  amount  set forth on
Schedule 1 hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement

           Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule l hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

           Company.  As defined in the preamble hereto.

           Compliance Certificate.  See ss.7.4(e).

           Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

           Consolidated Operating Cash Flow. With respect to any period of a Person, an amount equal to the Operating Cash Flow such Person and its Subsidiaries for such period consolidated in accordance with generally accepted accounting principles.

           Consolidated Tangible Net Worth. The amount by which Consolidated Total Adjusted Asset Value exceeds Consolidated Total Liabilities, and less the sum of:

                      (a) the total book value of all assets of a Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                      (b) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

           Consolidated Total Adjusted Asset Value. With respect to any Person, all assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles. All real estate shall be valued on an undepreciated cost basis.

           Consolidated Total Liabilities. All liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified. Amounts undrawn under this Agreement shall not be included in Indebtedness for purposes of this definition.

           Construction Inspector. A firm of professional engineers or architects selected by the Borrower and reasonably acceptable to the Agent.

           Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with ss.4.1.

           Debt Offering. The issuance and sale by the Borrower of any debt securities of the Borrower or by the Company of any debt securities of the Company.

           Debt Service. For any period, the sum of all interest and mandatory principal payments due and payable during such period reduced by any balloon payments due upon maturity of any Indebtedness.

           Default.  See ss.12.1.

           Defaulting Bank. Any Bank which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from the Agent.

           Distribution. With respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person other than dividends or distributions payable solely in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders or partners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

           Dollars or $. Dollars in lawful currency of the United States of America.

           Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule I hereto; thereafter, such other office of such Bank if any, located within the United States that will be making or maintaining Base Rate Loans.

           Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted or combined in accordance with ss.4.1.

           Eligible Assignee. Any of the following assignees: (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States or any state thereof having total assets in excess of $250,000,000; (ii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which is organized under the laws of the United States or any state thereof and in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and having total assets in excess of $250,000,000; provided that such bank is acting through a branch or agency located in the United States and such bank shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Forms 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such entity establishing that such payment is (1) not subject to Untied States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such entity of a trade or business in the United States or (2) totally exempt from the United States Federal withholding tax; and (iv) any other financial institution satisfactory to both the Borrower and the Agent.

           Eligible Participant. Any of the following participants: (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States or any state thereof having total assets in excess of $250,000,000; (ii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which is organized under the laws of the United States or any state thereof and in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $100,000,000; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and having total assets in excess of $250,000,000; provided that such bank is acting through a branch or agency located in the United States and such bank shall, if legally able to do so. prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Forms 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such entity establishing that such payment is (1) not subject to Untied States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such entity of a trade or business in the United States or (2) totally exempt from the United States Federal withholding tax; and (iv) any other financial institution satisfactory to both the Borrower and the Agent.

           Eligible Real Estate.  Real Estate:

                      (a)       which is owned in fee by the Borrower;

                      (b) which is located within the States of Illinois, Minnesota, Wisconsin, Michigan, Indiana or Ohio except to the extent such limitation is waived in writing with the consent of all Banks with respect to a specific parcel of Real Estate;

                    (c) which is utilized principally for offices, offices/service or light industry;

                    (d) which is approved by the Requisite Banks in their sole judgment;

                    (e) as to which all of the representations set forth in ss.6 of this Agreement concerning Mortgaged Property are true and correct; and

                    (f) as to which the Agent has received all Eligible Real Estate Qualification Documents, so long as all of such documents remain in full force and effect.

           Eligible Real Estate Qualification Documents. With respect to any parcel of Real Estate of the Borrower proposed to be included in the Collateral, each of the following:

                      (a)Security Documents. Such Security Documents relating to such Real Estate as the Agent shall require, in form and substance satisfactory to the Agent and duly executed and delivered by the respective parties thereto.

                      (b) Enforceability Opinion. The favorable legal opinion of counsel to the Borrower reasonably acceptable to the Agent qualified to practice in the State in which such Real Estate is located, addressed to the Banks and in form and substance satisfactory to the Agent as to the enforceability of such Security Documents and such other matters as the Agent shall reasonably request.

                      (c) Perfection of Liens. Evidence reasonably  satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) lien and security interest in such Real Estate and that all filings. recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

                      (d) Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under ss.7.8.

                      (e) Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

                      (f) UCC Certification. A certification from the Title Insurance Company or counsel satisfactory to the Agent that a search of the public records designated by the Agent disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personally, financing statements or title retention agreements which affect any property, rights or interests of the Borrower that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate in the Collateral.

                  (g) Management Agreement. A true copy of the Management Agreement, if any, relating to such Real Estate.

                      (h) Service Agreements. True copies of all Service Agreements relating to such Real Estate.

                      (i) Standard Form Leases and Estoppel Certificates. True copies of sample leases and Rent Rolls and summaries thereof satisfactory to the Agent certified by the Borrower as accurate and complete as of a recent date and Estoppel Certificates satisfactory to the Agent from tenants occupying at least 60% of the gross leasable area of all Buildings on said Real Estate.

                      (j) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained by the Borrower on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

                      (k) Hazardous Substance Assessments. A hazardous waste site assessment report concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than six (6) months prior to the inclusion of such Real Estate in the Collateral, from an Environmental Engineer, such report to be approved by the Requisite Banks.

                      (l) Certificate of Occupancy. A copy of the certificate(s) of occupancy issued to the Borrower for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or a copy of the certificates of occupancy issued for such parcel of Real Estate and evidence satisfactory to the Agent that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower), or a legal opinion reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

                      (m) Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Agent or the Requisite Banks as provided in ss.5.2 and dated not more than twelve ( 12) months prior to the inclusion of such Real Estate in the Collateral.

                      (n) Zoning and Land Use Opinion of Counsel. A favorable opinion concerning the Real Estate addressed to the Agent and dated the date of the inclusion of such Real Estate in the Collateral, in form and substance satisfactory to the Agent, from counsel approved by the Agent admitted to practice in the State in which such parcel is located, as to zoning and land use compliance, or an ALTA Zoning

           Endorsement 3.1 (with parking) or such other evidence regarding zoning and land use compliance as the Agent may approve in their reasonable discretion.

                      (o) Construction Inspector Report. A report or written confirmation from the Construction Inspector satisfactory in form and content to the Agent, dated or updated not more than six (6) months prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Agent may reasonably require, including without limitation that the Construction Inspector has reviewed the plans and specifications or other available materials for all Buildings on the Real Estate, that the condition of the Buildings is good, that all Buildings were constructed and completed in good and workmanlike manner, that the Buildings satisfy all applicable building, zoning and handicapped access laws applicable thereto, whether or not the Real Estate and the Buildings thereon are a conforming use under applicable zoning laws, and that utilities and public water and sewer service are available at the lot lines of the Real Estate through dedicated rights-of-way or through insured perpetual private easements approved by the Agent and connected directly to the Building with all necessary permits.

                      (p) Permit and Legal Compliance Assurances. Evidence satisfactory to the Agent that all activities being conducted on such Real Estate which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect, and that the Real Estate, the Buildings and the use and occupancy thereof are in compliance with all applicable federal, state or local laws, ordinances or regulations.

                      (q) Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Banks under ss.6.4(c) covering each of the four fiscal quarters ending immediately prior to the addition of such Mortgaged Property to the Collateral provided, however, that if the Borrower (or the Company as predecessor in interest to the Borrower) has owned such Real Estate for a shorter period of time such operating statements need only cover the period of Borrower's and/or the Company's ownership.

                      (r) Doing Business Opinion. An opinion, dated the date of the inclusion of such Real Estate in the Collateral, of legal counsel to the Borrower reasonably acceptable to the Agent qualified to practice in the State in which such Real Estate is located to the effect that neither the Agent nor any Bank shall be required to qualify to do business in such State or any political subdivision thereof or to become liable to pay any taxes in such State or any political subdivision thereof solely on account of the receipt of the lien on such Real Estate securing the Obligation, such opinion to be satisfactory to the Agent.

                      (s) Additional Documents. Such other documents, certificates, reports or assurances as the Agent may reasonably require in their discretion.

           Employee Benefit Plan. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

           Environmental Engineer. EMG, Inc. or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and which has been previously approved by the Agent, or if not previously approved by the Agent, with respect to which the Borrower has provided to the Agent a copy at such firm's errors and omissions insurance policy and a reliance letter both in form and substance acceptable to the Agent.

           Environmental Laws. See ss.6.18(a).

           Equity Offering. The issuance and sale by the Company of any equity securities of the Company or the issuance by the Borrower of any limited partnership interests in the Borrower in exchange for contributions to the capital of Borrower whether in the form of cash or Real Estate.

           ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

           ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

           ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

           Event of Default.  See ss.12.1.

           FBNA.  As defined in the Preamble.

           Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

           FNBB.  As defined in the Preamble.

           Funds from Operations. With respect to any fiscal period of the Borrower, an amount equal to the Borrower's Funds from Operations determined in accordance with the definition approved by the National Association of Real Estate Investment Trusts.

           Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

           Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

           Guaranty. The Guaranty of even date herewith from the Company to the Agent for the benefit of the Banks pursuant to which the Company has guaranteed the payment and performance of the Obligations.

           Hazardous Substances.  See ss.6.1 8(b).

           HLT Notice Date.  See ss.4.13.

           Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, but without any double counting, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit.

           Indemnity Agreement. The Amended and Restated Indemnity Agreement Regarding Hazardous Materials made by the Borrower and the Company in favor of the Agent and the Banks, as the same may be modified or amended, pursuant to which the Borrower and the Company agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws.

           Interest Payment Date. As to each Loan, the first day of each calendar month during the term of such Loan.

           Interest Period. With respect to each LIBOR Rate Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the London Interbank Market;

                      (B) if the Borrower shall fail to give notice as provided in ss.4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

                      (C) no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

           Interest Rate Contracts. Interest rate swap, collar, cap or similar agreements providing interest rate protection.

           Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

           Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Building or on the Real Estate by persons other than the Borrower.

           LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

           LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

           LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum as determined by the Reference Bank's LIBOR Lending Office to be the rate (rounded upwards to the nearest 1/16 of one percent) at which Dollar deposits are offered to prime banks, by such banks in the London Interbank Market as are selected in good faith by Reference Bank, at approximately 11:00 a.m. London time two LIBOR Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Rate Loan to which such Interest Period applies.

           LIBOR Rate Loans. Loans bearing interest calculated by reference to a LIBOR Rate.

           Loan Documents. This Agreement, the Notes, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower in connection with the Loans.

           Loan Request.  See ss.2.5.

           Loans. Collectively, Loans made to the Company pursuant to the Prior Credit Agreement and Loans made by the Banks to the Borrower pursuant to ss.2.1.

           Management Agreements. Agreements, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

           Maturity Date. April 12, 1998, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

           Mortgaged Property or Mortgaged Properties. The Eligible Real Estate owned by the Borrower which is conveyed to and accepted by the Agent as security for the Obligations of the Borrower pursuant to the Security Deeds.

           Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate.

           Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

           Net Offering Proceeds. The gross cash proceeds received by the Borrower or the Company as a result of an Equity Offering less customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Borrower or the Company in connection therewith plus the value of any Real Estate contributed to the Borrower, such value to be reasonably determined by Borrower and approved by the Agent.

           Non-recourse Indebtedness. Indebtedness of a Person which is secured by one or more parcels of Real Estate (other than Mortgaged Property) and related personal property or interests therein and Short-term Investments and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and Leases thereon and the rents and profits thereof and the Short-term Investments securing such Indebtedness.

           Notes.  See ss.2.3.

           Notice.  See ss.19.

           Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

           Operating Cash Flow. With respect to any Person (or any asset of any Person) for any period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income minus (d) the Capital Expenditure Reserve Amount, all as determined in accordance with generally accepted accounting principles.

           Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

           PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

           Permitted Liens. Liens, security interests and other encumbrances permitted by ss.8.2.

           Person.   Any   individual,    corporation,    partnership,    trust,
unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

           Potential Collateral. Any property of the Borrower which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate and (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Requisite Banks and the completion and delivery of Eligible Real Estate Qualification Documents.

           Pro Forma Debt Service Charges. For any period of four consecutive fiscal quarters the sum of principal and interest which would have been payable during such period on a loan in the original principal amount equal to the outstanding principal balance of the Loans as of the date of such determination bearing interest at a rate per annum equal to the greater of (i) the sum of the then-current annual yield on ten ( 10) year obligations issued by the United States Treasury most recently prior to the date of such determination plus two percent (2%) and (ii) the weighted average of the then applicable interest rate(s) on the Loans and being payable based on a 20 year mortgage style amortization schedule. Such determination of the Pro Forma Debt Service Charges by the Agent shall be conclusive and binding absent manifest error.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Company, the Borrower or any of its Subsidiaries.

           Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

           Reference Bank.  FNBB.

           Register.  See ss.18.2.

           REIT Status. With respect to the Company, its status as a real estate investment trust as defined in ss.856(a) of the Code.

           Release.  See ss.6.18(c)(iii).

           Rent Roll. A report prepared by the Borrower showing for each unit its type, occupancy status, lease expiration date, market rent, lease rent and other information in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Agent, such approval not to be unreasonably withheld.

           Requisite Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is more than sixty-six percent (66%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined, for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks.

           SEC.  The federal Securities and Exchange Commission.

           Security Deeds. The mortgages, deeds to secure debt and deeds of trust from the Borrower (or from the Company and assumed by the Borrower) to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks), as the same may be modified or amended, pursuant to which the Borrower or the Company has conveyed a Mortgaged Property as security for the Obligations.

           Security Documents. The Security Deeds, the Assignments of Rents and Leases, the Indemnity Agreement, and any further collateral assignments to the Agent for the benefit of the Banks, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

           Service Agreement. Service agreements with third parties, whether written or oral, relating to the operation, maintenance, security, finance or insurance of Mortgaged Property.

           Short-term Investments. Investments described in subsections (a) through (g), inclusive, of ss.8.3.

           State.  A state of the United States of America.

           Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, provided, however, that any references in this Agreement to the Subsidiaries of the Borrower shall be deemed to also include all Subsidiaries of the Company.

           Successful Initial Public Offering. An offering of common equity of the Company to the public pursuant to a registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder, which has been declared effective by the Securities and Exchange Commission and results in (i) the common equity being listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System for a per share price of not less than $12 per share and (ii) net proceeds to the Company after underwriting fees or placement fees, as the case may be, of not less than $50,000,000.

           Survey. An instrument survey of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as the Agent may reasonably require; shall show the zoning district or districts in which the Mortgaged Property is located and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

           Surveyor Certification. With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

           Title Insurance Company. Chicago Title Insurance Company or another title insurance company or companies approved by the Agent.

           Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Agent may require insuring the priority of the Security Deeds and that the Borrower holds marketable fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases consistent with the Rent Rolls delivered to the Agent hereunder) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in their reasonable discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent reasonably may require and is available in the State in which the Real Estate is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a "tie-in" endorsement and (vii) a "first loss" endorsement.

           Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is $75,000,000.00.

           Type. As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

           Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

           ss.1.2.      Rules of Interpretation.

                     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                     (b)The singular includes the plural and the plural includes the singular.

                     (c)A reference to any law includes any amendment or modification to such law.

                      (d) A reference to any Person includes its permitted successors and permitted assigns.

                      (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                      (f)The words "include", "includes" and "including" are not limiting.

                      (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval for full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                      (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Illinois, have the meanings assigned to them therein.

                   (i)Reference to a particular "ss.", refers to that section of this Agreement unless otherwise indicated.

                      (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

           ss.2.        THE REVOLVING CREDIT FACILITY.

           ss.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with ss.2.5, such sums as are requested by the Borrower for the purposes set forth in ss.7.11 up to the lesser of (a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment and (b) such Bank's Commitment Percentage of the Borrowing Base; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further that the outstanding principal amount of the

Loans (after giving effect to all amounts requested) shall not at anytime exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in ss.10 and ss.11, in the case of the initial Loan advanced after the date hereof, and ss.11 , in the case of all other Loans, have been satisfied on the date of such request.

           ss.2. Unused Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages an unused facility fee calculated at the rate of one-fourth of one percent (1/4%) per annum on the average daily amount by which the aggregate Commitment exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The unused facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Maturity Date.

           ss.3. Notes. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto
(collectively, the "Notes"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

           ss.4.         Interest on Loans.

     (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is converted to a LIBOR Rate Loan at the per annum rate equal to the Base Rate.

     (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate determined for such Interest Period.

     (c) The Borrower promises to pay interest on each Loan to it in arrears on each Interest Payment Date with respect thereto.

     (d) Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in ss.4.1.

           ss.5. Requests for Loans. The Borrower (i) shall notify the Agent of a potential request for a Loan as soon as possible but not less than six (6) Business Days prior to the Borrower's proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit B hereto of each Loan requested hereunder (a "Loan Request") no less than three (3) Business Days prior to the proposed Drawdown Date. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest
Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of ss.7.11), (ii) in the case of any advance relating to any Capital Improvement Project, upon the request of the Agent (A) a statement that such advance will reimburse the Borrower for or pay costs incurred for work on the applicable Capital Improvement Project together with such evidence as the Agent may reasonably require to verify the cost of such work (which evidence may include, without limitation, invoices and receipts) and that such work is in place or that stored materials are properly secured (which evidence may include a satisfactory report from the Construction Inspector), and (B) in the event that such Capital Improvement Project relates to a Mortgaged Property and if requested by the Agent, delivery to the Agent of affidavits, lien waivers or other evidence reasonably satisfactory to the Agent showing that all materialmen, laborers' subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for such labor and materials, and (iii) a certification by the chief financial or chief accounting officer of the Company that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Notwithstanding anything in this ss.2.5 to the contrary, the Borrower shall be permitted to use the proceeds of a Loan to reimburse the Borrower for amounts paid from its own funds within the preceding ninety (90) days for a purpose authorized by the terms of ss.7.11. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this ss.2.5, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages actually incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than six (6) LIBOR Rate Loans outstanding at any one time. In the event that the proceeds from such Loan have been or are to be used for a purpose other than a Capital Improvement Project, then the Borrower shall provide to the Agent as soon as practicable such evidence as the Agent shall reasonably require to evidence that such funds have been used for such purpose (which evidence may include, without limitation, a closing statement).

           ss.6. Funds for Loans. Not later than 12:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to ss.2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by ss.10 and ss.11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of ss.2.5. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position as against the Bank or Banks so failing or refusing for such Loans as provided in ss.12.5.

           ss.3.        ASSUMPTION AND REPAYMENT OF THE LOANS.

           ss.1. Assumption by Borrower. In consideration for the consent of the Agent and the Banks to the transfer of the assets of the Company, including the Mortgaged Properties, to the Borrower, and for other good and valuable consideration, the Borrower hereby assumes all obligations of the Company under the Prior Credit Agreement and all Loan Documents executed and delivered by the Company pursuant to the Prior Credit Agreement and without limiting the foregoing, the Borrower hereby assumes and agrees to pay all Loans presently outstanding under the Prior Credit Agreement and the Notes executed and delivered by the Company to FNBB and BOA thereunder. The Borrower and the Company agree to execute all further documents which may be requested by the Agent or the Requisite Banks to effect or confirm the foregoing assumption including without limitation assumption and amendment agreements relating to the Security Documents delivered by the Company to the Agent pursuant to the Prior Credit Agreement and UCC Financing Statements naming the Borrower as debtor perfecting the security interests granted pursuant to said Security Documents. The Company shall remain liable for the obligations assumed hereunder as the original obligor thereof, as general partner of the Borrower and as guarantor under the Guaranty.

           ss.2. Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

           ss.3. Mandatory Prepayments. If at any time the aggregate outstanding principal amount of the Loans exceeds (a) the aggregate Commitment, or (b) the Borrowing Base for the Loans, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to such Loans.

           ss.4. Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this ss.3.4 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to ss.4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least five (5) Business Days' prior written notice of any prepayment pursuant to this ss.3.4, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

           ss.5. Partial Prepayments. Each partial prepayment of the Loans under ss.3.3(a) and ss.3.4 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

        ss.6. Effect of Prepayments. Amounts of the Loans prepaid under ss.3.3 and ss.3.4 prior to the Maturity Date may be reborrowed as provided in ss.2.

           ss.7. Proceeds from Debt or Equity Offering. The Company agrees that all Net Offering Proceeds and the net proceeds of any unsecured Debt Offering shall be immediately contributed by the Company to the Borrower. At the option of the Requisite Banks, the Borrower shall cause any Net Offering Proceeds (other than Net Offering Proceeds in the form of Real Estate contributed to the Borrower) and the net proceeds of any unsecured Debt Offering to be paid by the Borrower to the Agent for the account of the Banks as a prepayment of the Loans to the Borrower to the extent of the outstanding balance of such Loans.

           ss.4.        CERTAIN GENERAL PROVISIONS.

           ss.1.        Conversion Options.

                      (a)The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three
(3) Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least four (4) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than four (4) LIBOR Rate Loans outstanding at any one time; and
(iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                      (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of ss.4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                     (c)In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan to it, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

           ss.2. Commitment and Syndication Fee. The Borrower agrees to pay to FNBB the additional commitment and syndication fee provided for in the Agreement Regarding Fees dated as of March 15, 1996 between the Company and FNBB as assumed by the Borrower and amended December , 1996 in connection with the increase of the Total Commitment from $50,000,000 to $75,000,000.

           ss.3.        Agent's Fee. The Borrower has paid to the Agent, for the
Agent's own account, an annual Agent's fee calculated at the rate, and payable at such times as are, set forth in the Agreement Regarding Fees referred to in ss. 4.2.

           ss.4.        Funds for Payments.

                      (a) All payments of principal, interest, unused facility fees, Agent's fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with FNBB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

                      (b)All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. FNBB represents and warrants that, to the best of its knowledge, it is exempt from United States Federal withholding requirements with respect to payments to be made by the Borrower to FNBB hereunder.

           ss.5. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

           ss.6. Inability to Determine LIBOR Rate. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and
(b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

           ss.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.

           ss.8. Additional Interest. If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrower will pay to the Agent upon the later of fifteen (15) days after demand or the next scheduled Interest Payment Date for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to such LIBOR Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable).

           ss.9. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

     (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

     (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

     (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

     (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

     (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

                      (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

                   (iii)to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon the later of fifteen (15) days after demand made by such Bank or (as the case may be) the Agent or the next scheduled Interest Payment Date at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

           ss.10. Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereo(pound) The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital upon the later of fifteen (15) days after such reduction is determined or the next scheduled Interest Payment Date, upon presentation by such Bank of a statement of the amount setting for the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

           ss.11. Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request.

           ss.12. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to five percent (5.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within ten days of the date when due.

           ss.13. HLT Classification. The Banks acknowledge that as of the date hereof neither the Commitments nor the Loans are classified as "highly leveraged transactions". Notwithstanding the foregoing, if after the date hereof, the Agent determines, or is advised by any Bank that such Bank has determined or has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank, that any of the Commitments or Loans are classified as a "highly leveraged transaction" (an "HLT Classification") pursuant to any existing regulations regarding "highly leveraged transactions" or any modification, amendment or interpretation thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, central bank or comparable agency, the Agent shall promptly give notice of such HLT Classification to the Borrower and the Banks (which date is hereafter referred to as the "HLT Notice Date"). The Agent, the Banks and the Borrower shall thereupon commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and the Requisite Banks agree on the amount of such increase or increases, this Agreement shall be promptly amended to give effect to such increase or increases. If the Borrower and the Requisite Banks fail to so agree and the Borrower has failed to refinance the Loans within 90 days after the HLT Notice Date, then the Agent shall, if so requested by the Requisite Banks, by notice to the Borrower terminate the Commitments and accelerate the maturity date of the Loans and the Loans shall become due and payable in full on the date specified in such notice, which date shall be not earlier than 180 days after the HLT Notice Date. The Agent and the Banks acknowledge that an HLT Classification is not a Default or an Event of Default.

           ss.14. Certificate. A certificate setting forth any amounts payable pursuant to ss.4.8, ss.4.9, ss.4.10, ss.4.11, ss.4.12 or ss.4.13 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

           ss.15. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the Borrower, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the Borrower (including the period of any renewal or extension thereof so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

           ss.16. Substitution of a Bank. If any Bank (the "Affected Bank") has demanded compensation or given notice of its intention to demand compensation pursuant to ss.4.7, ss.4.9 or ss.4.10, and the circumstance triggering such demand or intention to demand is not applicable to all of the Banks, the Borrower shall have the right, with the assistance of the Agent, to seek one or more mutually satisfactory substitute banks or financial institutions (which may be one or more of the Banks) to replace such Affected Bank subject to the payment to the Agent of an appropriate fee to be agreed upon for the assistance to be provided by the Agent.

           ss.5.        COLLATERAL SECURITY.

           ss.1.   Collateral.  The Obligations of the Borrower shall be secured by (i) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks in the Mortgaged Property of the Borrower, pursuant to the terms of the Security Deeds, (ii) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the

Leases  pursuant to the  Assignments  of Rents and Leases from the  Borrower and
(iii) the Indemnity Agreement. The Borrower shall notify the Agent of any proposed additions of Collateral at least thirty (30) days in advance of the date that Borrower expects to deliver the last of the Eligible Real Estate
Qualification Documents with respect to such Collateral. The Agent shall promptly provide each Bank with copies of such notice, the Rent Roll, each document received by the Agent pursuant to paragraphs (k), (m), (o) and (q) of the definition of Eligible Real Estate Qualification Documents and any of the other Eligible Real Estate Qualification Documents specifically requested by such Bank.

           ss.2.        Appraisals.

                      (a) The Agent on behalf of the Banks shall require Appraisals of each of the Mortgaged Properties once every five (5) years, which will be ordered by the Agent and reviewed and approved by the appraisal department of the Agent, or, if the Agent's appraisal department has determined that the value of any Mortgaged Property is more than five percent (5%) different from the value for such Mortgaged Property as set forth in the Appraisal delivered to the Agent by the Borrower, by the appraisal departments of the Requisite Banks, in order to determine the current Appraised Value and Borrowing Base of the Mortgaged Property, and the Borrower shall pay to the Agent on demand all reasonable costs of all such Appraisals relating to the Mortgaged Property of the Borrower; provided, however, that so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall not require more frequent Appraisals and (iii) there has been no material change in the market for the leasing of any of the Mortgaged Properties as reasonably determined by the Agent, the Borrower shall not be required to pay for Appraisals for a particular Mortgaged Property more often than once in any five (5) year period, with the result that unless any such condition shall occur the first Appraisals of a Mortgaged Property for which the Borrower shall be financially responsible shall not be required prior to the date which is five
(5) years from the date of the Appraisal for such Mortgaged Property delivered to the Agent pursuant to this Agreement. Notwithstanding the foregoing provisions, however, in the event of a material change of the type referred to in clause (iii), the Borrower shall not be required to pay for Appraisals of the affected Mortgaged Property or Mortgaged Properties more often than once in any 12-month period.

                      (b) Notwithstanding the provisions of ss.5.2(a), the Agent may, for the purpose of determining the current Appraised Value and Borrowing Base of the applicable Mortgaged Properties, perform annual internal studies updating and revising prior Appraisals with respect to the Mortgaged Properties or such portion thereof as the Agent shall determine at any time following (i) the occurrence of an event or condition which, in the reasonable judgment of the Agent, constitutes a material adverse change with respect to a Mortgaged Property or presents a reasonable likelihood that such a change shall occur in the future or (ii) a condemnation of or uninsured casualty to a Mortgaged Property (provided that any such Appraisal as a result of an event or condition described in clause (i) or (ii) shall be limited to the affected Mortgaged Property). The expense of such Appraisals and updates performed pursuant to this ss.5.2(b) shall be borne by the Borrower, provided that the Borrower shall not be required to pay for any update pursuant to ss.5.2(b)(i) more often than once in any twelve (12) month period.

                      (c) In the event that the Agent shall advise the Borrower, on the basis of any Appraisal or update pursuant to ss.5.2. that the Borrower's Borrowing Base is insufficient to comply with the requirements of ss.9.1, then until such Borrowing Base shall be restored to compliance with ss.9.1 the Banks shall not be required to make advances under ss.2.1.

           ss.3. Release of Collateral. Upon termination of this Agreement and the Commitment of the Banks to make Loans hereunder and the payment in full of all of the Obligations, the Agent, on behalf of the Banks, shall release the Collateral and shall execute such instruments of release as the Borrower and its counsel may reasonably request. In addition, Collateral may be released as provided in ss.8.8.

           ss.4. Substitution of Mortgaged Property. Any requested substitution by the Borrower of any Real Estate for any Mortgaged Property shall require the consent of the Requisite Banks and shall require the completion and delivery to the Agent, for the benefit of the Banks, of the Eligible Real Estate Qualification Documents and the payment to the Agent, for the benefit of the Banks, of a substitution fee of $5,000, which shall be distributed to the Banks pro-rata in accordance with their Commitment Percentages. The release of a Mortgaged Property pursuant to ss.8.8 in connection with its sale, transfer or other disposition by the Borrower to an unrelated third party and the simultaneous or later addition of Eligible Real Estate as Collateral hereunder shall not be deemed to be a substitution under this section..

           ss.6.        REPRESENTATIONS AND WARRANTIES.

           Each of the Borrower and the Company represents and warrants to the Agent and the Banks as follows:

           ss.1.        Corporate Authority, Etc.

                      (a) Incorporation; Good Standing. The Borrower is a Delaware limited partnership duly organized pursuant to its Agreement of Limited Partnership and its Certificate of Limited Partnership and amendments thereto filed with the Secretary of State of Delaware. The Company is a Maryland corporation duly organized pursuant to its Articles of Incorporation and amendments thereto filed with the Secretary of the State of Maryland and is validly existing and in good standing under the laws of Maryland. Each of the Borrower and the Company (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Mortgaged Property is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such person. The Company is a real estate investment trust in full compliance with and entitled to the benefits of ss.856 of the Code. The Company is the sole general partner of the Borrower and its percentage interest in the Borrower is not less than 51%.

                     (b) Subsidiaries.  Each of the Subsidiaries of the Borrower
(i) is a corporation, limited partnership or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Mortgaged Property held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

                      (c)Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Company is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, declaration of trust or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

                      (d)   Enforceability.  The execution and delivery of this
Agreement and the other Loan Documents to which the Borrower or the Company is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

           ss.2. Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Company is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

           ss.3. Title to Properties. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Company as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

           ss.4.    Financial Statements.  The Borrower has furnished to each of the Banks: (a) the consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date, (b) an unaudited statement of Operating Cash Flow for each of the Mortgaged Properties for the previous three (3) fiscal years ended December 31, 1995, to the extent available, satisfactory in form to the Agent and certified by the chief financial or accounting officer of the Company as fairly presenting the operating income for such parcels for such periods, provided that such certification need only be made with respect to any Mortgaged Property for the period such Mortgaged Property has been owned and operated by the Borrower, if such period is less than three (3) fiscal years, and (c) certain other financial information relating to the Company, the Borrower and the Real Estate. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Company and its Subsidiaries as of such dates and the results of the operations of the Company and the Mortgaged Properties for such periods. There are no liabilities, contingent or otherwise, of the Company, the Borrower or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

           ss.5. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Company, the Borrower and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Company as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

           ss.6. Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

           ss.7. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of such person threatened in writing against the Company, the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Company to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

           ss.8. No Materially Adverse Contracts, Etc. None of the Company, the Borrower nor any of its Subsidiaries is subject to any partnership charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the partners or officers of such Person, to have any materially adverse effect on the business of any of them.

           ss.9.  Compliance  with Other  Instruments,  Laws,  Etc.  None of the
Company, the Borrower nor any of its Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

           ss.10. Tax Status. The Company, the Borrower and each of its Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and
(c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the partners or officers of such Person know of no basis for any such claim.

           ss.11.       No Event of Default.  No Default or Event of Default has
occurred and is continuing.

           ss.12. Holding Company and Investment Company Acts. None of the Company, the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

           ss.13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Company, the Borrower or its Subsidiaries or rights thereunder.

           ss.14. Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Security Deeds.

           ss.15. Certain Transactions. Except as set forth on Schedule 6.15, none of the officers, trustees, directors, or employees of the Company, the Borrower or any of its Subsidiaries is a party to any transaction with either or both of the Company, the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

           ss.16. Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan; provided, however, that nothing hereon shall prohibit the Borrower or any of its Subsidiaries from maintaining or contributing to an Employee Benefit Plan, Multiemployer Plan or Guaranteed
Pension Plan so long as the Borrower or its Subsidiary does so in compliance with all applicable laws.

           ss.17. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

           ss.18. Environmental Compliance. The Borrower and/or the Company have taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties.

                      (a) With respect to the Mortgaged Properties, and to the best of the Borrower's knowledge with respect to any other Real Estate, none of the Company, the Borrower nor its Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves any of the Mortgaged Properties or involves other Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Company, the Borrower or any of its Subsidiaries.

                      (b) None of the Company, the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. ss.9601(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Company, the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                      (c) With respect to the Mortgaged Properties, and to the best of the Borrower's knowledge with respect to any other Real Estate, except as specifically set forth in the written environmental site assessment reports of EMG, Inc. provided to the Agent on or before the date hereof or, in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto referenced in the certificate to be provided to the Agent under ss.7.4(h): (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property; (ii) in the course of any activities conducted by any of the Company, the Borrower, its Subsidiaries or the operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from any of the Mortgaged Properties, or, to the best of the Borrower's knowledge, on, upon, into or from the other properties of any of the Company, the Borrower or its Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

                     (d)None of the Company, the Borrower, its Subsidiaries, the Mortgaged Properties nor any other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deeds or to the effectiveness of any other transactions contemplated hereby.

           ss.19.Subsidiaries. Schedule 6.19 sets forth all of the Subsidiaries of the Borrower and of the Company. The form and jurisdiction of organization of each of the Subsidiaries, and the Borrower's or the Company's ownership interest therein, is set forth in said Schedule 6.19.

           ss.20.Leases. The Borrower has delivered to the Agent true copies of the forms of the Leases used by the Borrower at the Mortgaged Properties as of the date hereof.

           ss.21. Loan Documents. All of the representations and warranties made by or on behalf of the Company, the Borrower and its Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and the Borrower and the Company have not failed to disclose such information as is necessary to make such representations and warranties not misleading.

           ss.22.Mortgaged Property. Each of the Company and the Borrower makes the following representations and warranties concerning each Mortgaged
Property:

                      (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property are installed to the property lines of the Mortgaged Property through dedicated public rights-of-way or through perpetual private easements approved by the Agent with respect to which the applicable Security Deed creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law.

                      (b) Access, Etc. The streets abutting the Mortgaged Property are dedicated and accepted public roads, to which the Mortgaged Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property has direct access approved by the Agent and with respect to which the applicable Security Deed creates a valid and enforceable first lien. All private ways providing access to the Mortgaged Property are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles.

                (c) Independent Building. The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Agent. The Building is located on a lot or lots which is or are separately assessed for purposes of real estate tax assessment and payment. The Building, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Building are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located, except as may be specifically shown on the Survey for such Mortgaged Property.

                (d) Condition of Building; No Asbestos. The Building is structurally sound, in good repair and free of defects in materials and workmanship. All major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition. No asbestos is located in or on the Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

                (e) Building Compliance with Law. The Building as presently constructed, used, occupied and operated does not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws. The Building complies with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of the Building for its current use. There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use. Each Mortgaged Property constitutes a separate parcel which has been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby, and neither the execution and delivery of the Security Deeds nor the exercise of any remedies thereunder by Agent shall violate any such law or regulation relating to the subdivision of real property.

                     (f) No Required Mortgaged Property Consents, Permits, Etc. The Borrower has not received any notice of, and has no knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Security Deed. To the best knowledge of the Borrower, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof.

                      (g) Insurance. Neither the Company nor the Borrower has received any notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all of the Borrower's insurance carriers.

                      (h)Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are payable by the Borrower (except only real estate or other taxes or assessments, that are not yet due and payable). The Borrower has delivered to the Agent true and correct copies of real estate tax bills for the Mortgaged Property for the past one fiscal tax year and, if available, for the past three fiscal years. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property, other than with respect to taxes which have been paid under protest and which are being contested in good faith. There are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and neither the Company nor the Borrower has received any notice of any such special assessment being contemplated.

                      (i) Historic Status. The Building is not a historic structure or landmark and neither the Building nor the Mortgaged Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

                      (j)Eminent Domain; Casualty. There are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property, the Building nor any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

                      (k)Leases. An accurate and complete Rent Roll and summary thereof in a form reasonably satisfactory to the Agent as of the date of inclusion of the Mortgaged Property in the Collateral (or such other recent date as may be acceptable to the Agent) with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at the Mortgaged Property and in the Building relating thereto. Each of the Leases was entered into as the result of arms-length negotiation and has not been modified, changed, altered, assigned, supplemented or amended in any respect, except as reflected on the Rent Roll, and no tenant is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs, except as reflected in the Rent Roll. There are no occupancies, rights, privileges or licenses in or to the Mortgaged Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for the Mortgaged Property. Except as set forth in each Rent Roll, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and neither the Company nor the Borrower has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases. The Rent Rolls furnished to the Banks accurately and completely set forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. All tenant improvements or work to be done for tenants on the Rent Roll, furnished or paid for by the landlord under the applicable Lease, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent. No material leasing, brokerage or like commissions, fees or payments are due from the Borrower or the Company in respect of the Leases.

              (1) Service Agreements; Management Agreements. Except as listed on Schedule 6.22, there are no material Service Agreements relating to the operation and maintenance of the Building, the Mortgaged Property, or any portion thereof that are not cancellable at any time. Neither the Company nor the Borrower has any Management Agreements for the Mortgaged Properties. To the best knowledge of the Borrower, there are no material claims or any bases for material claims in respect of the Mortgaged Property or its operation by any party to any Service Agreement or Management Agreement.

            (m)       Other Material Real Property Agreements; No Options.
There are no material agreements pertaining to the Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto) or otherwise disclosed in writing to the Agent and the Banks by the Borrower; and no person or entity has any right or option to acquire the Mortgaged Property on any Building thereon or any portion thereof or interest therein.

           ss.23. Brokers. None of the Company, the Borrower nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

           ss.24. Other Debt. None of the Company, the Borrower nor any of its Subsidiaries is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. Neither the Company nor the Borrower is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Company or the Borrower. The Borrower has provided to the Agent a schedule, and upon the request of the Agent will provide copies, of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Company or the Borrower or its properties and entered into by the Company or the Borrower as of the date of this Agreement with respect to any Indebtedness of the Company or the Borrower.

           ss.25. Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Company nor the Borrower is insolvent on a balance sheet basis such that the sum of the Borrower's assets exceeds the sum of the Borrower's liabilities, the sum of the Company's assets exceeds the sum of the Company's liabilities and each of the Company and the Borrower is able to pay its debts as they become due, and each of the Company and the Borrower has sufficient capital to carry on its business.

           ss.7.        AFFIRMATIVE COVENANTS OF THE BORROWER.

           Each of the Borrower and the Company covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

           ss.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on their respective Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

           ss.2. Maintenance of Office. The Borrower will maintain its chief executive office at 2311 West 22nd Street, Suite 109, Oak Brook, Illinois 60521, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

           ss.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves. The Borrower's fiscal year shall be the same as the fiscal year of the Company.

           ss.4.        Financial Statements, Certificates and Information.  The
Borrower will deliver or cause to be delivered to each of the Banks:

                      (a)as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year and the audited consolidated balance sheet of the Company and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young or by another "Big Six" accounting firm, the Company's Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event the Borrower will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the
SEC), and any other information the Banks may need to complete a financial analysis of the Company, the Borrower and its Subsidiaries;

                      (b)as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related unaudited consolidated statements of income, changes in partner's or shareholder's equity and cash flows for the portion of the Borrower's fiscal year then elapsed, and a statement showing the aging of the receivables and payables for the Mortgaged Properties, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which may be provided by inclusion in the Form 10-Q of the Company for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Company and of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                      (c)as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower in each year, copies of Form 10-Q of the Company filed with the SEC (unless the SEC has approved an extension in which event the Borrower will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC), if required;

                      (d)as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter of the Borrower
(including the fourth fiscal quarter in each year), copies of a consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for the Borrower and each of the Mortgaged Properties, prepared on a basis consistent with the statement furnished pursuant to ss.6.4(b) together with a certification by the chief financial or chief accounting officer of the Company, that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries and the Mortgaged Properties for such period;

                      (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Company in the form of Exhibit C hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                      (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Company;

                      (g) as soon as practicable but in any event not later than thirty (30) days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), updated Rent Rolls with respect to the Mortgaged Properties and a summary of each Rent Roll in form reasonably satisfactory to the Agent;

                      (h) not later than thirty (30) days following each acquisition of an interest in Real Estate by the Borrower or any of its Subsidiaries (which for the purposes of this ss.7.4(h) shall include the Investments described in ss.8.3(i)), each of the following (provided that with respect to the Investments described in ss.8.3(i), the following items shall be provided to the extent reasonably available to the Borrower or its Subsidiaries): (i) the closing statement relating to such acquisition, (ii) a description of the property acquired, (iii) a certificate from the chief financial or accounting officer of the Company stating that (A) an environmental site assessment has been prepared by an Environmental Engineer and such assessment contains no material qualifications with respect to such Real Estate and (B) a statement of condition of such Real Estate has been prepared by a construction engineer and such statement contains no material qualifications,
(iv) an historical operating statement of such Real Estate for such period as may be available to the Borrower and a current rent roll for such Real Estate, and (v) a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under ss.6.4 or this ss.7.4 adjusted in the best good-faith estimate of the Borrower to give effect to such acquisition and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such acquisition;

                      (i)promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Company and of the Borrower;

                      (j)promptly upon completion, copies of such market studies relating to the Mortgaged Property and the other Eligible Real Estate as are from time to time prepared by or on behalf of the Borrower or its Subsidiaries;

                      (k) not later than thirty (30) days following each acquisition of an interest in a Subsidiary, each of the following: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and (iii) such other information as the Agent may reasonably request;

                      (1)simultaneously within the delivery of the financial
statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower and its Subsidiaries (or in which the Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Company, the Borrower and its Subsidiaries (excluding Indebtedness of the type described in ss.8.l(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of the Borrower and its Subsidiaries which are under "development" (as used in ss.8.9) and providing a brief summary of the status of such development;

                      (m)not later than sixty (60) days prior to the end of each fiscal year of the Borrower a budget and business plan for the next fiscal year; and

                      (n) from time to time such other financial data and information in the possession of the Company, the Borrower or its Subsidiaries (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Company or the Borrower) as the Agent may reasonably request.

           ss.5.        Notices.

                      (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Company, the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                      (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower obtaining knowledge of any potential or known Release, of any Hazardous Substances at or from the Mortgaged Property;
(ii) of any violation of any Environmental Law that the Company, the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Mortgaged Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any Subsidiary or the Agent's liens on the Collateral pursuant to the Security Documents.

                     (c)Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to any Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject.

                     (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company, the Borrower or any of its Subsidiaries or to which the Company, the Borrower or any of its Subsidiaries is or is to become a party involving an uninsured claim against the Company, the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or the Company and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against the Company, the Borrower or any of its Subsidiaries in an amount in excess of $100,000.

                      (e) Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Non-Mortgaged Property. The Borrower will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate other than Mortgaged Property or other Investment described in ss.8.3(i) of the Borrower or its Subsidiaries within any fiscal quarter of the Borrower, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Banks under ss.7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good-faith estimate of the Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale, encumbrance, refinance or transfer of any Real Estate other than the Mortgaged Property or other Investment described in ss.8.3(i) of the Borrower or its Subsidiaries, the Borrower shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Banks under ss.6.4 or ss.7.4 adjusted as provided in the preceding sentence.

                      (f) Notice of Proposed Renovations. The Borrower will promptly give notice to the Agent of any proposed renovations (not including any tenant improvements) to any Real Estate the projected cost of which will exceed $250,000.00.

                      (g) Debt and Equity Offerings. The Borrower shall provide the Agent with five (5) Business Days' prior written notice of any Debt Offering or Equity Offering.

                      (h) Notification of Banks. Promptly after receiving any notice under this ss.7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

           ss.6.        Existence; Maintenance of Properties.

                      (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation. The Borrower will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

                      (b) The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable Mortgaged Property or on the financial condition, assets or operations of the Borrower and its Subsidiaries.

           ss.7. Insurance. (a) The Borrower will, at its expense, procure and maintain for the benefit of the Borrower and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering the Mortgaged Property:

                      (i)   "Named   Peril"   property   insurance    (including
           comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other limit as the Agent may approve, with deductibles not to exceed $10,000 for any one occurrence, with a replacement cost coverage endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement in such amounts as the Agent may require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

                      (ii) During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on riders to the Borrower's existing policies or on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Estate, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

                      (iii) Flood insurance if at any time any Building is located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AK, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

                      (iv) Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Real Estate for a twelve month period;

                      (v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Real Estate, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $1,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;

                      (vi) During the course of construction or repair of any improvements on the Real Estate, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

                     (vii) Employers liability insurance with respect to the Borrower's and the Company's employees;

                      (viii) Umbrella liability insurance with limits of not less than $10,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

            (ix) Workers' compensation insurance for all employees of the Company, the Borrower or its Subsidiaries engaged on or with respect to the Real Estate; and

                      (x) Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate

                 The Borrower shall pay all premiums on insurance policies. The insurance policies with respect to all Mortgaged Property provided for in clauses (v), (vi) and (viii) above shall name the Agent and each Bank as an additional insured and shall contain a cross liability/severability endorsement. The insurance policies provided for in clauses (i), (ii), (iii) and (iv) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance acceptable to the Agent. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 30 days prior to the expiration date of the policies, the Borrower shall deliver to the Agent evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Agent.

                      (b) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Company, the Borrower or any Subsidiary or anyone acting for the Company, the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Real Estate for purposes more hazardous then permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Company, the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least 30 days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

             (c) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgaged Property, provided that such blanket policy or policies comply with all of the terms and provisions of this ss.7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, a priority claim provision with respect to property insurance and an aggregate limits of insurance endorsement in the case of liability insurance.

             (d) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the states where the Real Estate is located and having a rating in Best's Key Rating Guide of at least "A" and a financial size category of at least "VIII".

             (e) None of the Company, the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this ss.7.7.

             (f) In the event of any Loss or damage to the Mortgaged Property in excess of $10,000, the Borrower shall give immediate written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Borrower may make proof of loss and adjust and compromise any claim under insurance policies which is of an amount not more than $250,000.00 so long as no Event of Default has occurred and is continuing and so long as the Borrower shall in good faith diligently pursue such claim. The Borrower hereby irrevocably authorizes and empowers the Agent, at the Agent's option in the Agent's sole discretion or at the request of the Requisite Banks in their sole discretion, as attorney in fact for the Borrower, to make proof of any loss except as provided in the preceding sentence, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such proceeds. If the Mortgaged Property is acquired by the Agent or any nominee through foreclosure, deed in lieu of foreclosure or otherwise is acquired from the Borrower, all right, title and interest of the Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to such sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser or grantee of the Mortgaged Property.

                      (g) Subject to the terms of the following sentence, the Borrower authorizes the Agent, at the Agent's option or at the request of the Requisite Bank's in their sole discretion, to (i) apply the balance of such proceeds to the payment of the Obligations of the Borrower whether or not then due, or (ii) if the Agent or the Requisite Bank shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds to be used to pay all taxes, charges, sewer use fees, water rates and assessments which may be imposed upon the Mortgaged Property and the Obligations of the Borrower as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower, in accordance with such terms and conditions as Agent may prescribe, for the cost of such reconstruction or repair of the Mortgaged Property, and on completion of such reconstruction or repair to apply any of the excess to the payment of the Obligations of the Borrower. Notwithstanding the foregoing, the Agent shall make such net proceeds available to the Borrower to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe for the disbursement of such proceeds to assure completion of such reconstruction or repair provided that (x) no Default or Event of Default shall have occurred and be continuing, (y) the Borrower shall have provided to Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, and (z) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date.

               (h) The Borrower will, at its expense, procure and maintain insurance covering the Company, the Borrower and the Real Estate other than the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

               (i) The Borrower shall provide to the Agent for the benefit of the Banks Title Policies for all of the Mortgaged Properties of the Borrower which shall at all times be in an aggregate amount of not less than the total Commitments for the Borrower at the time in effect. Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance coverage provided under all of the policies relating to the Borrower with tie-in endorsements.

           ss.8. Taxes. The Company, the Borrower and each of its Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Mortgaged Property and the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company, the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Company, the Borrower and each Subsidiary of the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

           ss.9. Inspection of Properties and Books. The Company and the Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Company, the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Company, the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's normal business operations.

           ss.10. Compliance with Laws, Contracts, Licenses, and Permits. Each of the Company and the Borrower will comply with, and will cause each of its Subsidiaries to comply in all respects with (i) all material provisions of all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

           ss.11. Use of Proceeds. The Borrower will use the proceeds of the Loans to the Borrower solely to provide short-term financing (a) for the acquisition of fee interests by the Borrower in Real Estate which is utilized principally for office, office/service or light industry, (b) for Capital Improvement Projects, (c) for working capital purposes, and (d) for such other purposes as the Requisite Banks in their discretion from time to time may agree to in writing.

           ss.12. Further Assurances. Each of the Company and the Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

           ss.13.       Compliance.  The Borrower shall operate its business in
compliance with the terms and conditions of this Agreement and the other Loan Documents. The Company shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status. After a Successful Initial

Public Offering, the Company shall at all times remain a publicly traded company. The Borrower shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents.

           ss.14. Interest Rate Contracts. If at the end of any fiscal quarter of the Borrower, (i) the combined Operating Cash Flow with respect to the Mortgaged Properties for the period covered by the four previous fiscal quarters (treated as a single accounting period) is less than 1.6 times the Pro Forma Debt Service Charges for such period as determined pursuant to ss.9.5 or (ii) the Distributions paid by the Borrower and the Company for the period covered by the four previous fiscal quarters exceeds eighty-eight percent (88%) of its Funds from Operations for such four fiscal quarters, then the Borrower shall obtain and maintain in effect Interest Rate Contracts which are satisfactory to the Agent on all variable rate Indebtedness that exceeds twenty percent (20%) of the Borrower's Consolidated Total Adjusted Asset Value.

           ss.15. Transfer to Borrower. Within thirty (30) days after the Closing Date the Company shall complete the transfer of all of its material assets to the Borrower and shall obtain all third party consents necessary with respect to such transfer. After the Closing Date the Company shall cause all assets and liabilities to be acquired or incurred in the name of the Borrower.

           ss.8.        CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

           Each of the Borrower and the Company covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

           ss.1.     Restrictions on Indebtedness.  The Borrower and the Company
will not, and each of the Borrower and the Company will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                    (a) Indebtedness to the Banks arising under any of the Loan Documents;

                    (b) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business including liabilities originally incurred by the Company and assumed by the Borrower but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                    (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.7.8;

                    (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                     (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                      (f) subject to the provisions of ss.9, Non-recourse Indebtedness of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any of its Subsidiaries shall incur any Non-recourse Indebtedness unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence;

                    (g) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in ss.8.3(d) or (e);

                     (h) Indebtedness existing on the date of this Agreement and listed and described on Schedule 8.1 hereto provided that all such Indebtedness of the Company shall be assumed by the Borrower; and

                      (i) subject to the provisions of ss.9, other recourse Indebtedness of the Borrower and its Subsidiaries not secured by the Mortgaged Property in an aggregate outstanding principal amount (excluding the Obligations) not exceeding $5,000,000; provided that neither the Borrower nor any of its Subsidiaries shall incur any recourse Indebtedness described in this ss.8.1(i) unless the Borrower shall have provided to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such incurrence.

           ss.2. Restrictions on Liens, Etc. The Company will not, the Borrower will not, and the Borrower will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower or such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                      (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower (other than Collateral) securing Indebtedness owing by such Subsidiaries to the Borrower;

                      (ii) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                      (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security obligations;

                      (iv) liens on properties other than the Mortgaged Property or any interest therein (including the rents, issues and profits therefrom) in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by ss.8.1(d), ss.8.1(f) or ss.8.1 (i);

                      (v) encumbrances on properties other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of such Person is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or its Subsidiaries. which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of such Person and its Subsidiaries on a consolidated basis;

                      (vi)liens on Real Estate other than the Mortgaged Property and Short-term Investments securing Non-recourse Indebtedness permitted by ss.8.1(f);

                   (vii)liens in favor of the Agent and the Banks under the Loan Documents;

           (viii) liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Security Deed relating thereto; and

           (ix) other presently  outstanding liens listed on Schedule
           8.2 on properties other than the Mortgaged Property.

           ss.3. Restrictions on Investments. The Company will not, the Borrower will not, and the Borrower will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except that the Borrower (and the Company, but only to the extent permitted by ss.8.10) may make or permit to exist or to remain outstanding Investments in:

                      (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

                      (b) marketable direct obligations of any of the following:
Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

                      (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

                      (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

                      (e)mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

                      (f)repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a),
(b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

                     (g)shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

                      (h)Investments in Subsidiaries of the Borrower, but only with the consent of the Requisite Banks; and

                      (i)Investments in real property which is used principally for offices, offices/service or light industry located within the States of Illinois, Minnesota, Wisconsin, Michigan, Indiana or Ohio, provided that in no event shall the aggregate costs of all Investments pursuant to this ss.8.3(i) exceed the amount set forth with respect thereto in the Borrower's annual budget and business plan delivered to the Agent pursuant to ss.7.4(m).

           ss.4. Merger, Consolidation. The Company will not, the Borrower will not, and the Borrower will not permit any of its Subsidiaries to, become a party to any merger or consolidation except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

           ss.5. Sale and Leaseback. The Company will not, the Borrower will not, and the Borrower will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Company, the Borrower or any Subsidiary of the Borrower shall sell or transfer any Real Estate owned by it in order that then or thereafter the Company, the Borrower or any Subsidiary shall lease back such Real Estate.

           ss.6. Compliance with Environmental Laws. The Company will not, the Borrower will not, and the Borrower will not permit any of its Subsidiaries, to do any of the following: (a) use any of the Real Estate or any portion

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thereof as a facility  for the  handling,  processing,  storage or  disposal  of
Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

           The Borrower shall:

                      (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Mortgaged Property; and

                  (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property by the Borrower), cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property in full compliance with all applicable laws and regulations and to the satisfaction of the Requisite Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Requisite Banks and no action shall have been commenced by any enforcement agency. The Requisite Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

           At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Requisite Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Mortgaged Property, or that any of the Mortgaged Properties is not in compliance with the Environmental Laws, the Agent may at its election (and will at the request of the Requisite Banks) obtain such environmental assessments of such Mortgaged Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property including, without limitation, any and all storage areas, storage tanks, drains. dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Mortgaged Property and the use and operation thereof with all applicable Environmental Laws. All such

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environmental assessments shall be at the sole cost and expense of the
Borrower.

           ss.7. Distributions. Neither the Company nor the Borrower shall make any Distributions which would cause it to violate any of the following covenants:

                      (a) The Company shall not pay any Distribution to the shareholders of the Company and the Borrower shall not pay any Distribution to the partners of the Borrower if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters would exceed ninety percent (90%) of the Borrower's Funds from Operations for the four consecutive fiscal quarters ending prior to the quarter in which such Distribution is paid; provided, however, the Borrower may make distributions to the Company which correspond in amount and timing to Distributions which the Company is permitted by this ss.8.7 to make to its shareholders and other Distributions to the Company for "REIT Expenses" as defined in Borrower's Agreement of Limited Partnership delivered pursuant to ss.10.3;

                    (b)In the event that an Event of Default specified in ss.12. 1 (a) or (b) shall have occurred and be continuing, the Borrower and the Company shall make no Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of the Company, as evidenced by a certification of the principal financial or accounting officer of the Company containing calculations in reasonable detail satisfactory in form and substance to Agent; and

              (c) Notwithstanding the foregoing, at any time when an Event of Default shall have occurred and the maturity of the Obligations has been accelerated, the Borrower and the Company shall not make any Distributions whatsoever, directly or indirectly.

           ss.8. Asset Sales. Neither the Borrower nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate (except as the result of a condemnation or casualty and except for the granting of Permitted Liens) unless there shall have been delivered to the Banks a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating that the Borrower will be in compliance with the covenants referred to therein after giving effect to such sale, transfer or other disposition. Upon compliance with this ss.8.8, the Agent, on behalf of the Banks, shall release such Real Estate if it was a Mortgaged Property.

           ss.9. Development Activity. Neither the Borrower nor any of its Subsidiaries shall engage, directly or indirectly, in the development of properties to be used principally for offices, offices/service or light industry or otherwise, without the prior written consent of the Requisite Banks, provided, however, that such consent shall not be required for the development projects in which at least 70% of the gross leasable area is leased prior to the start of construction as long as the aggregate total project costs of all development projects in process at any time does not exceed five percent (5%) of Borrower's Consolidated Total Adjusted Asset Value. Development projects shall be considered "in process" from the time of the start of construction until the issuance of certificates of occupancy and the occupancy by tenants of at least 70% of the gross leasable area of the applicable project. For purposes of this ss.8.9, the term "development" shall include the new construction of an office, office/service or light industry complex or the substantial renovation of improvements to real property the

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costs of which  renovation  exceeds ten percent (10%) of the Appraised  Value of such real property, but shall not include the addition of amenities or other related facilities to existing Real Estate or renovations thereto the cost of which do not exceed ten percent (10%) of the Appraised Value of such Real Estate which is already used principally for offices, offices/service or light industry. The Borrower acknowledges that the decision of the Requisite Banks to grant or withhold such consent shall be based on such factors as the Requisite Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower or its Subsidiary has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower or any of its Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person.

           ss.10. The Company. Following completion of the transfer of its assets to the Borrower pursuant to ss.7.15, the Company shall not own any Real Estate or other material assets and shall not engage in any business other than acting as general partner of the Borrower, the ownership of the Subsidiaries described in Schedule 6.19 and the ownership of the partnership interests described on Schedule 8.10. The Company shall not cease to be the sole general partner of the Borrower and the Company's percentage interest in the Borrower shall not be less than 51%. The Company will not pledge or otherwise encumber any of its partnership interests in the Borrower.

           ss.9.        FINANCIAL COVENANTS OF THE BORROWER.

           The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans, the Borrower will comply with the following:

           ss.1. Borrowing Base. The Borrower will not, at any time, permit the outstanding principal balance of the Loans as of the date of determination to be greater than the Borrowing Base of the Borrower as determined as of the same date.

           ss.2. Liabilities to Assets Ratio. The Borrower will not, at any time, permit the ratio of the Borrower's Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value to exceed 0.55 to 1.

           ss.3. Debt Service Coverage. The Borrower will not, at the end of any fiscal quarter, permit the Borrower's Consolidated Operating Cash Flow for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) to be less than 2.0 times the Debt Service of the Borrower for such period.

           ss.4. Tangible Net Worth. The Borrower will not, at the end of any fiscal quarter, permit its Consolidated Tangible Net Worth to be less than $40,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds received by the Borrower or the Company after April 12, 1996.

           ss.5. Mortgaged Property Operating Net Income. The Borrower will not, at the end of any fiscal quarter, permit the combined Operating Cash Flow with respect to the Mortgaged Properties for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) to be less than 1.5 times the Pro Forma Debt Service Charges for such period, provided that prior to such time as the Borrower (or the Company) has owned and operated a Mortgaged Property for four full fiscal quarters, the Operating

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



Cash Flow with respect to such Mortgaged Property for the number of full fiscal quarters which the Borrower (or the Company) has owned and operated such Mortgaged Property as annualized shall be utilized for purposes of determining compliance with this covenant.

           ss.6. Accounting. Whenever this ss.9 or the definitions used (directly or indirectly) herein apply to accounting periods of the Borrower commencing prior to the date hereof, the applicable financial condition and results from operations of the Company as predecessor to the Borrower shall be counted as though they were those of the Borrower.

           ss.10.       CLOSING CONDITIONS.

           Pursuant to the Prior Credit Agreement, the Company executed and delivered various documents to the Agent as a condition to the obligations of the Agent and the Banks to make the initial Loans under the Prior Credit Agreement. Except to the extent expressly amended and replaced as provided in this ss.10, all such documents shall remain in full force and effect, and none of such documents is superseded by the provisions of this ss.10 or any other provision of this Agreement. The obligation of the Agent and the Banks to increase the Total Commitment to $75,000,000.00 and to make further Loans to the Borrower is subject to the satisfaction of the following conditions precedent:

           ss.1. Loan Documents. The Borrower shall have duly executed and delivered to the Agent, except that each Bank shall have received a fully executed counterpart of its Note, each of the following Loan Documents, each of which shall be in full force and effect and shall be in form and substance satisfactory to the Requisite Banks:

                      (a)Agreement; Notes. Five (5) duly executed copies of this Agreement, one (1) duly executed Note in favor of FNBB, one (1) duly executed
Note in favor of BOA, and one (1) duly executed Note in favor of FBNA. Upon delivery the Notes, the Notes executed and delivered by the Company to FNBB and BOA in connection with the Prior Credit Agreement shall be marked cancelled and delivered to the Borrower.

                      (b) Guaranty and Indemnity Agreement. Four (4) duly executed copies of the Guaranty and the Indemnity Agreement.

                      (c) Assumption and Amendments to Security Deeds and Assignments of Rents. Two (2) duly executed copies of an Assumption and Amendment to each Security Deed and Assignment of Rents executed and delivered in connection with the Prior Credit Agreement.

                      (d) UCC Financing Statements. UCC Financing Statements naming the Borrower as debtor relating to all security interests in personal property or fixtures granted pursuant to the Security Deeds executed and delivered in connection with the Prior Credit Agreement.

           ss.2. Resolutions. All action on the part of the Borrower and the Company necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Company true copies of the resolutions adopted by its board of directors authorizing the transactions described herein, certified by its secretary as of a recent date to be true and complete.

           ss.3. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Company an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company and the Borrower, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Company a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents. The Agent shall have also received a certificate of the Company to which is attached correct and complete copies of the Agreement of Limited Partnership and the Certificate of Limited Partnership of the Borrower.

           ss.4. Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from counsel of the Borrower and the Company as to such matters as the Agent shall reasonably request.

           ss.5. Payment of Fees. The Borrower shall have paid to the Agent the additional commitment and syndication fee pursuant to ss.4.2.

           ss.6. Performance; No Default. The Borrower and the Company shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

           ss.7. Representations and Warranties. The representations and warranties made by the Borrower or the Company in the Loan Documents or otherwise made by or on behalf of the Company, the Borrower or any of its Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

           ss.8. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

           ss.9. Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower has provided financial statements under ss.6.4 adjusted in the best good faith estimate of the Borrower shall have been delivered to the Agent.

           ss.10. Stockholder Consents. The Agent shall have received evidence satisfactory to the Agent that all necessary stockholder consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Agreements have been obtained.

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



           ss.11.    Other Documents.  To the extent requested by the Agent, the
Agent shall have received executed copies of all material agreements of any nature whatsoever to which the Borrower or any Subsidiary is a party affecting or relating to the use, operation, development, construction or management of the Mortgaged Property.

           ss.12. No Condemnation/Taking. The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower' knowledge threatened against any Mortgaged Property or, if any such proceedings are pending or threatened, identifying the same and the Real Estate affected thereby and the Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property affected thereby.

           ss.13. Title Insurance Endorsements. Endorsements to each Title Policy satisfactory to the Agent reflecting the transfer of title from the Company to the Borrower, the recording of the amendments referenced in ss.10.1(c) and providing replacement tie-in endorsements providing aggregate title insurance coverage of at least $75,000,000 and not containing any new exceptions other than as may be approved by the Agent.

           ss.14.    Other.  The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

           ss.11.       CONDITIONS TO ALL BORROWINGS.

           The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

           ss.1. Prior Conditions Satisfied. All conditions set forth in ss.10 and in ss.10 of the Prior Credit Agreement shall continue to be satisfied as of the date upon which any Loan is to be made.

           ss.2. Representations True; No Default. Each of the representations and warranties made by or on behalf of the Company, the Borrower or any of its Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each of the Banks shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

           ss.3.      No Legal Impediment.  There shall be no law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

           ss.4.    Governmental Regulation.  Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

           ss.5. Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Agent, and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

           ss.6.    Borrowing Documents.  In the case of any request for a Loan, the Agent shall have received the request for a Loan required by ss.2.5 in the form of Exhibit B hereto, fully completed.

           ss.7. Endorsement to Title Policy. At such times as Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

           ss.8. Future Advances Tax Payment. As a condition precedent to any Bank's obligations to make any Loans available to the Borrower hereunder, the Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties are located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in such state secure the Borrower's obligation with respect to the Loans then being requested by the Borrower. The provisions of this ss.11.8 shall be without limitation of the Borrower's obligations under other provisions of the Loan Documents, including without limitation ss.15 hereof.

           ss.12.       EVENTS OF DEFAULT; ACCELERATION; ETC.

           ss.1.   Events of Default and Acceleration.  If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                      (a) the Borrower shall fail to pay any principal of the Loans within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                     (b)the Borrower shall fail to pay any interest on the Loans or any other fees or sums due hereunder or under any of the other Loan Documents, within ten (10) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                      (c) the Borrower shall fail to comply with any covenant contained in ss.9, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;


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



                      (d) the Company, the Borrower or any of its Subsidiaries shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this ss.12);

                      (e) any representation or warranty made by or on behalf of the Company, the Borrower or any of its Subsidiaries in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                      (f) the Company, the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; provided that the events described in this ss.12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this ss.12.1(f), involve singly or in the aggregate obligations for borrowed money or credit received totaling in excess of $1,000,000;

                      (g)  the Company, the Borrower or any of its Subsidiaries,
(i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person or of any substantial part of the assets of any thereof, (ii) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

                      (h) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Company, the Borrower or any of its Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been discussed within sixty (60) days following the filing or commencement thereof;

                      (i) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Company, the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

           (j)       there shall remain in force, undischarged, unsatisfied
and unstayed, for more than sixty (60) days, whether or not consecutive, any uninsured final judgment against any of the Company, the Borrower or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against such Persons exceeds in the aggregate $250,000.00;

                      (k) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, the Company or any of its holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                      (1) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the Company or any sale, transfer or other disposition of the assets of the Borrower or the Company other than as permitted under the terms of this Agreement or the other Loan Documents;

                      (m) any suit or proceeding shall be filed against the Borrower or the Company or any of the Mortgaged Properties which in the good faith business judgment of the Requisite Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse effect on the ability of the Borrower or the Company to perform each and every one of its obligations under and by virtue of the Loan Documents;

                      (n) the Borrower or the Company shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such person included in the Mortgaged Property;

                      (o) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Requisite Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Company, the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                      (p) Richard May and Richard Rasley shall in the aggregate own, directly or indirectly, less than one percent (1.0%) of the issued and outstanding shares of the capital stock of the Company;

                      (q) Richard May shall cease to be the Chairman and Chief Executive Officer of or Richard Rasley shall cease to be the Secretary of, the Company and a competent and experienced successor for such Person shall not be approved by the Requisite Banks within six (6) months of such event, such approval not to be unreasonably withheld; or

                     (r)any Event of Default as defined in any of the other Loan Documents, shall occur;

then, and in any such event, the Agent may, and upon the request of the Requisite Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.12.1(g), ss.12.l(h) or ss.12.l(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent.

           ss.2.        Certain Cure Periods.

               (a)       In the event that there shall occur any Default under
ss.12.l(c), then within five (5) Business Days after receipt of notice of such Default from the Agent or the Requisite Banks the Borrower may elect to cure such Default by providing additional Collateral consisting of Potential Collateral, and/or to reduce the outstanding Loans to it, in which event such actions shall be completed not later than fifteen (15) days following the date on which the Borrower is notified that the Requisite Banks have approved the Borrower's proposed actions (or thirty (30) days in the event that the Borrower intends to provide additional Mortgaged Property). The Borrower's notice of its election pursuant to the preceding sentence shall be delivered to the Agent within the period of five (5) Business Days provided above. Within five (5) Business Days after receipt of such advice, the Requisite Banks shall advise the Borrower as to whether in their good faith judgment the actions proposed by the Borrower are sufficient to cure such Default without the creation of any other Default hereunder. In the event that the Requisite Banks determine the Borrower's proposal is insufficient to cure such Default or is otherwise not in accordance with the terms of this Agreement, the Borrower within an additional three (3) Business Days after such negative notice may submit to the Agent an alternative plan or evidence establishing that the Borrower's original election was sufficient. In the event that within the times provided herein the Borrower shall have failed to provide evidence satisfactory to the Requisite Banks that the Borrower's proposed actions are sufficient to cure such Default in accordance with the terms hereof, the cure period shall terminate and such Default immediately shall constitute an Event of Default.

                      (b) In the event that the Borrower shall elect in whole or in part under ss.12.2(a) to provide additional Mortgaged Property, (i) the Real Estate to be added to the Collateral shall be Eligible Real Estate and on or prior to the expiration of the 30-day period each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrower's expense and provided to the Agent for the benefit of the Banks, and (ii) the Borrower, in addition to any other amounts payable under this Agreement, shall pay to the Agent within fifteen (15) days following the commencement of such 60-day period a review fee in the amount of $15,000.00, which fee shall be nonrefundable under any circumstances.

           ss.3.       Termination of Commitments.  If any one or more Events of
Default specified in ss.12.1(g), ss.12.1(h) or ss.12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Requisite Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this ss.12.3 shall relieve the Borrower of its Obligations to the Banks arising under this Agreement or the other Loan Documents.

           ss.4. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to ss.12.1, the Agent on behalf of the Banks, may, with the consent of the Requisite Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorneys' fees.

           ss.5. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                 (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                      (b) Second, to all other Obligations in such order or preference as the Requisite Banks shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to ss.4.3 and all other Obligations, (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under ss.2.6 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal. fees and expenses, shall be made among the Banks pro rata, and (iv) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Requisite Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

                      (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

           ss.13.       SETOFF.

           Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or to the Company and any securities or other property of the Borrower or of the Company in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or from the Company, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

           ss.14.       THE AGENT.

           ss.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

           ss.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

           ss.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

           ss.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Company, the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Company, the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank. based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

           ss.5.        Payments.

                      (a) A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

                      (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                      (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of ss.13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such
delinquency   and  without  giving  effect  to  the   nonpayment   causing  such
delinquency.

           ss.6. Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

           ss.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by ss.15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence or arises on account of a strictly internal administrative or regulatory matter relating to the Agent (such as the Agent's legal lending limit) or related solely to a dispute between the Agent and one or more of the Banks.

   ss.8.        Agent as Bank.  In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

           ss.9. Resignation. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Requisite Banks shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Requisite Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

           ss.10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Requisite Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Requisite Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

           ss.15.       EXPENSES.

           The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participation granted under ss.18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower, (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, and (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by Agent in connection with the execution and delivery of this Agreement and the other Loan Documents. The covenants of this ss.15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

           ss.16.       INDEMNIFICATION.

           The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer. employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this ss.16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Company, the Borrower or any of its Subsidiaries, (b) any condition of the Mortgaged Properties, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Company, the Borrower or any of its Subsidiaries comprised in the Collateral, (e) the Company or the Borrower entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, or (g) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this ss.16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single nationally recognized law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this ss.16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

           ss.17.       SURVIVAL OF COVENANTS, ETC.

           All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Company, the Borrower or any of its Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Company, the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the such person hereunder.

           ss.18.       ASSIGNMENT AND PARTICIPATION.

           ss.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (b) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (c) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, which rights shall instead be allocated pro rata among the other remaining Banks, and (d) such Eligible Assignee shall acquire an interest in the Loans of not less than $10,000,000. Upon execution, delivery and acceptance of such notice of assignment, (i) the Eligible Assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in ss.18.2, be released from its obligations under this Agreement. In connection with each assignment, the Assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such Eligible Assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower.

           ss.2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

           ss.3. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

           ss.4. Participations. Each Bank may sell participations to one or more Eligible Participants or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such Eligible Participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, the right to approve waivers, amendments or modifications, (c) such Eligible Participant shall have no direct rights against the Borrower except the rights granted to the Banks pursuant to ss.13, (d) such sale is effected in accordance with all applicable laws, and (e) such Eligible Participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower. Any Bank which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest.

           ss.5. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

           ss.6.    No Assignment by Borrower.  The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

           ss.7.        Disclosure.  The Borrower agrees that in addition to
disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

           ss.8.     Amendments to Loan Documents.  Upon any such assignment or participation, the Borrower shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

           ss.9. Company and Borrower Acknowledgment of FBNA Becoming a Bank. Each of the Company and the Borrower hereby acknowledges that (i) FBNA shall become a Bank as of the Closing Date; (ii) neither the Company nor the Borrower has any existing claim against the Agent, FNBB or BOA under the Prior Credit Agreement or this Credit Agreement or any of the Loan Documents; (iii) neither the Agent nor any Bank is in violation of, or in default under, any of the Loan Documents and neither the Company nor the Borrower has knowledge of any facts or circumstances that would give rise to a claim or right of offset by the Company or the Borrower under any of the Loan Documents; (iv) each Bank's Commitment and Commitment Percentage will, as of the Closing Date, be as set forth on Schedule 1 hereto, without the need for any further requirements or conditions being satisfied; (v) upon the Closing Date FBNA shall be entitled to an undivided interest to the extent of its Commitment and Commitment Percentage on a pari passu basis with FNBB and BOA in and to the rights of the Banks with respect to the Loans and the Loan Documents; and (vi) the outstanding principal balance of the Loans as of December 26, 1996 was $38,302,367.50 and interest has been paid through and including November 30, 1996.

           ss.19.       NOTICES.

           Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this ss.19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

           If to the Agent or FNBB:

                      The First National Bank of Boston
                      100 Federal Street
                      Boston, Massachusetts  02110
                      Attn:  Real Estate Department

           With a copy to:

                      The First National Bank of Boston
                      115 Perimeter Center Place, N.E.
                      Suite 500
                      Atlanta, Georgia  30346
                      Attn:  Lori Y. Litow
                      Telecopy No.:  (770) 390-8434
           and to:

                      Verrill & Dana
                      One Portland Square
                      P. O. Box 586
                      Portland, Maine 04112
                      Attn: James C. Palmer
                      Telecopy No.: (207)774-7499

           If to BOA:

                      Bank of America Illinois
                      231 South LaSalle Street
                      Chicago, Illinois  60697
                      Attn: Megan McBride, Real Estate Department
                      Telecopy No.:  (312) 974-4970

           If to FBNA:

                      First Bank National Association
                      701 Lee Street
                      Des Plaines, IL 60016-4554
                      Attn: Greg Warsek
                      Telecopy No.: (844)390-5698

           If to the Borrower or to the Company:

                      Great Lakes REIT, Inc.
                      823 Commerce Drive
                      Oak Brook, Illinois  60521
                      Attn:  Richard L. Rasley
                      Telecopy No. (630) 368-2929

           With a copy to:

                      McBride, Baker & Coles
                      500 West Madison Street
                      40th Floor
                      Chicago, Illinois  60661
                      Attn:  Anne Hamblin Schiave
                      Telecopy No.:  (312) 993-9350

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, the Company, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

           ss.20.       RELATIONSHIP.

           The relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

           ss.21.       GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

           THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE COMPANY AND THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BRING MADE UPON THE BORROWER OR THE COMPANY BY MAIL AT THE ADDRESS SPECIFIED IN ss.19. EACH OF THE COMPANY AND THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

           ss.22.       HEADINGS.

           The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof

           ss.23.       COUNTERPARTS.

           This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought

           ss.24.       ENTIRE AGREEMENT. ETC.

           The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.27

           ss.25.       WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

           EACH OF THE BORROWER, THE COMPANY, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH OF THE COMPANY AND THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWER AND THE COMPANY

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS ss.25.

           ss.26.       DEALINGS WITH THE BORROWER.

           The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Company, the Borrower, its Subsidiaries or any of their affiliates regardless of the capacity of the Bank hereunder.

           ss.27.       CONSENTS, AMENDMENTS, WAIVERS, ETC.

           Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower and the Company of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each
Bank: a change in the rate of interest on and the term of the Notes; the amount of the Commitments of the Banks; a reduction or waiver of the principal of any unpaid Loan or any interest thereon; a reduction or waiver of the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower, the Company or any Collateral except as otherwise provided herein; or an amendment of the definition of Requisite Banks or of any requirement for consent by all of the Banks. The amount of the Agent's fee payable for the Agent's account and the provisions of ss.14 may not be amended without the written consent of the Agent. The Borrower and the Company agree to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by FNBB in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Company hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Company shall entitle the Borrower or the Company to other or further notice or demand in similar or other circumstances.

           ss.28.       SEVERABILITY.

           The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

           ss.29.       TIME OF THE ESSENCE.

           Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and of the Company under this Agreement and the other Loan Documents.

           ss.30.       NO UNWRITTEN AGREEMENTS.

           THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRlTTEN ORAL
AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                              GREAT LAKES REIT, L.P.
                                              By its sole general partner:
                                              GREAT LAKES REIT, INC.

                                              By:_____________________________
                                              Print Name:_____________________
                                              Title:__________________________

                                              GREAT LAKES REIT, INC.

                                              By:_____________________________
                                      Print
Name:________________________________

Title:_______________________________


                                              THE FIRST NATIONAL BANK OF BOSTON,
                                              individually and as Agent

                                              By:_____________________________
                                      Print
Name:________________________________

Title:_____________________________________

                                                     BANK OF AMERICA ILLINOIS

                                                     By:_____________________
                                      Print Name:____________________________

Title:_____________________________________

                                                FIRST BANK NATIONAL ASSOCIATION

                                                By:____________________________
                                      Print Name:______________________________

Title:_____________________________________

                                    EXHIBIT A

                                  FORM OF NOTE


$__________                                              ____________, 1996

         FOR VALUE RECEIVED, the undersigned GREAT LAKES REIT, L.P., a Delaware limited partnership, hereby promises to pay to [Insert name of Bank] or order, in accordance with the terms of that certain Amended and Restated Revolving Credit Agreement dated as of December 27, 1996 (the "Credit Agreement"), as from time to time in effect, among the undersigned, Great Lakes REIT, Inc., The First National Bank of Boston, for itself and as Agent, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of ______________________________ DOLLARS ($__________), or such amount as may be advanced by the payee hereof under the Credit Agreement with daily interest from the date hereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

         Payments hereunder shall be made to The First National Bank of Boston, as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

         This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Borrower and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Borrower, such excess shall be refunded to the undersigned Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Borrower (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Borrower and the Banks and the Agent.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement. In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement hereinabove defined, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         This Note shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness  evidenced  hereby,  notice  of  acceleration  of the  indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

         IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                                                          GREAT LAKES REIT, L.P.
                                                    By its sole general partner:

                                                          GREAT LAKES REIT, INC.



                                        By:____________________________________
                                        Title:_________________________________

                                    EXHIBIT B

                            FORM OF REQUEST FOR LOAN


The First National Bank of Boston, as Agent 115 Perimeter Center Place, N.E. Suite 500
Atlanta, Georgia  30346
Attn:  Lori Y. Litow

Ladies and Gentlemen:

         Pursuant to the provisions of ss.2.5 of the Amended and Restated Revolving Credit Agreement dated as of December 27, 1996, as from time to time in effect (the "Credit Agreement"), among Great Lakes REIT, L.P. (the "Borrower"), Great Lakes REIT, Inc. (the "Company"), The First National Bank of Boston, for itself and as Agent and the other Banks from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:

         1. Loan. The undersigned Borrower hereby requests a Loan under ss.2.1 of the Credit Agreement:

                  Principal Amount:  $

                  Type (LIBOR, Base Rate):

                  Drawdown Date:  ____________, 19__

                  Interest Period:

by credit to the general account of the undersigned Borrower with the Agent at the Agent's Head Office.

         2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by ss.7.11 of the Credit Agreement:

                                   [Describe]

         3. Capital Improvement Project. In the event that such Loan relates to any Capital Improvement Project or portion thereof, the undersigned Borrower represents and warrants that such Loan will not exceed the limit on such Loans set forth in ss.7.11 of the Credit Agreement and will reimburse the undersigned Borrower for or pay costs incurred for work on the Capital Improvement Project identified above, which work covered by this request is in place or is for stored materials which are properly secured. Attached hereto are invoices, receipts or other evidence satisfactory to the Agent to verify the cost of such work [If requested by the Agent - Also attached hereto are affidavits, lien waivers of other evidence reasonably satisfactory to the Agent showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property in connection with such Capital Improvement Project have been paid all amounts due for such labor and materials.]

         4. Reimbursement. In the event that such Loan is requested to reimburse the undersigned Borrower for amounts paid from its own funds for a purpose authorized by the terms of ss.7.11 of the Credit Agreement, such funds were used within ninety (90) days of the date of this Loan Request. [Also attached hereto is evidence reasonably satisfactory to the Agent showing the date on which and purpose for which the undersigned Borrower's funds were used.]

         5. No Default. The undersigned chief financial or chief accounting officer of the Company certifies on behalf of the Borrower that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. Attached to this Request for Loan is a Compliance Certificate prepared using the financial statements of the Borrower (or of the Company for periods commencing prior to January 1, 1997) most recently provided or required to be provided under ss.6.4 or ss.7.4 of the Credit Agreement adjusted in the best good-faith estimate of the Borrower to give effect to the making of the Loan requested hereby. No condemnation proceedings are pending as to the undersigned Borrower's knowledge threatened against any Mortgaged Property.

         6. Representations True. Each of the representations and warranties made by or on behalf of the Company, the Borrower, and its Subsidiaries contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as o(pound) such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

         7. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in ss.11 of the Credit Agreement have been satisfied. (Reference title insurance "date down", if applicable.)

         8. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

         9. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

         IN WITNESS WHEREOF, we have hereunto set our hands this ____ day of _________, 199_.

                                                          GREAT LAKES REIT, L.P.
                                                    By its sole general partner,
                                                          GREAT LAKES REIT, INC.



                                         By:____________________________________

                                        Title:__________________________________

                                    EXHIBIT C

                                     FORM OF
                             COMPLIANCE CERTIFICATE


The First National Bank of Boston,             First Bank National Association
for itself and as Agent                        701 Lee Street
115 Perimeter Center Place, N.E.               Des Plaines, IL 60016-4554
Suite 500                                      Attn: Greg Warsek
Atlanta, Georgia  30346
Attn:  Lori Y. Litow

Bank of America Illinois
231 South LaSalle Street
Chicago, Illinois  60697
Attn:  Andy Hensel, Real Estate Department

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Revolving Credit Agreement dated as of December 27, 1996 (the "Credit Agreement") by and among Great Lakes REIT, L.P. (the "Borrower"), Great Lakes REIT, Inc. (the "Company"), The First National Bank of Boston, for itself and as Agent, Bank of America Illinois, First Bank National Association and the other Banks from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

         Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith (or have most recently furnished to you) the financial statements of the Borrower and its Subsidiaries (or of the Company for periods commencing prior to January 1, 1997) for the fiscal period ended ________________________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower (or of the Company for periods commencing prior to January 1, 1997) and the Subsidiaries covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

         This certificate is submitted in compliance with requirements of ss.7.4(h), ss.7.5(e), ss.8.1(f), ss.8.8 or ss.10.14 of the Credit Agreement. If this certificate is provided under a provision other than ss.7.4(e), the calculations provided below are made using the financial statements of the Borrower and its Subsidiaries as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower to give effect to the making of a Loan, acquisition or disposition of property, incurrence of Indebtedness or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer of the Borrower is its chief financial or chief accounting officer.

         The undersigned officers have caused the provisions of the Loan Documents to be reviewed and have no knowledge of any Default or Event of Default. (Note: If the signers do have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

         The Borrower is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

         IN WITNESS WHEREOF, we have hereunto set our hands this ____ day of _________, 199_.

                                                          GREAT LAKES REIT, L.P.
                                                     y its sole general partner:

                                                          GREAT LAKES REIT, INC.



                                         By:____________________________________

                                        Title:__________________________________

                                   APPENDIX A
                                       to
                             COMPLIANCE CERTIFICATE


A.       Outstanding Loans cannot exceed the Borrowing Base (Section 9.1 )

         1.       Outstanding principal balance of the Loans:
         2.       Approved Appraised Value:
         3.       Line 2 X 60%:
         4.       Line 3 must be > than or = to line 1.

B.       Company Leverage cannot exceed 55% (Section 9.2)

         1.       Consolidated Total Liabilities:
         2.       Total GAAP Assets:
         3.       Accumulated Depreciation:
         4.       Consolidated Total Adjusted Asset Value:
                  (line 2 plus line 3)
         5.       Company Leverage:
                  (line l divided by line 4):
         6.       Line 5 cannot exceed .55.

C.       Company Debt Service Coverage must exceed 2.0X - rolling 4Q's (Section
9.3)

         1.       Net Income:
         2.       Depreciation & Amortization:
         3.       Interest Expense:
         4.       Extraordinary/Non-recurring losses:
         5.       Extraordinary/Non-recurring gains:
         6.       CapX Reserve Amount ($ .50 psf):
         7.       Operating Cash Flow:
                  (Lines 1+2+3+4-5-6)
         8.       Debt Service:
         9.       DSC Ratio:
                  (line 7 divided by line 8)
         10.      Line 9 must exceed 2.0.

D.       Minimum Consolidated Tangible Net Worth (Section 9.4)

         1.       Consolidated Total Adjusted Asset Value:
                  (Line B.4)
         2.       Consolidated Total Liabilities:
         3.       Initial Consolidated Tangible Net Worth:
                  (Line 1 minus Line 2)
         4.       Net Offering Proceeds from offerings after April 12, 1996:
         5.       75% of line 4:
         6.       Minimum Consolidated Tangible Net Worth:
                  ($40,000,000 + line 5)
         7.       Line 3 must be > than or = to line 6.

E.       Mortgaged Property Operating Net Income (Section 9.5)

         1.       NOI of existing Mortgaged Properties - Rolling 4Q's:
         2.       NOI of new properties added during Q (annualized):
         3.       CapX Reserve ($ .50 psf):
         4.       OCF of all Mortgaged Properties:

                  (line 1 + line 2 - line 3)
         5.       Loan Amount Outstanding at QE:
         6.       Actual Interest Rate:
         7.       10-Year Treasury+2%:
         8.       Applicable Interest Rate (the > of line 6 or 7):
         9.       Annual P&I payment using 20-yr amortization:
         10.      Mortgaged Property DSC Ratio:
                  (line 4 divided by line 9)
         11.      Line 10 must exceed 1.5.

F.       Distributions cannot exceed 90% of Funds From Operations (Section
8.7(a))

         1.       Current Quarter Distributions:
         2.       Prior 3 Quarters Distributions:
         3.       Total Distributions last 4Q's:
         4.       Funds from Operations for last 4Q's:
         5.       Distributions to Funds from Operations Ratio:
                  (line 3 divided by line 4)
         6.       Line 5 cannot exceed .90.

G.       Liquidation Value of Portfolio

         NOI stabilized income properties at __________:
                  NOI capped at 10.5%
         List Additional new Properties at Cost:

         TOTAL PROPERTY VALUE

         Cash & Equivalents
         Receivables & Other Assets

         TOTAL ASSET VALUE:

         Mortgages & Line of Credit
         Other Liabilities

         TOTAL LIABILITIES:

         LIQUIDATED PORTFOLIO VALUE:

         Shares Outstanding

         Liquidation Value per Share:

H. Development Projects. Set forth below is a description of the status of all development projects (as defined in ss.8.9) presently in process:

Project Location        Sq. Ft.        Total Project Cost        Start Date
   Expected Completion

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS


                                                                Commitment
                                                Commitment      Percentage


The First National Bank of Boston          $30,000,000.00           40.00%
100 Federal Street
Boston, Massachusetts  02110
Attn:  Real Estate Department

LIBOR Lending Office
Same as above

Bank of America Illinois                   $25,000,000.00           33.33%
231 South LaSalle Street
Chicago, Illinois  60697
Attn:  Real Estate Division

LIBOR Lending Office
Same as above

First Bank National Association            $20,000,000.00           26.67%
701 Lee Street
Des Plaines, IL 60016-4554
Attn: Greg Warsek

LIBOR Lending Office
Same as above                               _____________           ______
                                           $75,000,000.00           100.0%

                                  SCHEDULE 6.15

                             AFFILIATE TRANSACTIONS


1. Stock Option Agreement dated July 2, 1992 with respect to Independent Directors.

     2. Stock Option Agreement dated July 2, 1992 (currently effects employees of Great Lakes REIT, Inc. who were formerly employees of Equity Partners Ltd.)

     3. Indemnification Agreement dated April 1, 1996 from the former shareholders of Equity Partners Ltd. including Richard A. May and Richard L. Rasley to Great Lakes REIT, Inc. regarding certain activities of Equity Partners Ltd. prior to the merger.

4. Restricted Stock Agreements dated April 1, 1996 between Great Lakes REIT, Inc. and the following employees of Great Lakes REIT, Inc.:
         Richard L. Rasley, James Hicks, Edith M. Scurto, Raymond M. Braun and Brett A. Brown.

                                  SCHEDULE 6.19

                          SUBSIDIARIES OF THE BORROWER

1. GLR No. 1, Inc., an Illinois corporation, was formed by the Borrower to assume the general partnership interest of Equity Partners Ltd. in JMG Fox Valley Limited Partnership in conjunction with the merger of Equity Partners Ltd. and the Borrower. The Borrower owns 100% of the stock of GLR No. 1, Inc.

     2. GLR No. 2, Inc., an Illinois corporation was formed by the Borrower to assume the general partnership interest of Equity Partners Ltd. in JMG Court Office Limited Partnership in connection with the merger of Equity Partners Ltd. and the Borrower. The Borrower owns 100% of the stock of GLR No. 2, Inc.

                                  SCHEDULE 6.22

                                   AGREEMENTS


                                      NONE.

                                  SCHEDULE 8.1

                                  INDEBTEDNESS

                                                                       Committed                  Outstanding
Lender                                                                   Amount                  Indebtedness

1.   Great Northern Insured Annuity Corporation                           $862,041.00               $827,139.00

2.   Calumet Federal Savings and Loan Association                        1,470,610.00              1,410,208.00
     of Chicago

3.   Firstar Bank Milwaukee, N.A., as servicing agent                    1,201,228.00              1,175,080.00
     for Catholic Knights Insurance Society

4.   General American Life Insurance Company                             2,154,697.00              2,069,790.00

5.   American National Bank and Trust Company                            5,000,000.00                 -0-
     of Chicago

6.   General American Life Insurance Company                             2,494,780.00              2,437,894.00

7.   General American Life Insurance Company                             2,810,474.00              2,699,726.00

8.   American Family Life Insurance Company                              3,394,224.00              3,355,652.00

9.   Heritage Bank                                                       3,207,377.00              3,150,319.00

10.                                                First Bank National Association                 5,420,000.00
     5,235,000.00


                                  SCHEDULE 8.2

                                      LIENS


Real and Personal                Encumbrance
Property Location                Amount            Lender(s)

1.   11100 Hampshire Avenue      $940,000         Great Northern Insured Annuity
Corporation
     Bloomington, MN

2.   601 Campus Drive           1,600,000         Calumet Federal Savings & Loan
     Arlington Heights, IL                                Association of Chicago

3.   11925 West Lake Park Drive 1,260,000         Firstar Bank Milwaukee, N.A.,
                                                   as servicing agent for
                                                   Milwaukee, WI agent for
                                                   Catholic Knights Insurance
                                                   Society

4.   3400 Dundee Road           2,300,000        General American Life Insurance
                                                   Company
     Northbrook, IL             5,000,000       American National Bank and Trust
                                                   Company of Chicago

5.   1011 Touhy Avenue          2,675,000        General American Life Insurance
Company
     Des Plaines, IL            5,000,000       American National Bank and Trust
                                                   Company of Chicago

6.   160-185 Hansen Court       3,000,000        General American Life Insurance
                                                   Company
     Wood Dale, IL              5,000,000       American National Bank and Trust
                                                              Company of Chicago

7.  150, 175, 250 Patrick Blvd. 3,500,000         American Family Life Insurance
                                                   Company
     Brookfield, WI

8.   175 Hawthorn Parkway       3,250,000         Heritage Bank
     Vernon Hills, IL           5,000,000       American National Bank and Trust
                                                              Company of Chicago

9.  2221 University Avenue S.E. 5,676,576        First Bank National Association
     Minneapolis, MN

                                  Schedule 8.10

                   PARTNERSHIP INTERESTS OWNED BY THE COMPANY


     General Partnership Interest in JMG Court Officenter Limited Partnership (2.5%) owned by GLR No. 2, Inc.

     General Partnership Interest in JMG Fox Valley Limited Partnership (2.5%) owned by GLR No. 1, Inc.

           AGREEMENT OF LIMITED PARTNERSHIP OF GREAT LAKES REIT, L.P.

THIS AGREEMENT of Limited Partnership of Great Lakes REIT, L.P. (this "Agreement"), is entered into by and between GLR No. 3, a Maryland business trust, as general partner (the "General Partner") and Great Lakes REIT, Inc., a Maryland corporation, as limited partner (the "Initial Limited Partner").

         The General Partner and the Initial Limited Partner (collectively, the "Partners") hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the "Act"), and hereby agree as follows:

     1. Name. The name of the limited partnership formed hereby is Great Lakes REIT, L.P. (the "Partnership").

     2. Purpose. The Partnership is formed for the purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

     3. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

     4. Registered Agent. The name and address of the registered agent of the Partnership for service of process of the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

     5. Partners. The names and the business addresses of the Partners are as follows:

                                    General Partner:

                                    GLR No. 3
                                    823 Commerce Drive
                                    Oak Brook, Illinois 60521

                                    Initial Limited Partner:

                                    Great Lakes REIT, Inc.
                                    823 Commerce Drive
                                    Oak Brook, Illinois 60521

         6. Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.


         7. Dissolution. The Partnership shall dissolve, and its affairs shall be wound up, on December 31, 2046, or at such earlier time as: (a) all of the Partners approve in writing, (b) an event of withdrawal of a general partner has occurred under the Act, or (c) an entry of a decree of judicial dissolution has occurred under Section 17-802 of the Act; provided, however, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of the general partner described in Section 7(b) if (i) at the time of such event of withdrawal, there is a least one (1) other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within ninety (90) days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership.

     8. Initial Capital Contributions. The Partners have contributed the following amounts, in cash, and no other property, to the capital of the Partnership

         (a)      General Partner: $10;

         (b)      Initial Limited Partner: $990.

         9. Additional Capital Contributions. The Partners may make additional capital contributions to the Partnership from time to time in cash or property, in such amounts as they shall mutually agree, provided that the general partners shall at all times maintain an aggregate capital account balance equal to not less than one percent (1%) of the positive capital account balances of all partners. Except as provided herein, no Partner is required to make any additional capital contribution to the Partnership.

         10. Allocation of Profits and Losses. The Partnership's profits and losses shall be allocated in proportion to the capital contributions of the Partners, provided that the general partners shall have an aggregate interest in the profits and losses of the Partnership that is not less than one percent (1%).

     11. Distributions. Distributions shall be made to the Partners at the times and in the aggregate amounts determined by the General Partner. Such distributions shall be allocated among the Partners in the same proportion as their then capital account balances.

     12. Assignments. No Partner may assign all or any part of its interest in the Partnership.

     13. Withdrawal. No Partner shall have any right to withdraw from the Partnership.

         14.      Admission of Additional or Substitute Partners.

                  (a) One (1) or more additional limited partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

     (b) One (1) or more additional general partners of the Partnership may be admitted to the Partnership with the consent of all of the Partners.

     15. Liability of Initial Limited Partner. No limited partner shall have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act.

         16. Indemnification. The Partnership shall indemnify, defend and hold harmless any general partner, any officer, trustee, director, beneficiary, shareholder agent or employee of a general partner, or any other person acting on behalf, or in furtherance of the interests, of the Partnership, to the fullest extent permitted under applicable law.

     17. Amendment. This Agreement may be amended from time to time with the consent of all of the Partners.

     18. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the 27th day of September, 1996.


                                                   GENERAL PARTNER:

                                                   GLR No. 3


                                                   By: /s/ Richard A. May
                                                   Its: Trustee


                                                   INITIAL LIMITED PARTNER:

                                                   Great Lakes REIT, Inc.


                                                   By: /s/ Richard A. May
                                                   Its: President

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             GREAT LAKES REIT, L.P.


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of the 19th day of December, 1996, by and between Great Lakes REIT, Inc., a Maryland corporation, as General Partner, and GLR No. 3, a Maryland business trust, as a Limited Partner.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto have formed a limited partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act, under the name of "Great Lakes REIT, L.P.", by filing with the Secretary of State of Delaware on October 1, 1996, a Certificate of Limited Partnership dated September 27, 1996 (the "Original Certificate") and entering into an Agreement of Limited
Partnership, dated as of September 27, 1996 (the "Original Partnership Agreement"); and

         WHEREAS, the parties hereto desire to continue the existence of the partnership and to amend and restate the Original Partnership Agreement so that the business and affairs of the partnership will be conducted in accordance with the terms and conditions of this Agreement, as it may be amended from time to time;

         NOW THEREFORE, in consideration of the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Original Partnership Agreement is hereby restated and amended in its entirety as follows:

                                    ARTICLE I

                                  DEFINED TERMS

Section 1.1       Definitions

     (a)          As used throughout this Agreement:

     (1) "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as the same may be amended from time to time, and any successor to that statute.

     (2) "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

     (a) Credit to such Capital Account (i) all amounts that such Partner is obligated to restore, or is deemed to be obligated to restore, pursuant to any provision of this Agreement, Regulations ss.1.704-1(b)(2)(ii)(c) or (ii)(h), or any other provision of the Regulations; (ii) the Partner's share of Partnership Minimum Gain, if any, and (iii) the Partner's share of Partner Minimum Gain, if any; and

     (b) Debit to such Capital Account the items described in Regulations ss.1.704-1(b)(2)(ii)(d)(4) through (d)(6).


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The foregoing  definition  of Adjusted  Capital  Account  Deficit is intended to comply with the provisions of Regulations ss.1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     (3) "Administrative Expenses" shall mean (a) all administrative and operating costs and expenses incurred by the Partnership, (b) those administrative, operating, and other costs and expenses of the Company, the General Partner (if different than the Company), and their respective Subsidiaries, if any, including salaries paid to their respective officers and employees, and accounting, legal and other professional expenses, undertaken on behalf or for the benefit of the Partnership, and (c) to the extent not included in clause (b), REIT Expenses.

     (4) "Affiliate" means, with respect to any Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning (except for ownership that arises out of that Person's engagement as an underwriter in a securities offering) or controlling ten percent (10%) or more of the outstanding voting interests of such Person;
(c) any Person of which such Person owns (except for ownership that arises out of that Person's engagement as an underwriter in a securities offering) or controls ten percent (10%) or more of the voting interests, or (d) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (a), (b), or (c) above.

     (5) "Affiliate Financing" shall mean financing or refinancing obtained from a Partner or an Affiliate of a Partner by the Partnership.

     (6) "Agreed Value" means (a) in the case of any property contributed to the Partnership as of the time of its contribution to the Partnership, the Gross Asset Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, as determined under Code ss.752 and the Regulations thereunder, and
(b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Gross Asset Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Code ss.752 and the Regulations thereunder. The aggregate Agreed Value of the property contributed or deemed contributed by each Partner as of the date hereof is as set forth in Exhibit A.

     (7) "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

     (8) "Assignee" means a Person to whom Partnership Interests have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner.

     (9) "Available Cash Flow" means, with respect to any period for which such calculation is being made, (a) all cash received by the Partnership from any source (including borrowings by the Partnership, cash Capital Contributions and proceeds of the sale, exchange or other disposition of all or portions of the Partnership assets) and any cash released from working capital, capital replacement, debt repayment or other reserves, less (b) all cash expended, reserved or required by the Partnership for (i) debts and expenses, interest and principal payments on any indebtedness, capital expenditures, taxes, fees, (ii) investments in the acquisition, development, construction, expansion or redevelopment of real estate or personal property appurtenant thereto, or entities which hold direct or indirect interests in real estate or such personal property, or (iii) other requirements of the Partnership, in each case as reasonably determined by the General Partner. Notwithstanding the foregoing,

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



Available Cash Flow shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of or incident to the dissolution and liquidation of the Partnership.

     (10) "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Sections 4.1, 4.2, or
4.3 hereof.

     (11) "Cash Amount" means an amount as of the Valuation Date equal to the product of (a) the Current Per Share Market Price, multiplied by (b) the number of Partnership Units that are the subject of the Redeeming Partner's Notice of Redemption, multiplied by (c) the Conversion Factor.

     (12) "Certificate" means the Amended and Restated Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended or restated from time to time in accordance with the terms hereof and the Act.

         (13)     "Closing Price" on any date shall be determined as follows:

                           (a) if the Company Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price of a Company Share, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day;

                           (b) if the Company Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day of a Company Share or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or

                           (c) if the Company Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices of a Company Share on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) Trading Days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) Trading Days prior to the date in question, the daily market price of a Company Share shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In addition, if the Company Shares Amount includes any Rights that a holder of Company Shares would be entitled to receive, then the Closing Price of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

     (14) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     (15) "Company" means Great Lakes REIT, Inc., a Maryland corporation, or its successor(s).

     (16) "Company Share" shall mean a share of common stock of the Company, or if the Company is not a corporation, a nonpreferential unit of equity ownership in the Company, including without limitation, any share of nonpreferential capital stock or unit of equity ownership issued to, or deemed to be held by, a Person because the Person has exceeded certain ownership limitations that must be satisfied for the Company to maintain its status as a REIT for federal income tax purposes.

     (17) "Company Shares Amount" shall mean a number of Company Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor, provided that in the event the Company issues to all holders of Company Shares rights, options, warrants or convertible or exchangeable securities entitling all of its shareholders to subscribe for or purchase Company Shares, or any other securities or property (collectively, the "Rights"), then the Company Shares Amount shall also include such Rights that a holder of that number of Company Shares would be entitled to receive.

     (18) "Conversion Factor" means 1.0; provided however, that in the event that the Company (a) declares or pays a dividend on its outstanding Company Shares in Company Shares or makes a distribution to all holders of its outstanding Company Shares in Company Shares, (b) subdivides its outstanding Company Shares, or (c) combines its outstanding Company Shares into a smaller number of Company Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor then in effect by a fraction, the numerator of which shall be the number of Company Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination, assuming for such purpose that such dividend, distribution subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of Company Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

     (19) "Current Per Share Market Price" shall mean, on any date, the average of the Closing Prices for the ten (10) consecutive Trading Days ending on such date.

     (20) "Deemed Partnership Unit Value" shall mean, as of any date, the quotient of (a) the Current Per Share Market Price as of the Trading Day immediately preceding such date, divided by (b) the Conversion Factor.

     (21) "Depreciation" means, for each fiscal year of the Partnership or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of the asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     (22) "Effective Date of Transfer" means: (a) the first day of the month in which a Partnership Interest is Transferred to an Assignee or Substituted
Limited Partner in a manner permitted under this Agreement, or issued to an Additional Limited Partner in a manner permitted under this Agreement, if such Transfer or issuance occurred on or prior to the fifteenth day of the month; (b) the first day of the month immediately following the month in which the Transfer occurred if such Transfer or issuance occurred after the fifteenth day of the month; or (c) another date determined by the General Partner as it may deem administratively feasible and consistent with applicable law.

     (23) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and as interpreted by the applicable regulations thereunder, or any corresponding provisions of succeeding law.

     (24) "General Partner" shall mean Great Lakes REIT, Inc., a Maryland corporation, and any other Person who is admitted as a successor general partner of the Partnership at the time of reference thereto.

     (25) "General Partner Interest" means all Partnership Units, Preferred Units and any other Partnership Interests held by the General Partner, in its capacity as a general partner of the Partnership.

     (26) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (a) The initial Gross Asset Value of an asset contributed by a Partner to the Partnership shall be the gross fair market value of the asset on the date of contribution, as determined by the General Partner;

                           (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of additional Partnership Interests by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for a Partnership Interest; and (iii) the liquidation of the Partnership within the meaning of Regulations ss.1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to subclauses (i) and (ii) of this clause shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners; and

                           (c) The Gross Asset Value of a Partnership asset distributed to any Partner shall be the gross fair market value of the asset on the date of distribution, as determined by the General Partner.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) of this definition, the such Gross Asset Value thereafter shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     (27) "Immediate Family" shall mean, with respect to any Person who is an individual, such Person's spouse, parents, grandparents, descendants, brothers, or sisters, whether such relationship is achieved by blood or adoption.

     (28) "Interest Holders" means any Person who holds a Partnership Interest, whether as a Partner or as an Assignee.

     (29) "Limited Partner" means any Person named as a "Limited Partner" on Exhibit A hereto, as it may be amended from time to time, or any Person admitted as a Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a limited partner of the Partnership.

     (30) "Limited Partner Interest" means the Partnership Units and any other Partnership Interests held by a Limited Partner, in its capacity as such, and includes any and all benefits to which the Limited Partner holding such Partnership Units and other Partnership Interests may be entitled, as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.

     (31) "Majority in Interest of the Limited Partners" means Limited Partners (including the General Partner in its capacity as a Limited Partner, unless otherwise expressly specified herein) who hold in the aggregate more than fifty percent (50%) of the Partnership Units held by the Limited Partners as a class (including Partnership Units held by the General Partner in its capacity as a Limited Partner, unless otherwise expressly specified herein).

     (32) "Nonrecourse Deductions" has the meaning set forth in Regulations ss.1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership fiscal year shall be determined in accordance with the rules of Regulations ss.1.704-2(c).

     (33) "Nonrecourse Liability" has the meaning set forth in Regulations ss.1.752- 1(a)(2).

     (34) "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations ss.1.704-2(i)(3).

     (35) "Partner Nonrecourse Debt" has the meaning set forth in Regulations ss.1.704-2(b)(4).

     (36) "Partner Nonrecourse Deductions" has the meaning set forth in Regulations ss.1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year shall be determined in accordance with the rules of Regulations ss.1.704-2(i)(2).

     (37) "Partners" shall mean the General Partner and all Limited Partners.

     (38) "Partnership" shall mean the limited partnership hereby constituted, as such limited partnership may from time to time be constituted, and its successors and assigns.

     (39) "Partnership Interest" means the interest in the Partnership held by a Partner together with all obligations of such Person to comply with the terms and provisions of this Agreement.

     (40) "Partnership Minimum Gain" has the meaning ascribed to "partnership minimum gain" in Regulations ss.1.704-2(d).

         (41) "Partnership Record Date" means the record date established by the General Partner for the distribution of Available Cash Flow pursuant to Section 5.1, which record date will be the same date as that established by the Company as the record date for a distribution to its shareholders of some or all of its portion of any such distribution received by the Company or an Affiliate from the Partnership.

         (42) "Partnership Unit" means a fractional, undivided share of the Partnership Interests, other than Partnership Interests represented by Preferred Units, of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3 of this Agreement. As of the date of this Agreement, the number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A attached hereto.

         (43) "Percentage Interest" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

         (44) "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

         (45) "Preferred Redemption Amount" shall mean, with respect to any class or series of Preferred Units, the sum of (a) the amount of any accumulated Preferred Distribution Shortfall with respect to such class or series of Preferred Units, (b) the Preferred Distribution Requirement with respect to such class or series of Preferred Units to the date of redemption, and (c) the Preferred Redemption Price indicated in the Preferred Unit Designation with respect to such class or series of Preferred Units.

         (46) "Preferred Shares" shall mean any class of equity securities of the Company now or hereafter authorized or reclassified, other than the Company Shares, either having dividend rights that are superior or prior to the rights with respect to dividends payable on the Company Shares, or designated as "Preferred" by the Company.

         (47) "Preferred Units" shall mean interests in the Partnership issued to the Company or the General Partner pursuant to Section 4.1(a)(iii) and
Section 4.2(c) hereof. The holder of Preferred Units shall have such rights to the allocations of Profits and Losses as specified in Article VI hereof and to distributions pursuant to Section 5.1 hereof, but shall not, by reason of its ownership of such Preferred Units, be entitled to participate in the management of the Partnership or to consent to or approve any action which is not required by the Act.

     (48) "Proceeds" means net proceeds after the deduction of all related expenses.

     (49) "Profits" and "Losses" means, for each fiscal year of the Partnership or other period, an amount equal to the Partnership's taxable income or loss, respectively, for such year or period determined in accordance with Code ss.703(a) (and for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code ss.703(a)(1) shall be included in such taxable income or loss), with the following adjustments:

     (a) Any income of the Partnership that is exempt from federal income tax or not otherwise taken into account in computing Profits or Losses pursuant to this subparagraph shall be added to such taxable income or subtracted from such taxable loss;

     (b)Any expenditures of the Partnership described in Code ss.705(a)(2)(B), or treated as Code ss.705(a)(2)(B) expenditures pursuant to
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



         Regulation ss.1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this subsection, shall be subtracted from such taxable income or added to such taxable loss;

                           (c) In the event that the Gross Asset Value of any asset is adjusted pursuant to subparagraphs (b) or (c) of Section 1.1(a)(26) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset;

                           (d) Gain or loss resulting from any disposition of an asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such asset, notwithstanding that the adjusted tax basis of the asset differs from its Gross Asset Value;

                           (e) In lieu of depreciation,  amortization, and other
         cost recovery deductions, there shall be taken into account Depreciation in computing taxable income or loss for such fiscal year or other period; and

                           (f) Notwithstanding any other provision of this Section, any items that are specially allocated pursuant to Section 6.2 and Section 7.6 of this Agreement shall not be taken into account.

     (50) "Qualified REIT Subsidiary" shall have the meaning set forth in Code ss.856(i)(2).

         (51) "Recapture Income" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income for federal income tax purposes because it represents the recapture of deductions previously taken with respect to such property or asset.

         (52) "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         (53)     "REIT" means a real estate investment trust under Code ss.856.

         (54) "REIT Expenses" shall mean (a) costs and expenses relating to the continuity of existence of the Company, the General Partner (if different than the Company) and their respective Subsidiaries, if any (all such entities shall, for purposes of this definition, be included within the definition of General Partner), including, without limitation, taxes, fees and assessments associated therewith and the portion of any costs, expenses or fees payable to any director, officer or trustee of the General Partner (including, without limitation, any costs of indemnification) that are not included in the definition of Administrative Expenses, (b) costs and expenses relating to the Initial Public Offering, any other offer or registration of Company Shares or other securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offer of securities and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (c) costs incurred in connection with the repurchase of any securities by the General Partner, (d) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (e) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC and any securities exchange, (f) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, and all other operating or administrative costs of the General Partner incurred in the ordinary course of its business; provided, however, that amounts described herein shall be considered REIT Expenses hereunder only if and to the extent during the fiscal year in question the aggregate amount of such expenses for such fiscal year and all prior fiscal years exceeds the aggregate of all amounts theretofore distributed or distributable directly to the General Partner by any Subsidiary thereof other than the Partnership.

     (55) "REIT Requirements" shall mean the requirements set forth in the Code and the Regulations for qualifying as a REIT and for maintaining status as a REIT for federal income tax purposes.

         (56) "Related Issue" shall mean, with respect to a class or series of Preferred Units, the class or series of Preferred Shares designated by the General Partner, or absent any designation, the class or series of Preferred Shares the sale of which provided the Company or the General Partner with proceeds to contribute to the Partnership in exchange for such Preferred Units.

     (57) "SEC" shall mean the United States Securities and Exchange Commission.

     (58) "Specified Redemption Date" means the tenth (10th) day after the date of receipt by the General Partner of a Notice of Redemption (as described in Section 11.2(a)).

     (59) "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which a majority of the voting power of the voting equity securities or a majority of the outstanding equity interests is owned, directly or indirectly, by that Person.

     (60) "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 9.5 hereof.

     (61) "Tax Depreciation" means the actual depreciation, amortization or cost recovery deductions claimed by the Partnership with respect to its assets for federal income tax purposes.

     (62) "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     (63) "Third Party" shall mean a Person who is neither a Partner nor an Affiliate of a Partner.

         (64) "Third Party Financing" shall mean financing or refinancing obtained from a Third Party by the Partnership.

         (65) "Trading Day" shall mean a day on which the principal national securities exchange on which the Company Shares are listed or admitted to trading is open for the transaction of business or, if the Company Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (66) "Transfer" means, when used as a verb, to sell, assign transfer, exchange, convey, gift, hypothecate, pledge, encumber, or otherwise dispose, whether voluntarily or involuntarily, and when used as a noun, the act of making a Transfer (as defined herein).

     (67) "Valuation Date" means the date of receipt by the General Partner of a Notice of Redemption.

     (b) The following table indicates the location in this Agreement of the other terms defined herein:



Defined Term                                   Location

Additional Limited Partner                     Section 10.2(a)
Adjustment Date                                Section 4.2(b)
Capital Account                                Section 4.6
Cash Amount                                    Section 11.1(b)
Contributed Funds                              Section 4.2(b)
Dissolution Events                             Section 12.1(a)
Indemnitee                                     Section 14.1(a)
Initial Public Offering                        Section 4.3(b)
IRS                                            Section 15.4(a)
Liquidator                                     Section 12.2(a)
New Securities                                 Section 4.3(c)
Notice of Redemption                           Section 11.2(a)
Original Certificate                           Page 1
Original Partnership Agreement                 Page 1
Other Interest Holders                         Section 6.1(e)
Post-Exchange Distribution                     Section 5.1(a)
Preferred Contributed Funds                    Section 4.2(c)
Preferred Distribution                         Section 4.2(c)
Requirement
Preferred Distribution                         Section 5.1(b)
Shortfall
Preferred Redemption Price                     Section 4.2(c)
Preferred Unit Designation                     Section 4.2(c)
Preferred Unit Holders                         Section 6.1(e)
Redeeming Partner                              Section 11.2(a)
Redemption Right                               Section 11.1(a)
Regulatory Allocations                         Section 6.2(g)
Required Funds                                 Section 4.2(a)
Rights                                         Section
                                               1.1(a)(17)

                                   ARTICLE II

                                  ORGANIZATION

     Section 2.1      Continuation

     (a) The Partners hereby continue the existence of the Partnership as a limited partnership, pursuant to the provisions of the Act and all other applicable laws of the State of Delaware, upon the terms and conditions, and for the limited purpose and scope, set forth in the Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration of the Partnership shall be governed by the Act.

     (b) On November 21, 1996, the General Partner filed the Certificate with the Secretary of State of Delaware as required by the Act. The Certificate is an amendment and restatement of the Original Certificate filed on October 1, 1996. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in whic h the limited partners have limited liability) under the laws of the State of Delaware and each other state in which the Partnership may elect to do business or own property. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

     Section 2.2      Name

     The name of the Partnership shall be "Great Lakes REIT, L.P." The Partnership's business may be conducted under any other name or names deemed advisable in the sole discretion of the General Partner, including the name of the General Partner or any Affiliate thereof; provided, however, that the General Partner may not choose the name of any Limited Partner (or any derivative thereof) without the prior consent of that Limited Partner. The words "Limited Partnership," "L.P." "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in its next regular communication to the Limited Partners.

     Section 2.3      Registered Office and Agent

     The registered agent of the Partnership in the State of Delaware shall be The Corporation Trust Company or such other Person as the General Partner may select in its sole discretion. The address of the registered office of the Partnership in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware, 19801, or such other address as the General Partner may from time to time select in its sole discretion. The General Partner, in its sole discretion, shall designate a registered agent and registered office for the Partnership in each state in which the Partnership is required to qualify to do business or to designate an agent for the service of process.

     Section 2.4      Principal Business Office

     The principal office of the Partnership shall be located at 823 Commerce Drive, Oak Brook, Illinois 60521, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Illinois as the General Partner deems advisable.

     Section 2.5      Term

     The term of the Partnership commenced on October 1, 1996, the date on which the Original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2046, unless the Partnership is dissolved sooner pursuant to the provisions of Article XII or as otherwise provided by law.


                                   ARTICLE III

                PURPOSES, BUSINESS AND POWERS OF THE PARTNERSHIP

     Section 3.1      Purpose and Business of the Partnership

     The purpose and nature of the business to be conducted by the Partnership is: to acquire, hold, own, develop, redevelop, construct, reconstruct, alter, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, convey, exchange, mortgage, pledge and otherwise dispose of real property of all kinds and any personal property and fixtures associated therewith; to acquire, hold, own, sell, convey, exchange and otherwise dispose of notes, mortgages, deeds of trust, bonds and other evidences of indebtedness, whether or not secured directly or indirectly by real property; to provide asset management or other services required by the General Partner in connection with the operation of the business and affairs of the General Partner, including, without limitation, the payment of REIT Expenses, and to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; to enter into any partnership, limited liability company, trust, joint venture or other similar arrangements to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing; and to do anything necessary, appropriate, proper, advisable, desirable, convenient or incident to, or in connection with the foregoing; provided, however that such business shall be limited to and conducted in such manner as to permit the Company to be at all times classified as a REIT, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the Partnership's business. The Partners acknowledge that the Company's current status as a REIT inures to the benefit of the Partnership and all of the Partners and not solely the General Partner.

     Section 3.2      Powers

     (a) The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

     (b) Notwithstanding the provisions of the preceding paragraph, the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to satisfy all REIT Requirements,
(ii) could subject the Company to any additional taxes under ss.ss.857 or 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless such action (or inaction) shall have been specifically consented to by the Company in writing.

                                   ARTICLE IV

                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

     Section 4.1      Capital Contributions of the Partners

     (a) (i) At the time of the execution of this Agreement, the Partners shall make the Capital Contributions set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units and Preferred Units in the amounts set forth for such Partner in Exhibit A and shall have Percentage Interests in the Partnership as set forth in Exhibit A, which Percentage Interests shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, the issuance of additional Partnership Units or Preferred Units, or similar events having an effect on the number of any Partner's Partnership Units or Preferred Units or on any Partner's Percentage Interest. The Partnership Interest of each Partner shall be considered "personal property" for all purposes.

              (ii) To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A, as amended to reflect such deemed Capital Contributions.

              (iii) The Partnership shall issue to the Company Preferred Units having the same economic rights, including the right to convert such Preferred Units into Partnership Units under certain conditions, and subject to the same restrictions as the sole class of Preferred Shares that is issued and outstanding as of the date hereof. The Partnership shall issue a number of Preferred Units to the Company equal to the number of Preferred Shares that are issued and outstanding as of the date hereof, which amount shall be set forth in Exhibit A to this Agreement.

              (iv) The General Partner may acquire and hold a portion of its Partnership Interest in the capacity of a Limited Partner, and in such event, it shall be treated as one of the Limited Partners for all purposes hereunder, to the extent of the Partnership Units or other Partnership Interests acquired in such capacity. Any Partnership Units or other Partnership Interests held by the General Partner in the capacity of a Limited Partner shall be designated as such in Exhibit A, as amended from time to time.

     (b)  Except as  provided  in Section  4.3 of this  Agreement,  neither  the
General Partner nor any Limited Partner shall be obligated to make any additional Capital Contributions, or to loan any funds, to the Partnership. No Partner shall be required, upon the dissolution or liquidation of the Partnership, or at any other time, to contribute capital to the Partnership because of the loss of some or all of the capital contributed by any other Partner.

         Section 4.2       Additional Funds

                  (a) The Partnership may obtain funds ("Required Funds") which it considers necessary to meet the needs, obligations and requirements of the Partnership, or to maintain adequate working capital or to repay Partnership indebtedness, and to carry out the Partnership's purposes, from the proceeds of Third Party Financing or Affiliate Financing, in each case pursuant to such terms, provisions and conditions and in such manner (including the engagement of brokers and/or investment bankers to assist in providing such financing) and amounts as the General Partner shall determine to be in the best interests of the Partnership, subject to the terms and conditions of this Agreement. Any and all funds required or expended, directly or indirectly, by the Partnership for capital expenditures may be obtained or replenished through Partnership borrowings. Any Third Party Financing or Affiliate Financing obtained by the General Partner for and on behalf of the Partnership may be convertible in whole or in part into Additional Units (to be issued in accordance with Section 7.13 hereof), may be unsecured, may be secured by mortgage(s) or deed(s) of trust and/or assignments on or in respect of all or any portion of the assets of the Partnership or any other security made available by the Partnership, may include or be obtained through the public or private placement of debt and/or other instruments, domestic and foreign, may include provision for the option to acquire Additional Units (to be issued in accordance with Section 7.13 hereof), and may include the acquisition of or provision for interest rate swaps, credit enhancers and/or other transactions or items in respect of such Third Party Financing or Affiliate Financing; provided, however, that in no event may the Partnership obtain any Affiliate Financing or Third Party Financing that is recourse to any Partner or any Affiliate, partner, shareholder, beneficiary, principal, officer or director of any Partner without the consent of the affected Partner and any other Person or Persons to whom such recourse may be had.

                  (b) To the extent the Partnership does not borrow all of the Required Funds (and whether or not the Partnership is able to borrow all or part of the Required Funds), the General Partner (for purposes of this Section 4.2(b) and Section 4.2(c), the term "General Partner" shall also include an Affiliate of the General Partner) (i) may itself borrow such Required Funds, in which case the General Partner shall lend such Required Funds to the Partnership on the same economic terms and otherwise on substantially identical terms, or (ii) may raise such Required Funds in any other manner (including, without limitation, an issuance of Company Shares that requires registration with the SEC as an initial public offering or is otherwise designated by the General Partner as an initial public offering (the "Initial Public Offering")), in which case, unless such Required Funds are raised by the General Partner through the sale of Preferred Shares, the General Partner shall contribute to the Partnership as an additional Capital Contribution the amount of the Required Funds so raised ("Contributed Funds") (hereinafter, each date on which the General Partner so contributes Contributed Funds pursuant to this Section 4.2(b) is referred to as an "Adjustment Date"). Any Required Funds raised from the sale of Preferred Shares shall either be contributed to the Partnership as Contributed Funds or lent to the Partnership pursuant to Section 4.2(c) below. In the event the General Partner advances Required Funds to the Partnership pursuant to this Section 4.2(b) as Contributed Funds, then the Partnership shall assume and pay (or reflect on its books as additional Contributed Funds) the expenses (including any applicable underwriting discounts) incurred by the General Partner in connection with raising such Required Funds through a public offering of its securities or otherwise. If the General Partner advances Required Funds to the Partnership as Contributed Funds pursuant to this Section 4.2(b), additional Partnership Units shall be issued to the General Partner to reflect its contribution of the Contributed Funds. The number of Partnership Units so issued shall be determined by dividing the amount of Contributed Funds by the Deemed Partnership Unit Value, computed as of the Trading Day immediately preceding the Adjustment Date. The General Partner shall promptly give each Limited Partner written notice of the number of Partnership Units so issued.

     (c) In the event the General Partner contributes to the Partnership any Required Funds obtained from the sale of Preferred Shares ("Preferred

Contributed Funds"), then the Partnership shall assume and pay the expenses (including any applicable underwriter discounts) incurred by the General Partner in connection with raising such Required Funds and shall issue to the General Partner Preferred Units of a designated class or series to reflect its contribution of such funds. Each class or series of Preferred Units so issued shall be designated by the General Partner to identify such class or series with the class or series of Preferred Shares which constitutes the Related Issue. Each class or series of Preferred Units shall be described in a written document (the "Preferred Unit Designation") that shall set forth, in sufficient detail, the economic rights, including dividend, distribution, redemption and conversion rights and sinking fund provisions, of the class or series of Preferred Units and the Related Issue. The Preferred Unit Designation must be executed and delivered by the Partnership to each holder of the related class or series of Preferred Units, and upon being so executed and delivered will be a part of this Agreement. The number of Preferred Units of a class or series shall be equal to the number of shares of the Related Issue sold. The Preferred Unit Designation shall provide for such terms for the class or series of Preferred Units that shall entitle the General Partner to substantially the same economic rights as the holders of the Related Issue. Specifically, the General Partner shall receive distributions on the class or series of Preferred Units pursuant to
Section 5.1 equal to the dividends, if any, payable on the Related Issue at the times such dividends are paid (the "Preferred Distribution Requirement"). The Partnership shall redeem the class or series of Preferred Units for a redemption price per Preferred Unit equal to the redemption price per share of the Related Issue, exclusive of any accrued unpaid dividends (the "Preferred Redemption Price") upon the redemption of any shares of the Related Issue, plus the unpaid Preferred Distribution Shortfall, if any, and the Preferred Distribution Requirement, if any. Each class or series of Preferred Units shall also be converted into additional Partnership Units at the time and on such economic terms and conditions as the Related Issue is converted into Company Shares. Upon the issuance of any class or series of Preferred Units pursuant to this Section 4.2(c), the General Partner shall provide the Limited Partners with a copy of the Preferred Unit Designation relating to such class or series. The General Partner shall have the right, in lieu of contributing to the Partnership proceeds from the sale of Preferred Shares as Preferred Contributed Funds, to lend such proceeds to the Partnership. Any such loan shall be on the same terms and conditions as the Related Issue, except that dividends payable on the Related Issue shall be payable by the Partnership to the General Partner as interest, any redemption shall take the form of principal payments, and no Preferred Units shall be issued to the General Partner. If any such loan is made, the Partnership shall promptly reimburse the General Partner for all expenses (including any applicable underwriter discounts) incurred by the General Partner in connection with raising the Required Funds. Any such loan made by the General Partner to the Partnership may at any time be contributed to the Partnership as Preferred Contributed Funds in exchange for Preferred Units as above provided; and if the Related Issue is by its terms convertible into Company Shares, such loan shall be so contributed to the Partnership prior to the effectuation of such conversion.

     Section 4.3      Required Additional Capital Contributions

     (a) The General Partner shall, from time to time, contribute cash or property to the Partnership as an additional Capital Contribution in exchange for additional Partnership Units such that: (i) the General Partner's Percentage Interest shall at all times be at least one percent (1%); and (ii) the General Partner's Capital Account balance shall not be less than one percent (1%) of the total Capital Account balances of all Partners.

     (b) Without limiting the foregoing, the Company is expressly authorized to issue Company Shares for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the Company corresponding Partnership Interests, so long as (i) the General Partner concludes in good faith that such issuance is in the interests of the Company and the Partnership (for example, and not by way of limitation, the issuance of Company Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of Company Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the Company Shares, either at the time of issuance or at the time of exercise), and (ii) the Company contributes all proceeds from such issuance and/or exercise to the Partnership. In the case of employee purchases of Company Shares at a discount from fair market value, the amount of the discount representing compensation to the employee shall be treated as an expense paid by the Company in connection with the issuance of the Company Shares.

     Section 4.4      No Third Party Beneficiary.

     No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

     Section 4.5      No Preemptive Rights

     No Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Partnership; or (b) issuance or sale of any Partnership Units or other Partnership Interests.

     Section 4.6      Capital Accounts

     A separate Capital Account shall be maintained for each Partner. "Capital Account" means, with respect to any Partner, the amount of cash and the Gross Asset Value of property contributed by the Partner to the Partnership (reduced by liabilities assumed by the Partnership and liabilities to which such contributed property is subject for purposes of ss.752 of the Code and the Regulations thereunder), adjusted as follows:

     (a)      Reduced by:

                           (1) All Losses (including all items of deduction or loss) allocated to such Partner under Sections 6.1 and 6.2 (but not paragraph (j) of Section 6.2) of this Agreement;

                           (2) All  distributions  to such Partner under Section
         6.1 of this Agreement and the Gross Asset Value of property distributed to the Partner by the Partnership (reduced by liabilities assumed by the Partner and liabilities to which such distributed property is subject for purposes of ss.752 of the Code and the Regulations thereunder); and

     (3) Any other decreases required by Regulations ss.1.704-1(b)(2)(iv); and

     (b)      Increased by:

     (1) All Profits (including all items of income or gain) allocated to such Partner under Sections 6.1 and 6.2 (but not paragraph (j) of Section 6.2) of this Agreement; and

     (2) Any other increases required by Regulations ss.1.704-1(b)(2)(iv).

The Capital Account with respect to any Assignee, Substituted Limited Partner or other transferee of a Partnership Interest shall reflect all prior adjustments to the Capital Account of the transferor Partner. The Capital Accounts shall be maintained in strict accordance with Code ss.704(b)(2) and the Regulations promulgated thereunder. In addition, the Partnership shall maintain such other separate and additional accounts for each Partner as shall be necessary to reflect accurately the rights and interests of the respective Partners.

     Section 4.7      Interest on and Return of Capital Contributions.

     No Partner shall receive any interest on its Capital Contributions to the Partnership or on its Capital Account, notwithstanding any disproportion therein as between the Partners. No Partner shall be liable for the return of the Capital Contribution of any other Partner or for the return of any Partnership asset. Except as provided in this Agreement or by law, no Partner shall have any right to withdraw any part of its Capital Account or to demand or obtain a return of all or any part of its Capital Contributions from the Partnership.

         Section 4.8       Dividend Reinvestment Plan.

         If the Company institutes a dividend reinvestment plan, all amounts received by the Company in respect of its dividend reinvestment plan, either (a) shall be utilized by the Company to effect open market purchases of Company Shares, or (b) if the Company elects instead to issue new Company Shares with respect to such amounts, shall be contributed by the Company to the Partnership in exchange for additional Partnership Units. The number of Partnership Units so issued shall be determined by dividing the amount of funds so contributed by the Deemed Partnership Unit value, computed as of the Trading Day immediately preceding the date such funds are contributed. The General Partner shall promptly give each Limited Partner written notice of the number of Partnership Units so issued.

                                    ARTICLE V

                                  DISTRIBUTIONS

     Section 5.1      Distributions

                  (a) Except with respect to the liquidation of the Partnership and subject to the priority set forth in Sections 5.l(b) and 5.1(c) below, the General Partner shall cause the Partnership to distribute all or a portion of Available Cash Flow to the Partners who are Partners on the applicable Partnership Record Date from time to time as determined by the General Partner, but in any event not less frequently than quarterly, in such amounts as the General Partner shall determine in its sole discretion; provided, however, that, except as provided in Sections 5.1(b) and 5.1(c) below, all such distributions

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shall be made pro rata in accordance with the outstanding  Partnership  Units on the relevant Partnership Record Date. In no event may a Limited Partner receive a distribution of Available Cash Flow with respect to a Partnership Unit that such Partner has exchanged or caused the Partnership to redeem pursuant to the Redemption Rights granted under Article XI and for which the Specified
Redemption Date was on or before the relevant Partnership Record Date (a "Post-Exchange Distribution"); if that Partnership Unit has been or will be acquired by the Company for the Cash Amount or the Company Shares Amount as described in Section 11.3, then all such Post-Exchange Distributions shall be distributed to the Company.

                  (b) Except to the extent Available Cash Flow is distributed pursuant to Section 5.1(c), and except with respect to the liquidation of the Partnership, distributions of Available Cash Flow shall be made in the following order of priority:

                  (i)First, to the extent that the amount of Available Cash Flow distributed to the holders of Preferred Units for any prior quarter was less than the Preferred Distribution Requirement for such quarter, and has not been subsequently distributed pursuant to this Section 5.1(b)(i) (a "Preferred Distribution Shortfall"), Available Cash Flow shall be distributed to the holders of Preferred Units in an amount necessary to satisfy such Preferred Distribution Shortfall for all periods;

                   (ii) Second, Available Cash Flow shall be distributed to the holders of Preferred Units in an amount equal to the Preferred
         Distribution Requirement for the then current quarter for each outstanding Preferred Unit; and

            (iii)   The balance of the Available Cash Flow to be distributed, if
         any,  shall  be  distributed  to  holders  of  Partnership   Units,  in
         proportion to their ownership of Partnership Units.

                  (c) If, in any quarter the Partnership redeems any outstanding Preferred Units, unless and except to the extent that such redemption is effected out of borrowed funds, Capital Contributions or other sources, Available Cash Flow shall be distributed to the General Partner in an amount equal to the applicable Preferred Redemption Amount for the Preferred Units being redeemed before any amounts are distributed pursuant to Section 5.1(b).

                  (d)  Notwithstanding  the  provision of the first  sentence of
Section 5.1(a), the General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts, in accordance with Section 5.1(a) above, to enable the Company to pay shareholder dividends that will (i) satisfy the REIT Requirements, and (ii) avoid any federal income or excise tax liability of the Company.

              (e) If any Partnership  Interest is Transferred in compliance with
Article IX, then, except as otherwise provided in Section 5.1(a), all distributions of Available Cash Flow attributable to such Partnership Interest with respect to which the Partnership Record Date is on or before the Effective Date of Transfer shall be made to the transferor Partner, and in the case of a Transfer other than a redemption by the Partnership, all distributions of Available Cash Flow thereafter attributable to such Partnership Interest shall be made to the transferee.

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     Section 5.2      Amounts Withheld

     All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 15.6 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

     Section 5.3      Distributions Upon Liquidation

     Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Interest Holders in accordance with
Section 12.2 of this Agreement.


                                   ARTICLE VI

                                   ALLOCATIONS

     Section 6.1      General Allocations

     Except as provided in Sections 6.1(e), 6.2 and 7.6 of this Agreement, all Profits and Losses of the Partnership shall be allocated as follows:

  (a) Profits shall be allocated among the Interest Holders for each fiscal year of the Partnership as follows:

                           (i) First, Profits for that year, or other applicable period, shall be allocated to the General Partner until it has been allocated Profits from the current period and all prior periods equal to all Losses allocated to it for the current year and all prior years pursuant to Section 6.1(b)(ii); and

                           (ii) Then, Profits for that year, or other applicable period, shall be allocated among the Interest Holders in accordance with their respective Percentage Interests.

  (b) Losses shall be allocated among the Interest Holders for each fiscal year of the Partnership as follows:

     (i) Losses for that year, or other applicable period, shall be allocated among the Interest Holders in accordance with their Percentage Interests; and

                           (ii) Notwithstanding the allocation of Losses pursuant to Section 6.1(b)(i), no Loss shall be allocated to an Interest Holder to the extent that such allocation would cause Interest Holder to have an Adjusted Capital Account Deficit at the end of any fiscal year (or increase any existing Adjusted Capital Account
         Deficit),  and all  such  Losses  shall  be  allocated  to the  General
         Partner.

         (c)  Interest   Holders  who  received  the  benefit  of   Depreciation
deductions that are recaptured as ordinary income upon the sale or other disposition of Partnership property shall bear the burden of such recapture. Therefore, after the taxable gain on such sale or other disposition is allocated as provided in this Article, a portion of each Interest Holder's share of such gain shall be characterized as ordinary income in accordance with the proportion in which each

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Interest  Holder  (or  the  Interest  Holder's  transferor)  was  allocated  the deductions that gave rise to the Recapture Income. Tax liability arising out of the recapture of tax credits, if any, also shall be allocated among the Interest Holders in accordance with the proportion in which each Interest Holder (or the
Interest  Holder's   transferor)  was  allocated  the  credits  that  are  being recaptured.

     (d) If any Partnership Interest is Transferred in compliance with the provisions of Article IX or exchanged or Transferred pursuant to Article XI, on any day other than the first day of the Partnership's fiscal year, Profits, Losses, each item thereof and all other items attributable to such Interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner or Assignee by taking into account their varying interests during the taxable year in accordance with Code ss. 706(d), using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt another reasonable method permitted by law).

         (e) Notwithstanding the foregoing, in the event the assets of the Partnership are Transferred in connection with or in contemplation of the dissolution , liquidation and winding up of the Partnership, the Profits and Losses resulting therefrom shall be allocated as follows:

                           (i) Profits shall be allocated: (A) first, to make the Capital Accounts of each holder of Preferred Units (the "Preferred Unit Holders") equal to the respective Preferred Redemption Amounts; (B) second, to make the Capital Accounts of the Interest Holders other than the Preferred Unit Holders (the "Other Interest Holders"), and the Capital Account balances of the Preferred Unit Holders in excess of the Preferred Redemption Amounts, stand in the ratio of their respective Percentage Interests; and (C) thereafter, to the Partners in proportion to their respective Percentage Interests.

                           (ii) Losses shall be allocated: (A) first, to make the Capital Accounts of the Preferred Unit Holders in excess of the Preferred Redemption Amounts stand in the same ratio with the aggregate Capital Account balances of the Other Interest Holders, as the aggregate Percentage Interests of the Preferred Unit Holders bears to the aggregate Percentage Interests of all such Other Interest Holders; (B) second, to the Interest Holders in proportion to their respective Percentage Interests to the extent of their then positive Capital Account balances; and (C) thereafter, to the General Partner.

                  Any amounts allocated pursuant to this Section 6.1(e) to the Other Interest Holders, as a group, shall be allocated among them in proportion to their respective Percentage Interests.

         Section 6.2       Special Allocation Rules

     (a)Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Percentage Interests, determined as of the end of the fiscal year in question.

         (b) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Interest Holder(s) who bear the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations ss.1.704-2(i).

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



         (c) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Interest Holder shall be specially allocated items of Partnership gross income and gain for such year (and if necessary, subsequent years) in an amount equal to the Interest Holder's share of such net decrease, determined in accordance with the provisions of Regulations ss.1.704-2(g). This Section is intended to comply with the minimum gain chargeback requirements in Regulations ss.1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section, an Interest Holder's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 during such fiscal year.

         (d) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Article (except paragraph (c) of this Section), if there is a net decrease in Partner Minimum Gain in respect of Partner Nonrecourse Debt during any Partnership fiscal year, each Interest Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations ss.1.704-2(i)(5), shall be specially allocated items of Partnership gross income and gain for such year (and if necessary, subsequent years) in an amount equal to the Interest Holder's share of such net decrease, determined in accordance with the provisions of Regulations ss.1.704-2(i)(4). This Section is intended to comply with the minimum gain chargeback requirement in such ss.1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section, each Interest Holder's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement with respect to such fiscal year, other than allocations pursuant to Section 6.2(c) hereof.

         (e) Qualified Income Offset. In the event that any Interest Holder unexpectedly receives any adjustment, allocation, or distribution described in Regulations ss.1.704-1(b)(2)(ii)(d)(4) through (d)(6), and after giving effect to the special allocations in Sections 6.2(c) and 6.2(d), the Interest Holder has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to each such Interest Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Interest Holder as quickly as possible; provided, however, that an allocation pursuant to this Section 6.2(e) shall be made if and only to the extent that such Interest Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been tentatively made as if this paragraph were not in the Agreement. This provision is intended to comply with the qualified income offset requirement contained in Regulations ss.1.704- 1(b)(2)(ii)(d)(3) and shall be construed in accordance with the provisions thereof.

         (f) Code ss.754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset under ss.734(b) or 743(b) of the Code is required, pursuant to Regulations ss.1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Interest Holders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

         (g) Curative Allocations. The allocations set forth in paragraphs (a) through (f) of this Section and in Section 6.1(b)(ii) (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction. Therefore, notwithstanding any other provision of Section 6.1 or this Section (other than the Regulatory Allocations), all remaining Profits and Losses (including items of income, gain, loss, and deduction) shall be allocated among the Partners in the discretion of the General Partner so that, when combined with the Regulatory Allocations, the net allocations of Profits and Losses (including items of income, gain, loss, and deduction), to the greatest extent possible, shall be equal to the net allocations that would have been made as if the Regulatory Allocations were not in this Agreement. In exercising its discretion hereunder, the General Partner may take into account future Regulatory Allocations that are likely to be made and which would offset other Regulatory Allocations.

         (h) Preferred Allocation. Items of Partnership income and gain for any fiscal year of the Partnership shall be specially allocated to the holders of Preferred Units in proportion to and to the extent of the excess, if any, of:
(i) the cumulative distributions each holder of Preferred Units has received pursuant to Sections 5.1(b)(i) and 5.1(b)(ii) hereof from the commencement of the Partnership to a date thirty (30) days after the end of such fiscal year, over (ii) the cumulative items of income and gain allocated to such holder pursuant to this Section 6.2(h) for all prior fiscal years of the Partnership.

         (i) Recharacterized Payments. If and to the extent that any amount paid to any Partner or its Affiliate is recharacterized for federal income tax purposes as a distribution to that Partner, an amount of gross income or gain equal to the amount of the payment so recharacterized shall be allocated to that Partner.

         (j)      Code Section 704(c) Allocations.

                           (i) In accordance with Code ss. 704(c) and the Regulations thereunder, but solely for income tax purposes, income, gain, loss and deduction with respect to an asset contributed to the capital of the Partnership shall be allocated among the Partners so as to take account of any variation between the Partnership's adjusted basis in that asset for federal income tax purposes and its Gross Asset Value. The General Partner, in its sole and absolute discretion, shall choose among the alternatives set forth in the Regulations issued under Code ss. 704(c) for handling any such items.

                           (ii) In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value, in the manner required under Code ss.704(c) and the Regulations thereunder; provided, however, that the General Partner, in its sole and absolute discretion, shall choose among the alternatives set forth in the applicable Regulations to make such allocations.

                           (iii) Allocations pursuant to this Section 6.2(j) are solely for tax purposes and shall not affect or in any way be taken into account in computing Capital Accounts or any Person's share of Profits, Losses, other items or distributions pursuant to this Agreement. Each Partner hereby agrees to report income, gain, loss and deduction on such Partner's federal income tax return in a manner consistent with the methods adopted by the General Partner and used by the Partnership as described herein.

     (k) Successor Partners. For purposes of this Agreement, an Assignee or other transferee of a Partnership Interest shall be deemed to have been allocated the Profits, Losses and other items of income, gain, loss, deduction and credits allocable to the transferred Partnership Interest previously allocated to the transferor pursuant to this Agreement.

                                   ARTICLE VII

                  RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER

         Section 7.1       Management.

         Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner or Interest Holder, other than the General Partner, shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners, with or without cause.

         Section 7.2       Powers of the General Partner.

         (a) In addition to the powers which are granted to the General Partner under any provision of the Act or under any other provision of this Agreement, subject to Section 7.3 of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, and to effectuate the purposes set forth in Section 3.1 of this Agreement, including, without limitation, the power and authority:

                           (1) to manage, control, invest, reinvest, acquire by purchase, lease or otherwise, sell, contract to purchase or sell, hold for investment, grant, obtain or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the business or purposes of the Partnership;

                           (2) to acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein, and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate any property for public use, to vacate any subdivisions or parts thereof, to resubdivide any property, to contract to sell, to grant options to purchase or lease, or to sell any property on any terms; to convey, mortgage, pledge or otherwise encumber any property, or any part thereof; to lease any property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases of any property, to amend, change or modify the terms and provisions of any leases of any property and to grant options to lease and options to renew leases of any property and options to purchase any property; to partition or to exchange any real property, or any part thereof, for other real or personal property or to grant easements or charges of any kind; to relay, convey or assign any right, title or interest in or about or easement appurtenant to any property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on any real property in which the Partnership owns an interest; to insure any Person having an interest in or responsibility for the care, management or repair of any property of the Partnership; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in any land trust in which the Partnership owns a beneficial interest;

                           (3) to employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including, without limitation, property managers, leasing agents, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers, financial counsel, professional advisers and others; to pay compensation for services rendered to the Partnership;

                           (4) to enter into, make, amend, perform and carry out, or cancel and rescind, contracts and other obligations, including, without limitation, guaranties and indemnity agreements for any purpose pertaining to the business of the Partnership; and to loan money to, borrow money from and engage in transactions with Affiliates of the Partnership or any other Person;

                           (5) to borrow money or procure loans and advances from any Person for Partnership purposes, and to apply for and secure, from any Person, credit or accommodations, without limitation as to amount; to incur liabilities and obligations, direct or contingent and of every kind and nature, with or without security; to assume outstanding liabilities, obligations and indebtedness in connection with the acquisition by the Partnership of any real or personal property or other assets; to repay, discharge, settle, adjust, compromise or liquidate any such loan, advance, credit, obligation or liability; and to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, evidences of indebtedness end other instruments, and to secure the payment thereof, the interest thereon and any other obligations or liabilities relating thereto, in any manner, including, without limitation, by mortgage on, security interest in or pledge of, or conveyance or assignment in trust of, the whole or any part of the assets of the Partnership, real, personal or mixed, including contract rights and options, whether at the time owned or thereafter acquired, and future earnings, and to sell, pledge or otherwise dispose of such securities or other obligations of the Partnership for the furtherance of any purpose of the Partnership, and to guaranty or indemnify any Person in connection with any of the foregoing or any other activity of the Partnership;

                           (6)  to  pledge,   hypothecate,   mortgage,   assign,
         deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or sell or otherwise dispose of any and all Partnership property, tangible or intangible, including, without limitation, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to accept or take title to any real or personal property or other assets to be acquired by the Partnership subject to mortgages, assignments, security interests or obligations of any kind; to waive notices, demands and protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing or to carry out the business and purposes of the Partnership;

                           (7) to acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of the Partnership's assets or for any purpose convenient or beneficial to the Partnership;

                           (8) to conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnership's name; to hold, manage, invest and reinvest cash and other assets of the Partnership; to execute, procure, consent to and authorize extensions and renewals of any of the foregoing; to make deposits into and withdrawals from the Partnership's bank accounts and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts; and to invest funds of the Partnership;

                           (9) to demand, sue for, receive and otherwise take steps to collect or recover all debt, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

     (10) to make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

                           (11) to take all reasonable measures necessary to ensure compliance by the Partnership with applicable statutes, rules and regulations, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to be submitted to lenders, and using all due diligence to ensure that the Partnership is in compliance with its contractual obligations;

                           (12) to prepare and file tax, regulatory and other filings, or to render periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                           (13) to make any expenditures, to lend or borrow money or to prepay loans, to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (so long as it qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders in amounts sufficient to permit the Company to maintain REIT status;

     (14) to distribute Available Cash Flow or other Partnership assets in accordance with this Agreement;

     (15) to merge or combine the Partnership with or into another Person;

     (16) to establish one or more divisions of the Partnership;

                           (17) to form or acquire an interest in, and to contribute property to, any corporations, trusts, limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable;

                           (18) to undertake any action in connection with the Partnership's direct or indirect investment in any other Person (including, without limitation, the contribution or lending of funds by the Partnership to such Persons);

                           (19) to determine the fair market value of any property contributed to the Partnership or any Partnership assets distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

                           (20) to exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

                  (21) to exercise any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Person;

                           (22) to exercise any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

     (23) to issue additional Partnership Interests pursuant to the terms of this Agreement;

     (24) to maintain the Partnership's books and records;

     (25) to act in any state or nation in which the Partnership may lawfully act, for itself or as principal, agent or representative for any Person with respect to any business of the Partnership;

                           (26) to apply for, register, obtain, purchase or otherwise acquire trademarks, trade names, labels and designs relating to or useful in connection with any business of the Partnership, and to use, exercise, develop and license the use of the same;

     (27) to pay or reimburse any and all actual fees, costs and expenses incurred in the formation and organization of the Partnership;

     (28) to do all acts which are necessary,  customary or appropriate  for the
protection  and  preservation  of  the  Partnership's   assets,   including  the
establishment of reserves; and

     (29) in general, to exercise all of the general rights, privileges and powers permitted to be had and exercised by the provisions of this Agreement or the Act.

     (b) Each Limited Partner agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General
Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     (c) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

     (d) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the
Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement and in accordance with the terms of Section 7.3

         Section 7.3       Restrictions on General Partner Authority.

         (a) Notwithstanding any provisions of Section 7.2 of this Agreement, the General Partner shall not cause the Partnership to take any action expressly prohibited to be taken by the Partnership pursuant to Section 3.2(b) of this Agreement or in contravention of an express prohibition or limitation of this Agreement without the written consent of a Majority in Interest of the Limited Partners or such other percentage of the Limited Partners as may be specifically provided for herein.

         (b) Except as provided in Article XII hereof, the General Partner may not cause the Partnership to engage in a Terminating Capital Transaction (including by way of merger, consolidation or other combination with any other Person), without the consent of a Majority in Interest of the Limited Partners and the required consent, if any, of the holders of Preferred Units.

     Section 7.4      Restrictions on Transfers or Withdrawal.

     (a) The General Partner shall not Transfer all or any part of its General Partner Interest; unless such Transfer is made: (i) to any Person which is wholly owned by the General Partner and qualifies as a Qualified REIT Subsidiary, or (ii) with the consent of a Majority in Interest of the Limited Partners (excluding the General Partner and its Affiliates). If all or any part of the General Partner Interest is transferred to a Qualified REIT Subsidiary, then the transfer of any interest in that Qualified REIT Subsidiary shall be subject to the restrictions, and must comply with all of the conditions, set forth in this Section 7.4(a).

     (b) Notwithstanding Section 7.4(a), the Company may not withdraw as General Partner or Transfer any of its General Partner Interest unless:

     (i) following such withdrawal or Transfer, the Percentage Interests held by the General Partner(s) constituting the General Partner Interest, is at least one percent (1%) of all Partnership Interests;

     (ii) the transferee of the General Partner Interest consents to be liable for all obligations and responsible for all duties of the General Partner;

     (iii) the transferee executes such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired; and

     (iv) the transferee otherwise satisfied the conditions to be admitted as an Additional Partner pursuant to Section 10.1 of this Agreement.

     (c) It shall be a condition to any Transfer otherwise permitted pursuant to this Section 7.4 that the transferee assumes by express agreement (or pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the General Partner are assumed by a successor trust or corporation by operation of law) all of the obligations of the transferor General Partner, whether set forth in this Agreement with respect to such Transferred General Partner Interest or in any other agreement. No such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor trust or corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement or in any other agreement without the consent of a Majority in Interest of the Limited Partners. In connection with any such permitted Transfer, the successor General Partner shall be deemed admitted as of the Effective Date of Transfer and shall continue the business of the Partnership without dissolution.

         Section 7.5       Operation in Accordance with REIT Requirements.

         The  Partners  acknowledge  and agree that the General  Partner has the authority to cause the Partnership to be operated in a manner that will enable the Company to (i) satisfy all of the REIT Requirements, and (ii) avoid the imposition of any federal income or excise tax liability on the Company. The General Partner has the authority to cause the Partnership to avoid taking any action which would result in the Company ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the Company .

         Section 7.6       Reimbursement of the General Partner.

         (a) Except as provided in this Section 7.6 and elsewhere in this Agreement (including the provisions of Section 7.7 and Articles V, VI and XII of this Agreement regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

         (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that it incurs relating to the ownership and operation of the properties of, or for the benefit of, the Partnership, including any compensation it pays for accounting, administrative, legal, technical, management and other services rendered to the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses, including REIT Expenses; all such Expenses shall be reimbursed to the General Partner and the Company (if different than the General Partner) to the extent they are paid by the General Partner or the Company (if different than the General Partner). Any such reimbursements provided for in this Section 7.6(b) shall be in addition to any reimbursement to the General Partner or the Company (if different than the General Partner) as a result of indemnification pursuant to Article XIV hereof.

         (c) The General Partner and the Company (if different than the General Partner) shall also be reimbursed for all expenses it incurs relating to the organization and formation of the Partnership, the issuance of additional Partnership Units or other Partnership Interests, or the issuance of additional Company Shares pursuant to Article XI of this Agreement.

     (d) If and to the extent any reimbursements to the General Partner or the Company (if different than the General Partner), as the case may be, are for REIT Expenses, such reimbursements shall be treated as distributions to such Person, and the General Partner or the Company (if different than the General Partner), as the case may be, shall be specially allocated items of Partnership gross income or gain in an amount equal to such reimbursements.

         Section 7.7       Contracts with Affiliates.

         (a) The Partnership may enter into contracts or agreement for (i) the management, operation, maintenance upkeep and repair of the properties and assets of the Partnership, and/or (ii) for the administration and supervision of the day-to-day activities of the Partnership, with the Company or its Affiliates, on such terms and conditions as the General Partner, in its sole discretion, deems to be fair, and in the best interests of the Partnership.

         (b) The Partnership may lend or contribute funds or other assets to Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

         (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

     (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

         (e) The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries, or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any Subsidiaries.

         (f) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

         Section 7.8       General Partner Participation.

         All activities and business operations of the General Partner, including but not limited to, activities pertaining to the acquisition, development, redevelopment and ownership of properties, shall be conducted directly or indirectly, through the Partnership or any Subsidiary; any property acquisitions shall henceforth be acquired through the Partnership or any Subsidiary; and, except as provided below, any funds raised by the General Partner, whether by issuance of stock, borrowing or otherwise, will be made available to the Partnership, whether as Capital Contributions, loans, or otherwise, as appropriate. Notwithstanding the provisions of the preceding sentence, the General Partner shall have the right to: (a) form Qualified REIT Subsidiaries to act as general partners of the Partnership or its Subsidiaries, and (b) to borrow money or issue Preferred Shares and lend the proceeds of such borrowing or lend or contribute in exchange for Preferred Units the proceeds obtained from the issuance of such Preferred Shares for the purpose of enabling the Partnership or any of its Subsidiaries to acquire, maintain, renovate or expand any property or to refinance any of its indebtedness. Without the approval of a Majority in Interest of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property other than in accordance with this
Section 7.8.

         Section 7.9       Liability of the General Partner.

         (a) Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner, any of its Affiliates or any of their respective directors, trustees, managers, officers, shareholders, members, or any other Person acting on their behalf pursuant hereto shall be liable, responsible, or accountable, in damages or otherwise, to the Partnership, any Partners or any Assignee, for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Person's conduct or omission to act was taken in good faith and the Person was not guilty of fraud, willful misconduct, or gross negligence.

         (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the shareholders of the Company collectively, that the General Partner is under no obligation, except as provided at Sections 5.1 and 12.2 of this Agreement, to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. The General Partner acknowledges that it owes fiduciary duties to its shareholders, to the shareholders of the Company, and to the Limited Partners, and it shall use its reasonable efforts to discharge such duties to each; provided, however, that in the event of an apparent conflict between the interests of the shareholders of the General Partner and the Company and the interests of the Limited Partners, the Limited Partners agree that the General Partner shall discharge its fiduciary duties to the Limited Partners by acting in the best interests of the shareholders of the Company and the General Partner.

         (c) Subject to its obligations and duties as General Partner set forth in Section 7.2 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         (d) Any amendment, modification or repeal of this Section 7.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section 7.10               Other Matters Concerning the General Partner
                                    --------------------------------------------

         (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

     Section 7.11              Title to Partnership Assets

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and neither the General Partner nor any other Partner or Interest Holder, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby warrants that any Partnership assets for which legal title is held in the name of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be held in the name of the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     Section 7.12              Reliance by Third Parties

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

     Section 7.13  Issuance of Additional Partnership Units and Preferred Units.
                   ------------------------------------------------------------


     At any time after the date  hereof,  subject to the  provisions  of Section
7.14 hereof, the General Partner may, upon its determination that the issuance of additional Partnership Units ("Additional Units") is in the best interests of the Partnership, cause the Partnership to issue Additional Units to any existing Partner or issue Additional Units to and admit any Person as a Partner in exchange for the contribution by such Person of cash and/or property which the General Partner determines, in its sole discretion, is desirable to further the purposes of the Partnership under Section 3.1 hereof and has a value that justifies the issuance of such Additional Units. In the event that Additional Units are issued by the Partnership pursuant to this Section 7.13, the number of Partnership Units issued shall be determined by dividing the Gross Asset Value of the property contributed

(reduced by the amount of any indebtedness assumed by the Partnership or to which such property is subject) as of the date of contribution to the Partnership (the "Contribution Date") by the Deemed Partnership Unit Value, computed as of the Trading Day immediately preceding the Contribution Date.

     In addition, the General Partner may, upon its determination that the issuance of Preferred Units is in the best interests of the Partnership, issue Preferred Units in accordance with Section 4.2(c) hereof.

     The General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Partner or any increase in the Partnership Units or Preferred Units of any Partner in accordance with the provisions of this Section 7.13. The Limited Partners hereby irrevocably appoint the General Partner as their attorney-in-fact, coupled with an interest, solely for the purpose of executing and delivering such documents, and taking such actions (other than granting any consent of such Limited Partners), as shall be reasonably necessary in connection with the provisions of this Section 7.13.

     Section 7.14              Restrictions on Issuance of Additional Units
                               --------------------------------------------

              In addition to any other restrictions herein contained, in no event may any new Partnership Unit or Preferred Unit be issued by the
Partnership: (a) to any Person which lacks the legal right, power or capacity to own a Partnership Unit or Preferred Unit; (b) in violation of applicable law;
(c) if such issuance would immediately or with the passage of time cause the Company to fail to comply with the REIT Requirements, such determination to be made assuming that all Partners comply with the REIT Requirements immediately prior to the proposed issuance; (d) if such issuance would cause the Partnership to become with respect to any Partner that is an employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ss. 3(14) of ERISA) or a "disqualified person" (as defined in Code ss. 4975(e)); (e) if such issuance would, in the opinion of counsel to the Partnership, cause any portion of the underlying assets of the Partnership to constitute assets of any Partner that is an employee benefit plan pursuant to Department of Labor Regulations ss.2510.3-101; (f) if such issuance would result in a deemed distribution to any Partner attributable to a failure to meet the requirements of Regulations ss. 1.752-2(d)(1), unless such Partner consents thereto; or (g) if such issuance would cause any lender to the Partnership to hold in excess of ten percent (10%) of the Partnership Interests that would, pursuant to the Regulations under Code ss. 752 or any successor provision, cause a loan by such lender to constitute Partner Nonrecourse Debt.

Section 7.15 Limitation of Liability of Directors, Shareholders and Officers of the General Partner.

     Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner's directors, shareholders, members, trustees, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

                                  ARTICLE VIII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     Section 8.1      Limitation of Liability

     The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, or under the Act.

     Section 8.2      Management of Business

     No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     Section 8.3      Withdrawal and Transfer.

     Except as otherwise provided in Articles IX and XI of this Agreement, no Limited Partner or Assignee may Transfer all or any portion of its Limited Partner Interests, and no Limited Partner may withdraw as a Limited Partner from the Partnership, except with the prior written consent of the General Partner. Any attempt by a Limited Partner to withdraw from the Partnership and any Transfer or attempted Transfer of Partnership Interests by a Limited Partner or Assignee, other than in compliance with this Agreement, shall have no legal effect and shall be void ab initio.

     Section 8.4      Outside Activities of Limited Partners

     (a) Subject to any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its Affiliates, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than the General Partner) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person and such Persons shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

     (b) Notwithstanding the foregoing, no Limited Partner or Interest Holder or any Affiliate thereof shall take any action which would have the effect of causing the Company to fail to satisfy the REIT Requirements. Each Limited Partner and Interest Holder shall use its best efforts to notify the General Partner on a timely basis of any transaction that could reasonably be expected to have such effect.

     Section 8.5      Provision of Information.

     (a) With respect to any information required to be provided to the Limited Partners pursuant to ss.17-305 (or any successor thereto) of the Act: (i) the cost of preparing or providing any such information (including, without limitation, fees paid to any person or entity in connection therewith) shall be paid by the requesting Partner and in no event shall such information be required to be given to the requesting Partner until such payment has been made to the Partnership; (ii) in no event shall any financial statements of the Partnership be required to be provided except for such statements as have already been prepared or are otherwise required to be provided to the Limited Partners under this Agreement and in no event shall any statements which have been prepared be required to be audited, reviewed or other wise examined by a certified public accountant, if the statements are not otherwise required to be so audited, reviewed or examined pursuant to the provisions of this Agreement; and (iii) in no event shall such information be required to be furnished until forty-five (45) days after such request and unless the information is already in the possession of the Partnership.

     (b) Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that is not material to the Limited Partners and that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

     Section 8.6      Power of Attorney.

     (a) Each Limited Partner and Assignee constitutes and appoints the General Partner, any Liquidator (as defined hereafter), and authorized officers and attorneys-in-fact of each, and each of such Persons acting separately, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner or Transfer of any Partnership Interest pursuant to the provisions of this Agreement or the Capital Contribution of any Partner; and (v) all certificates, documents and other instruments relating to the determination of the rights, privileges and preferences of any Partnership Interests.

     (b) The foregoing power of attorney is irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership. The power of attorney shall survive the death, bankruptcy, subsequent incapacity or incompetency of a Limited Partner or Assignee to the effect and extent permitted by law, and the Transfer of all or any portion of such Person's Partnership Interests and shall extend to such Person's heirs, successors, assigns and personal representatives.

     (c) Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or Liquidator, taken in good faith under such power of attorney and in accordance with the provisions of this Agreement. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effect the provisions of this
Section 8.6.

                                   ARTICLE IX

                     TRANSFERS OF LIMITED PARTNER INTERESTS

     Section 9.1      Transfers By Limited Partners.

     (a) Except as otherwise provided in Section 9.2 of this Agreement, no Limited Partner shall have the right, directly or indirectly, to Transfer all or any part of his Partnership Interest to any Person without the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.

     (b) A Limited Partner may not Transfer less than a whole Partnership Unit at any time.

     (c) The Limited Partners acknowledge that the Partnership Interests have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interest may be Transferred unless such Transfer is exempt from registration under any applicable securities laws or such Transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would cause any such Partnership Interests to be registered.

     Section 9.2      Permitted Transfers By Limited Partners.

     (a) Notwithstanding Section 9.1(a) of this Agreement, consent of the General Partner for a Transfer shall be deemed to be granted and the conditions for Transfer shall be deemed to have been satisfied upon the delivery to the General Partner of written notice of the following Transfers: (i) Transfers of Partnership Interests (whether outright or in trust) to members of a Partner's Immediate Family; (ii) transfers of Partnership Interests to an Affiliate of such Partner or to another Partner; (iii) transfers of Partnership Interests pursuant to an exercise of Redemption Rights; or (iv) pledges to secure bona fide indebtedness to institutional lenders.

     (b) In addition, for Transfers that are not described in Section 9.2(a), a Limited Partner may transfer its Limited Partner Interests only upon the following conditions:

     (i) the transferor Limited Partner delivers to the General Partner advance written notice of the proposed Transfer, which notice shall state, to the best of the transferor's knowledge, that such Transfer will not violate any of the restrictions set forth in Section 9.3 hereof; and

     (ii) the Assignee provides any other information requested by the General Partner.

     (c) Notwithstanding that a Limited Partner Interest is otherwise permitted to be Transferred pursuant to this Section 9.2, an Assignee of a Partnership Interest shall not be admitted as a Substituted Limited Partner without (i) the prior written consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion and (ii) the compliance by the Assignee with all of the other conditions set forth in Section
9.5 of this Agreement.

     (d) Any Assignee to whom a Transfer of a Partnership Interest has been made in accordance with this Section 9.2, but has not been admitted as a Substituted Limited Partner pursuant to Section 9.5 of this Agreement, shall be deemed to have assigned to him, and shall be entitled to receive, the Redemption Rights, the right to receive distributions from the Partnership, and the share of Profits, Losses and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee, but shall not be deemed to be a Partner or a holder of a Partnership Interest for any other purpose of this Agreement. Such an Assignee shall not be entitled to exercise voting rights with respect to such Partnership Interests on any matter presented to the Limited Partners for a vote. In addition, such an Assignee shall succeed to the obligations of the transferor (unless such Transfer is a pledge, encumbrance, hypothecation or mortgage, in which case the Assignee will succeed to such obligations only if it forecloses its security interest, lien or other encumbrance on the Partnership Interest or if the Partnership Interest is Transferred to the Assignee in lieu of foreclosure). In the event any such Assignee desires to make a further Transfer of any such Partnership Interests, such an Assignee shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of Partnership Interests.

     Section 9.3      Certain Restrictions on Transfer.

     (a) Notwithstanding Section 9.2(a) or Section 9.2(b) hereof, except with the prior written consent of the General Partner, no Limited Partner may Transfer its Limited Partner Interests:

     (i) to any Person that lacks the legal right, power or capacity to own a Partnership Interest;

     (ii) in the event such Transfer would cause the Company to cease to comply with the REIT Requirements;

     (iii) if such Transfer would cause a termination of the Partnership for federal income tax purposes;

     (iv) if such Transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes;

     (v) if such Transfer would result in the Partnership being treated as a "publicly traded partnership" or is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code ss.7704 and the Regulations thereunder;

     (vi) in violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     (vii) to a lender to the Partnership or to any Person who is related (within the meaning of ss.1.752-4(b) of the Regulations) to any such lender if the loan from such lender constitutes a Nonrecourse Liability; or

     (viii) if the General Partner reasonably believes that such Transfer may:

     (A) cause any portion or all of the assets of the Partnership to be deemed, pursuant to United States Department of Labor Regulation ss.2510.3-101, ERISA or the Code to be for any purpose of ERISA or Code ss.4975, assets of any Partner that is an employee benefit plan, or

     (B) cause to occur a "prohibited transaction" (as defined in Code ss.4975(c) or within the meaning of ss.406 of ERISA), or

                                    (C) cause  the  Partnership  to become  with
                  respect to any Person a "party in interest" (as defined in ss.3(14) of ERISA) or a "disqualified person" (as defined in Code ss.4975(e) of the Code), or

                                    (D) cause the  Partnership to be jointly and
                  severally liable for any obligation arising under ERISA or the Code with respect to any "employee benefit plan" as defined in and subject to ERISA or any "plan" as defined in Code ss.4975.

                  Any purported Transfer described in this Section 9.3 shall be void ab initio.

     (b) No Preferred Unit may be Transferred by the General Partner to any Person who is not a General Partner of the Partnership.

     Section 9.4      Effective Dates of Transfers.

     Transfers pursuant to this Article IX may be made on any day, but for purposes of this Agreement, the effective date of any such Transfer for purposes of determining the Percentage Interests of the Assignee and transferor Limited Partner, shall be the Effective Date of Transfer.

     Section 9.5      Substituted Limited Partners

     (a) No Assignee shall have the right to become a Substituted Limited Partner except with the prior written consent of the General Partner, the granting or denying of which shall be in the General Partner's sole and absolute discretion, and subject to such conditions, if any, as the General Partner may impose.

     (b) Notwithstanding the granting of the aforementioned consent by the General Partner, the admission of an Assignee as a Substituted Limited Partner pursuant to this Section 9.5, shall be further conditioned as follows:

                           (i) the execution of an assignment instrument and other such instruments as the General Partner may deem necessary or desirable to effect admission of the Assignee as a Substituted Limited Partner, being in the form and substance satisfactory to the General Partner;

                           (ii) the transferor Limited Partner and the Assignee named therein executing and acknowledging such other instruments as the General Partner may deem necessary or desirable to effectuate such admission;

     (iii) the Assignee's written acceptance and adoption of all terms and provisions of this Agreement, as the same may have been amended; and

     (iv) such other conditions as the General Partner reasonably may impose.

     (c) An Assignee who has been admitted as a Substituted Limited Partner in accordance with this Section 9.5 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     (d) Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units (or other Partnership Interests that may be issued), and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

     (e) The General Partner's failure or refusal to permit an Assignee to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

     (f) For provisions regarding distributions before and after Transfers of Partnership Interests, see Section 5.1(e) hereof. For provisions regarding allocations in years when there are Transfers of Partnership Interests, see
Section 6.1(d) hereof .

                                    ARTICLE X

                            ADMISSION OF NEW PARTNERS

     Section 10.1              Admission of Successor General Partner.
                               --------------------------------------

     A transferee of the General Partner Interests who acquires a General Partner Interest pursuant to Section 7.4 of this Agreement shall be admitted to the Partnership as the General Partner, in accordance with Section 7.4(c) hereof. as of the Effective Date of Transfer. In the case of such admission on any day other than the first day of a calendar year, all items attributable to the General Partner Interest shall be allocated between the transferor and transferee in the manner provided in Section 9.5(f) hereof.

     Section 10.2              Admission of Additional Limited Partners.
                               ----------------------------------------

     (a) No Person may be admitted as a Limited Partner after the date of this Agreement (an "Additional Limited Partner") except upon the consent of the General Partner, the granting or denying of which shall be in the General Partner's sole and absolute discretion.

     (b) Notwithstanding the granting of the aforementioned consent by the General Partner, the admission of a Person as an Additional Limited Partner shall be further conditioned as follows:

                           (i) the execution of a power of attorney and other such instruments as the General Partner may deem necessary or desirable to effect admission as an Additional Limited Partner, in such form as is satisfactory to the General Partner;

                           (ii) the Person named therein and the Partnership executing and acknowledging such other instruments as the General Partner may deem necessary or desirable to effectuate such admission;

     (iii) the Person's written acceptance and adoption of all terms and provisions of this Agreement, as the same may have been amended;

     (iv) the admission of such Person will not violate any restrictions set forth in Section 7.14 or elsewhere in this Agreement; and

     (v) such other conditions as the General Partner reasonably may impose.

         (c) A Person who has been admitted as an Additional Limited Partner in accordance with this Section 10.2 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

         (d) Upon the admission of an Additional Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units or other Partnership Interests, and Percentage Interest of such Additional Limited Partner.

         (e) If any Person is admitted as an Additional Limited Partner in accordance with this Section 10.2 on any day other than the first day of the Partnership's fiscal year, the effective date of the admission of that Partner shall be determined in accordance with Section 9.4 hereof.

         Section 10.3               Amendment of Agreement and Certificate.
                                    --------------------------------------

         For the admission to the Partnership of any Additional Limited Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership, to prepare as soon as practical any necessary amendment of this Agreement (including an amendment of Exhibit A). For this purpose, the General Partner shall exercise the power of attorney granted pursuant to Section 8.6 hereof.

                                   ARTICLE XI

                         REDEMPTION OF PARTNERSHIP UNITS

     Section 11.1              Redemption Rights

     Except as otherwise provided in Sections 11.3 and 11.4 of this Agreement and subject to Section 11.2 hereof, each Partner, other than the General Partner and the Company, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership as provided in this
Article XI; provided, however, that unless the General Partner otherwise consents in writing, no Partner may exercise its Redemption Right pursuant to this Section 11.1 until the earlier of: (a) first anniversary of the completion of the Initial Public Offering, or (b) December 31, 1999.

     Section 11.2              Exercise of Redemption Rights

     (a) The Redemption Right shall be exercised upon the delivery of written notice (a "Notice of Redemption") to the Partnership (with a copy to the General Partner and, if different, the Company) by the Partner or Assignee who is exercising the Redemption Right (the "Redeeming Partner") in the form set forth in Exhibit B attached hereto.

     (b) A Redeeming Partner may not exercise the Redemption Right for less than five thousand (5,000) Partnership Units or, if such Redeeming Partner holds less than five thousand (5,000) Partnership Units, all of the Partnership Units held by Redeeming Partner.

     (c) The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions for which the Partnership Record Date is on or after the Specified Redemption Date.

     (d) An Assignee of a Limited Partner may exercise the Redemption Rights of such Limited Partner with respect to the Partnership Units Transferred to the Assignee in accordance with this Agreement and such Limited Partner shall be deemed to have assigned such Redemption Rights to such Assignee and shall be bound by the exercise of such Redemption Rights by such Assignee. In connection with any exercise of Redemption Rights by an Assignee, the Partnership and the Company shall receive, and shall be entitled to rely on, a certificate from the
Assignee: (i) identifying the Limited Partner who Transferred the Partnership Units that are the subject of the Redemption Rights and the number of Units so Transferred; (ii) certifying that the Assignee has full power and authority to exercise the Redemption Rights; and (iii) accompanied by a copy of the written instrument, signed by both the transferor and the Assignee, by which the Partnership Units were Transferred to the Assignee, which copy shall be certified as true, correct and complete by the Assignee. Upon the Assignee's exercise of the Redemption Rights in the manner described in this Section 11.2(d), the Cash Amount or Company Shares Amount shall be paid by the Partnership or the Company directly to such Assignee and not to such Limited
Partner, and such Limited Partner will be deemed to have Transferred its Partnership Interest to the Partnership or the Company, as appropriate.

     Section 11.3              Limitation on Redemption Rights.

     (a) Notwithstanding the provisions of Section 11.1 or 11.2 of this Agreement, a Redeeming Partner shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the Company and the Company may, in its sole and absolute discretion, elect to acquire all or part of such Partnership Units by paying directly to the Redeeming Partner either the Cash Amount or the Company Shares Amount, as elected by the Company (in its sole and absolute discretion), on the Specified Redemption Date.

     (b) If the Company shall elect to exercise its right to purchase Partnership Units under Section 11.3(a) hereof with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) business days after its receipt of such Notice of Redemption. Unless the Company (in its sole and absolute discretion) shall affirmatively exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to its rights under this
Section 11.3, the Company shall have no further obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right.

     (c) In the event the Company shall exercise its right to purchase all of the Partnership Units with respect to the exercise of a Redemption Right in the manner described in Section 11.3(a), the Partnership shall have no obligation to pay the

Cash Amount or any other amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right. Each of the Redeeming Partner, the Partnership, and the Company shall treat the transaction between the Company and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the Company. Each Redeeming Partner agrees to execute such documents as the Company may reasonably require in connection with any issuance of Company Shares upon exercise of the Redemption Right.

     Section 11.4              Prohibition on the Issuance of Company Shares.
                               ---------------------------------------------

     Notwithstanding the provisions of Sections 11.1 or 11.3, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 11.1, if the delivery of Company Shares to such Partner on the Specified Redemption Date (regardless of whether or not the Company would in fact exercise its rights under Section 11.3) would be prohibited under the Articles of Incorporation of the Company or would adversely affect the ability of the Company to satisfy all REIT Requirements.

                                   ARTICLE XII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

         Section 12.1               Dissolution.

     (a) The first to occur of the following events ("Dissolution Events") shall cause the Partnership to dissolve:

                           (i) subject to Section 12.1(b), any event described in ss.17-402(a) of the Act (other than a Transfer to a Qualified REIT Subsidiary described in Section 7.4(a)(i) hereof) by reason of which the General Partner ceases to be a general partner of the Partnership;

                           (ii) the election to dissolve the Partnership made in writing by the General Partner, with the consent of Limited Partners holding 75% of the Partnership Units held by all Limited Partners;

     (iii) the expiration of the term of the Partnership as set forth in Section
2.5 hereof; or

                           (iv) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act, which decree is final and not subject to appeal.

         (b) If an event described in paragraph (a)(i) of this Section 12.1 occurs, the Partnership shall not dissolve and the Partnership's business shall continue if, within 90 days after such an event, a Majority in Interest of the Limited Partners and Partners who hold more than fifty percent (50%) of each series of Preferred Units then issued and outstanding (with each series voting as a class) elect in writing to continue the Partnership and appoint, effective as of the date of such event, a successor General Partner. Absent such an election and appointment, the event shall be considered a Dissolution Event, and the Partnership shall be wound up and terminated pursuant to Section 12.2 of this Agreement.


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



         Section 12.2               Winding Up.

         (a) Upon the occurrence of a Dissolution Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

            (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

            (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

            (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners;

            (4) Fourth,  after giving  effect to
            all prior contributions, distributions, and allocations for all periods, to those Partners with positive Capital Account balances, pro rata to the extent of such positive Capital Account balances; and

            (5) Fifth, the balance, if any, to the Partners in accordance with their Percentage Interests.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XII.

         (b) Notwithstanding the provisions of Section 12.2.(a) of this Agreement, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.2.(a), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         (c) In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XII may be:

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



                                            (1)    distributed    to   a   trust
                           established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

                                            (2)  withheld or escrowed to provide
                           a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 12.2(a) of this Agreement as soon as practicable.

         Section 12.3               Negative Capital Accounts.

         No Partner, whether a General or Limited Partner, shall be liable to the Partnership or to any other Person to repay or restore all or any portion of any negative balance outstanding in such Partner's Capital Account, whether such negative Capital Account results from the allocation of Losses or other items of deduction and loss to such Partner or from distributions to such Partner. A negative balance in any Partner's Capital Account shall not be considered an asset of the Partnership.

         Section 12.4               Deemed Distribution and Recontribution.

         Notwithstanding any other provision of this Article XII, in the event the Partnership is considered liquidated within the meaning of Regulations ss.1.704- 1(b)(2)(ii)(g), but no Dissolution Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts, the Partnership shall be deemed to have transferred all of its assets and liabilities in accordance with the procedure set forth in the applicable Regulations under Code ss.708.

         Section 12.5               Rights of Limited Partners.

         Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distribution or allocations.

         Section 12.6               Notice of Dissolution

         In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 12.1, result in a dissolution of the Partnership, the General Partner shall provide within thirty (30) days thereafter written notice thereof to each of the Partners.

     Section 12.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership.

         Upon the completion of the liquidation of the Partnership cash and property as provided in Section 12.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         Section 12.8               Reasonable Time for Winding Up.
                                    ------------------------------

         A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 12.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                  ARTICLE XIII

                       AMENDMENT OF PARTNERSHIP AGREEMENT

         Section 13.1               Amendments.

         (a) Amendments to this Agreement may only be proposed by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment. Except as otherwise provided in this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and a Majority in Interest of the Limited Partners.

         (b) Notwithstanding Section 13.1 (a), the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

     (i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

     (ii) to reflect the admission, termination, or withdrawal of Partners in accordance with this Agreement;

     (iii)  to  set  forth  the  designations,   rights,   powers,  duties,  and
preferences of the Preferred Units in one or more Preferred Unit Designations;

     (iv) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                           (v) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

     (vi) to evidence Transfers of Partnership Interests.

The General Partner shall provide notice to the Limited Partners when any action under this Section 13.1(b) is taken.

         (c) Notwithstanding Section 13.1(a) and 13.2(b) hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article V or Article XII, or the allocations specified in Article VI, (iv) alter or modify the Redemption Right and Company Shares Amount as set forth in Article XI, and the related definitions, in a manner adverse to such Partner, (v) cause the termination of the Partnership prior to the time set forth in Section 12.1, or (vi) amend this
Section 13.1(c). Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the consent specified in that Section.

     (d) The General Partner will deliver to each Partner a complete copy of any amendment to this Agreement.

                                   ARTICLE XIV

                                 INDEMNIFICATION

     Section 14.1              Indemnification of General Partners.

     (a) To the fullest extent permitted by law, the Partnership shall and does hereby indemnify its officers, agents, employees, and contractors, the General Partner and its Affiliates, and any of the officers, directors, agents, contractors and employees of the General Partner and its Affiliates (collectively, the "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings (including arbitration and mediation proceedings), civil, criminal, administrative or investigative, that relate, directly or indirectly, to the formation, business or operations of the Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party, witness or otherwise, by reason of the fact that such Person was made a party to a proceeding by reason of status as an Indemnitee, or his or its liabilities, pursuant to a loan guarantee or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to whether or not the same shall proceed to judgment or be settled or otherwise be brought to a conclusion, except only if and to the extent that it is finally adjudicated that the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed with fraud, gross negligence or willful misconduct. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 14.1(a). Any indemnification pursuant to this Section 14.1 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor. The provisions of this Section 14.1 are for the benefit of the Indemnitees, their heirs, successors, assigns, personal representatives and administrators, and shall not be deemed to create any rights for the benefit of any other Persons.

     (b) Reasonable expenses incurred by an Indemnitee who is a party or witness in a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of: (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in this Section 14.1, has been met; and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified hereunder.

     (c) The indemnification provided by this Section 14.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement. An Indemnitee shall not be denied indemnification in whole or in part under this Section 14.1 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies.

     Section 14.2              Indemnification of Limited Partners.

     From and after the date hereof, the Partnership shall indemnify and hold harmless each Limited Partner, its Affiliates, employees, officers, directors and agents against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by such Limited Partner or Affiliate or any assignee or successor thereof (including, without limitation, any permitted assignee of a Limited Partner under Article IX hereof) as a result of or arising out of any action, suit or proceeding (including mediation and arbitration proceedings) (a) arising out of or relating to the operation of the Partnership's business or the Limited Partner being a Partner in the Partnership (excluding, specifically, actions, suits or proceedings arising out of actual or alleged breaches of a Partner's representations, warranties or covenants under any agreement or arising out of acts by a Limited Partner other than in its capacity as such) and (b) naming a Limited Partner or any of its Affiliates as a party to such proceeding. Any indemnification pursuant to this Section 14.2 shall be made only out of the assets of the Partnership and no Partner shall have any personal liability therefor. The provisions of this Section 14.2 are for the benefit of the Limited Partners, their Affiliates, employees, officers, directors and agents, and shall not be deemed to create any rights for the benefit of any other Persons.

     Section 14.3              Notice of Claims.

     If any Person  believes that it is entitled to  indemnification  under this
Article XIV, such Person shall so notify the Partnership promptly in writing describing such claim for indemnification, the amount thereof, if known, and the method of computation, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such claim shall have occurred; provided, however, that the omission by such indemnified party to give notice as provided herein shall not relieve the Partnership of its indemnification obligation under this Article XIV except to the extent that the Partnership is materially damaged as a result of such failure to give notice. If any action at law or suit in equity is instituted by or against a third party with respect to which any of the Persons entitled to indemnification under this
Article XIV intends to make a claim for indemnification under this Article XIV, any such Person shall promptly notify the Partnership of such action or suit. Any Person entitled to indemnification hereunder shall use reasonable efforts to minimize the amount of any claim for indemnification hereunder.

     Section 14.4              Third Party Claims.

     In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeding by a third party, the indemnified Person shall give such notice thereof to the partnership not later than twenty (20) business days prior to the time any response to the asserted claim is required, if possible, and in any event within fifteen (15) business days following the date such indemnified Person has actual knowledge thereof; provided, however, that the omission by such indemnified Person to give notice as provided herein shall not relieve the Partnership of its indemnification obligation under this Article XIV except to the extent that the Partnership is materially prejudiced as a result of such failure to give notice.

                                   ARTICLE XV

                                     GENERAL

     Section 15.1              Records and Accounting

     The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 15.8 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

     Section 15.2              Preparation of Tax Returns

     The General Partner shall arrange for the preparation and timely filing (giving effect to any extensions or waivers) of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each fiscal year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

     Section 15.3              Tax Elections

     Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Code ss.754) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     Section 15.4              Tax Matters Partner

     (a) The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes within the meaning of Code ss.6231(a)(7) and shall have all rights and authority as a "tax matters partner" under this Agreement. Pursuant to Code ss.6230(e), upon receipt of notice from the Internal Revenue Service ("IRS") of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profits interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

     (b) Without limiting the provisions of Section 15.4(a) hereof, the tax matters partner is authorized, but not required:

                  (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such

         Judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (a) who (within the time prescribed pursuant to the Code and Regulations) filed a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (b) who is a "notice partner" (as defined in Code ss.6231(a)(8)) or a member of a "notice group" (as defined in Code ss.6223(b)(2));

                  (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district which the Partnership's principal place of business is located;

     (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                  (iv) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                  (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                  (vi) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 14.1 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

     (c) The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

     Section 15.5              Organizational Expenses

     The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Code ss.709.

     Section 15.6              Withholding

     (a) Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code ss.ss.1441, 1442, 1445, or 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless: (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner, or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner.

     (b) Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 15.6. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 15.6 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner.

     (c) Without limitation, in such event the General Partner: (i) shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan; and (ii) shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner.

     (d) Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of: (i) the "prime rate" as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

     Section 15.7               Fiscal Year; Taxable Year

     The fiscal year and taxable year of the Partnership shall be the calendar year.

     Section 15.8              Reports

     As soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed to each Limited Partner as of the close of the fiscal year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

         Section 15.9               Addresses and Notice.

         Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing. All notices to the Partnership shall be sent in care of the General Partner at its address set forth in Exhibit A, as amended from time to time.

         Section 15.10              Titles and Captions.

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         Section 15.11              Waiver of Partition.

         Each  Partner  hereby   irrevocably  waives  during  the  term  of  the
Partnership any right to maintain an action for partition with respect to any property of the Partnership.

         Section 15.12              Time.

         Time is of the essence for all purposes under this Agreement

         Section 15.13              Binding Effect.

         Subject to the limits on transferability contained herein, each and all covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, assigns, successors and legal representatives.

         Section 15.14              Remedies Not Exclusive.

         Any remedy herein contained for breach of an obligation hereunder shall not be deemed to be exclusive, and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         Section 15.15              Pronouns and Headings.

         As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof whenever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation".

         Section 15.16              Creditors.

         No provision of this Agreement shall be construed for the benefit of or be enforceable by any creditor of the Partnership.

         Section 15.17              Waiver.

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         Section 15.18              Counterparts.

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         Section 15.19              Applicable Law.

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws of that State which would apply the laws of another jurisdiction.

         Section 15.20              Severability.

         If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable to any extent, then the remainder of this Agreement, and the application of such remaining provisions to other Persons or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 15.21              Entire Agreement.

         This Agreement, including the Exhibits hereto, contains the entire agreement between the parties hereto relative to the formation and operation of the Partnership. Except as expressly provided herein, no variation, modification or change to this Agreement shall be binding upon any party hereto, unless set forth in a document duly executed by or on behalf of such party. From time to time and at all times, each party hereto shall do all such other and further acts as reasonably necessary in order fully to perform and carry out the terms and intent of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


GREAT LAKES REIT, INC.                                                 GLR NO. 3

By:                                                                    By:

         Its President                                        Its Trustee


                                EXHIBIT A TO THE
                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                             GREAT LAKES REIT, L.P.


                        EFFECTIVE DATE: December 20, 1996



                                                                Partnership         Preferred           Percentage
Name and Address                   Capital                      Units               Units               Interest
                                   Contribution

GENERAL PARTNER:

Great Lakes REIT, Inc.             Real estate with                                   68,116.7          49.9923%
823 Commerce Drive                 total net value              2,855,425.5
Oak Brook, IL  60521               of $37,943,026
                                   (per attached
                                   Schedule 1)


LIMITED PARTNERS:

GLR No. 3                          Cash  in the                                               0           0.0154%
823 Commerce Drive                 amount of                    881
Oak Brook, IL  60521               $11,706.


Great Lakes REIT,                  Real estate with                                  68,116.7            49.9923%
Inc.                               total net value              2,855,425.5
823 Commerce Drive                 of $37,943,026
Oak Brook, IL  60521               (per attached
                                   Schedule 1)


                                    EXHIBIT B

                              NOTICE OF REDEMPTION

     The undersigned Limited Partner hereby irrevocably (i) exercises the undersigned's Redemption Right with respect to ___________ Partnership Units in Great Lakes REIT, L.P. in accordance with the terms and conditions of the Amended and Restated Agreement of Limited Partnership of Great Lakes REIT, L.P. as it may be amended from time to time (the "Partnership Agreement"); (ii) surrenders such Partnership Units and all right, title and interest therein;
(iii) directs that any notices to the undersigned, including without limitation, notice of the exercise by Great Lakes REIT, Inc. (or its successors) of its right to purchase all or any part of the undersigned's Partnership Units on the terms set forth in the Partnership Agreement, be sent to the address specified below; and (iv) directs that the Cash Amount or Company Shares Amount deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Company Shares are to be delivered, such Company Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby acknowledges that exercise of the Redemption Right is subject to certain restrictions and limitations set forth in the Partnership Agreement. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity; (b) has the full right, power, and authority to redeem and surrender such Partnership Units as provided herein; and (c) has obtained the consent or approval of all Persons or entities, if any, having the right to consent to or approve such redemption and surrender. The undersigned further certifies, under penalties of perjury, that
(1) the number shown on this form is the correct taxpayer identification number of the undersigned; and (2) the undersigned is not subject to backup withholding (cross out item (2) if you are subject to backup withholding).

Dated:

Name of Limited Partner:
                                        Please Print


                                        (Signature of Limited Partner)


                                         (Street Address)


                                         (City)         (State)       (Zip Code)


                                         (Taxpayer Identification Number)

If Shares are to be issued, issue in the following name(s):

Name:
(If the Shares are to be issued in a name different than the name of the Limited Partner listed above, please provide below the mailing address and taxpayer identification number of the Person in whose name the Shares should be issued):

                                          =================================
                                          ---------------------------------